    As filed with the Securities and Exchange Commission on August 31, 2000


                       Registration Statement No.333-83701


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             AMENDMENT NO. 10 TO THE

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CIRCLE GROUP INTERNET, INC.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in its Charter)


       Illinois                      7375                       36-4197173
------------------------     --------------------          -------------------
(State or other juris-        (Primary Standard            (I.R.S. Employer
diction of incorporation     Industrial Classifi-          Identification No.)
  or organization)                 cation)                   Code Number)

                                1011 Campus Drive
                               Mundelein, IL 60060
                                  847-549-6002
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                             Mr. Gregory J. Halpern
                               Mr. Frank K. Menon
                           Circle Group Internet, Inc.
                                1011 Campus Drive
                               Mundelein, IL 60060
                                  847-549-6002
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With a copy to:

                             Roxanne K. Beilly, Esq.
                              Atlas Pearlman, P.A.
                           350 East Las Olas Boulevard
                                   Suite 1700
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration number of the earlier registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                         Proposed                      Proposed
                                                         Maximum                       Maximum
Title of                     Amount                      Offering                      Aggregate Amount
Shares to be                 to be                       Price Per                     of Offering             Registration
Registered                   Registered                  Share (1)                     Price (1)               Fee
-------------                ----------                  ---------                     -----------------       -------------
Common stock,
$.00005 par value
per share                    1,833,760                    $10.00                        $1,833,760             $4,854.33
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD BY THE HOLDERS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SUBJECT TO COMPLETION DATED            , 2000

PROSPECTUS

                           CIRCLE GROUP INTERNET, INC.

                        1,833,760 SHARES OF COMMON STOCK

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

         This prospectus covers 1,833,760 shares of common stock of Circle Group Internet, Inc. being offered by certain selling security holders identified.

         There is no public market for our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

             The date of this prospectus is [           ], 2000

                                TABLE OF CONTENTS

                                                                                                Page No.
                                                                                                --------
Prospectus Summary..................................................................................3

Summary Consolidated Financial Data.................................................................4

General Information.................................................................................4

Risk Factors........................................................................................5

Forward Looking Statements.........................................................................10

Use of Proceeds....................................................................................10

Capitalization.....................................................................................10

Management's Discussion and Analysis of Financial Condition and Results of Operations..............10

Business ..........................................................................................22

Management.........................................................................................48

Indemnification of Officers and Directors..........................................................56

Certain Relationships and Related Transactions.....................................................56

Our Principal Shareholders.........................................................................59

Market for our Securities..........................................................................61

Selling Security Holders...........................................................................61

Plan of Distribution...............................................................................67

Description of Securities..........................................................................70

Legal Matters......................................................................................71

Experts  ..........................................................................................71

Index to Financial Statements.....................................................................F-1



                               PROSPECTUS SUMMARY

Circle Group Internet, Inc.

We are an Internet company with e-finance, business consulting, web design and multimedia services, and e-tailer divisions. Our business is built around the common theme of Internet-based operations.

         * Circle Group Internet provides business consulting services and oversees the operations of its subsidiaries.

         * CGI Capital, is a broker-dealer that offers and sells securities in private placements. CGI Capital focuses its activities on the Internet sector and, more generally, on issuers seeking to market their stock offerings to accredited investors.

         * CGI Total Media develops distinctive web sites and interactive multimedia.

         * On-Line Bedding, our e-tailer or Internet retailer, subsidiary is a manufacturer and distributor of pillows, blankets, and other bedding products.

Our executive offices are located at 1011 Campus Drive, Mundelein, Illinois 60060. Our telephone number is (847) 549-6002. Our web sites are located at www.circlegroupinternet.com,www.cgrp.com, www.justdoit.net, www.cgitotalmedia.com, www.bedsandbeyond.com and www.cgicapital.com. The information on our web sites is not a part of this prospectus.

The Offering

Common Stock Offered by
  Selling Security Holders                  1,833,760 shares

Common Stock Outstanding:
  Prior to the Offering                     9,894,680 shares
  After the Offering                        9,894,680 shares

                       SUMMARY CONSOLIDATED FINANCIAL DATA

In this section, we present our summary consolidated financial data. The summary data in this section are not intended to replace our financials. The following summary financial data should be read together with the financial statements and notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections included in this prospectus.

Statement of operations data:



                                    Fiscal Year Ended                  Three Months Ended                    Six Months Ended
                                       December 31,                          June 30,                            June 30,
                             -----------------------------       -----------------------------       -----------------------------
                                       (restated)                          (unaudited)                 (unaudited)
                                       (audited)
                                 1999              1998              2000              1999              2000              1999
                             -----------       -----------       -----------       -----------       -----------       -----------
Sales                        $ 1,456,894       $ 1,212,046       $   420,823       $   486,592       $   868,926       $   708,794
Gross Profit                    (456,695)          539,952          (156,132)          206,755          (379,978)          273,685
Operating Expenses             5,607,565           791,612           784,097           652,519         2,019,253           802,731
Loss from operations          (6,064,260)         (251,660)         (940,229)         (445,764)       (2,399,231)         (529,046)
Net loss                      (5,715,248)         (253,429)         (875,611)         (394,815)       (2,230,222)         (453,956)
Basic loss per share         $    (0.627)      $    (0.036)      $    (0.090)      $    (0.046)      $    (0.230)      $    (0.054)
Weighted average Number
of Shares Outstanding          9,122,055         7,032,328         9,894,680         8,502,580         9,884,180         8,388,680



Balance sheet
data:


                        December 31,        June 30,
                           1999              2000
                        -----------      -----------
                        (restated)        (unaudited)
                        (audited)
Current Assets          $10,111,607      $ 6,671,169
Total Assets            $18,080,834       14,453,361
Total Liabilities       $ 7,086,272        5,490,290
Working Capital         $ 3,025,335        1,180,879
Total Stockholders
 Equity                 $10,994,562        8,963,071



                               GENERAL INFORMATION

The terms "Circle Group Internet," "we," "our," and "us" refer to Circle Group Internet, Inc. and our subsidiaries CGI Capital, Inc., On-line Bedding, Inc., CGI Total Media, Inc., and PPI Capital Corporation. The term "you" refers to a prospective investor.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before investing in our common stock.


WE HAVE A HISTORY OF LOSSES. WE CANNOT GUARANTEE THAT WE WILL REPORT PROFITABLE OPERATIONS IN THE FUTURE. ANY FAILURE ON OUR PART TO ACHIEVE PROFITABILITY MAY CAUSE US TO REDUCE OPERATIONS, INCLUDING LAYING-OFF EMPLOYEES, AND POTENTIALLY FORCE US TO CEASE
OPERATIONS.



We reported a net loss of $5,715,248 for the fiscal year ended December 31, 1999 and a net loss of $2,230,222 for the six months ended June 30, 2000 (unaudited). We cannot guarantee that we will report profitable operations in the future. If we continue to incur significant losses our cash reserves may be depleted earlier than currently anticipated, and we may be required to reduce operations to levels corresponding with our then available cash reserves. prior to cash reserves being depleted, if we are unable to achieve profitable operations, we may be forced to lay-off employees, sell off assets, or potentially cease operations. in the event we are required to cease operations, it is likely investors will lose their entire investment.



THE INVESTMENT COMPANY ACT WILL LIMIT THE VALUE OF RESTRICTED SECURITIES WE CAN ACCEPT AS PAYMENT OR PARTIAL PAYMENT FOR OUR BUSINESS CONSULTING SERVICES. IF OUR CLIENTS ARE UNABLE TO PAY FOR OUR SERVICES IN CASH, OR WE ARE UNABLE TO ACCEPT RESTRICTED SECURITIES, OUR ABILITY TO GENERATE FUTURE REVENUE WOULD BE SEVERELY REDUCED, AND WE MAY BE FORCED TO CEASE THE OPERATIONS OF THE CONSULTING DIVISION.



We have historically accepted stock or a small amount of cash, as payment for our business consulting services. Our historical business plan contemplated the continued receipt of securities instead of cash for consulting services. However, to avoid having to register as an investment company, we will stop or significantly limit accepting securities for such services. As a result, our future consulting clients will need to pay cash for such services. Based on the financial profile of our historical clients who did not have the ability to pay cash, we are not certain that future clients will be able to pay, or agree to pay, cash for consulting services. If we are unable to accept securities as payment for services because of the limitations under the Investment Company Act or our clients are unable to pay cash for our services, our ability to generate future revenues from business consulting clients will be severely restricted, and we may potentially have to cease operations of the consulting division.



WE WILL NOT BE ABLE TO SUCCESSFULLY EXECUTE OUR HISTORICAL BUSINESS STRATEGY IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940.

The Investment Company Act of 1940 restricts the operations of companies that are deemed to be "investment companies." If we are unable to comply with these restrictions, we might be required to register as an investment company or to elect to be treated as a business development company under the Investment Company Act, both of which are inconsistent with our historical business model. We would thus be required to restructure our operations, which could involve disposing of, or terminating, our broker-dealer operations.


If we fail to comply with the requirements of the Investment Company Act, we would be prohibited from engaging in business or selling our securities, and could be subject to civil and criminal actions for doing so. In addition, our contracts would be voidable, and a court could appoint a receiver to take control of us and liquidate our business. Any failure to comply with the Investment Company Act would seriously harm our business.

In addition, if we fail to comply with the requirements of the Investment Company Act during this offering, we would cease to be a small business issuer, and we would be unable to proceed with this offering as a small business issuer. In that event, we might be required to register with the SEC as an investment company, and we would be required to have an effective registration statement before we could make a public offering of our securities.

WE ARE REQUIRED TO PAY INCOME TAXES ON REVENUES FROM NON-CASH COMPENSATION WHICH FURTHER DEPLETES OUR CASH RESERVES.

Because we anticipate that we will continue to accept restricted stock as partial payment for our services, we will continue to incur an income tax payable on these revenues without generating the corresponding cash to pay the tax. Until such time as we can convert some of the restricted securities to cash, we will rely on our current cash reserves or cash generated from operations, if any, to pay the income taxes associated with this non-cash compensation. This reliance will further deplete our cash reserves and may require us to curtail our growth plans to a level which is commensurate with our then available cash reserves.


THREE OUT OF FIVE BRIDGE LOANS MADE BY CGI CAPITAL ARE IN DEFAULT, AND THERE IS THE POTENTIAL FOR DEFAULT OF THE REMAINING OUTSTANDING BRIDGE LOAN. CHARGES WE MADE TO ALLOWANCES FOR LOAN LOSSES HAVE SUBSTANTIALLY INCREASED OUR OPERATING EXPENSES AND OUR NET LOSSES. DEFAULT IN THE REPAYMENT OF BRIDGE LOANS MADE BY US REDUCES CASH AVAILABLE TO FUND OUR CURRENT OPERATIONS AND MAY CAUSE US TO REDUCE OUR GROWTH PLANS.

None of the approximate $405,000 in outstanding bridge loans which we have made to third parties are collateralized. While all of these loans are convertible at our option into equity of the borrower, because none of these companies are currently publicly-traded, the stock we would receive upon conversion of the note is presently illiquid. Currently three of these loans in the aggregate principal amount of $205,000 are in default, and the remaining note carries a maturity date of August 31, 2000. We cannot guarantee that we will ever be successful in securing repayment of the amounts due.

For the fiscal year ended December 31, 1999, we recognized an approximate $1.9 million charge to the allowance for loan losses related to a bridge loan in the principal amount of $2 million which was due in April 2000. On the due date we converted the principal and accrued interest into equity of the borrower. For the six months ended June 30, 2000 we recognized a $405,000 charge to the allowance for loan losses and a charge of $111,000 to interest income which represented the amounts currently outstanding under bridge loans made by CGI Capital to third parties. These charges have had the effect of increasing our operating expenses and our net losses during those periods. As a result of recent changes in our business model, we will no longer make bridge loans.

BECAUSE WE HAVE HAD NEGATIVE CASH FLOWS FROM OPERATIONS, WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FUND OUR FUTURE GROWTH. WE CANNOT GUARANTEE THAT WE WILL BE ABLE TO RAISE ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL AS NEEDED, WE WOULD BE FORCED TO REDUCE OUR OPERATION, INCLUDING LAYING OFF EMPLOYEES, AND POSSIBLY CEASE OPERATIONS.

To date, we have had negative cash flows from operations and have depended on sales of our securities to meet our cash requirements. We anticipate that we may continue to have negative cash flows from operations during fiscal 2000 and beyond. We anticipate that we will continue to be dependent upon funds we received during 1999 from sales of our securities to provide sufficient cash for our operations. Our current cash reserves are sufficient for our operating needs for at least the next 12 months based upon our current level of operations. Depending upon the growth rate of our business and cash flow from operations, we may need to raise additional cash through public or private offerings to fund our long term operations and growth until the time as we can convert restricted securities we accept as payment for our services into cash, if ever.

We have no current commitments regarding any additional capital raising activities. We may not be able to obtain additional financing on acceptable terms if needed. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business and growth strategies or respond to changing business or economic conditions. Any inability on our part to address these issues would force us to reduce our operations and possibly layoff employees, or cease operations. In the event we are required to cease operations, it is likely investors will lose their entire investment.

WE ACCEPT RESTRICTED SECURITIES AS PARTIAL COMPENSATION FOR OUR BUSINESS CONSULTING SERVICES. IF THE ISSUERS OF THOSE SECURITIES ARE UNSUCCESSFUL, THE SECURITIES WE ACCEPT AS COMPENSATION FOR OUR SERVICES COULD BE RENDERED WORTHLESS, WHICH WOULD RESULT IN A NEGATIVE CASH FLOW FROM OPERATIONS.

To date, all of our client companies for our business consulting services have been private companies. We have accepted and may continue to accept restricted stock from these client companies as partial payment for our services to the extent that it does not cause us to be an investment company. For us to realize any revenue on the securities that we receive for services, the securities of the issuers need to become liquid, either from a public stock offering or by being acquired by a public company. In the event these securities do not become liquid, we would be unable to convert them to cash. This would result in a loss on the services we provided and cause a negative cash flow from operations.

OUR MINIMAL PRIOR INVESTMENT BANKING EXPERIENCE MAY LIMIT OUR GROWTH AND SUCCESS, WHICH MAY ADVERSELY AFFECT OUR ABILITIES TO INCREASE OUR REVENUES.

While several members of our management team have previous experience in the securities industry, we have only recently expanded our operations into investment banking through our acquisition of CGI Capital. The overall growth in our revenues will depend largely on the development of this subsidiary. If we are unsuccessful in developing our investment banking experiences, it may adversely affect our ability to increase our revenues and profits.

THE LIMITED OPERATING HISTORY OF CGI CAPITAL MAY IMPEDE OUR ABILITY TO ATTRACT QUALITY OFFERINGS. IF CGI CAPITAL IS UNABLE TO ATTRACT QUALITY OFFERINGS, ITS CLIENT FOCUS MAY BE LIMITED TO COMPANIES WITH LESS OF AN APPEAL TO INVESTORS WHICH MAY HAVE THE AFFECT OF DECREASING OUR SUCCESS RATE IN RAISING CAPITAL FOR CGI CAPITAL'S CLIENTS.

Our ability to attract potential clients is also based, in part, on our success with prior transactions in which we have assisted companies in raising capital. We have only recently expanded our operations to include investment banking activities, and must develop a further track record on which our future clients can evaluate our likelihood of success in assisting them to raise capital. Until we develop this track record, we may incur difficulties in attracting potential clients who have the greatest potential for future success.

WE HAVE ONLY RECENTLY EXPANDED ON-LINE BEDDING'S OPERATIONS TO INCLUDE AN E-COMMERCE WEB SITE, AND WE MAY BE UNSUCCESSFUL USING THE INTERNET FOR ON-LINE BEDDING'S TRADITIONAL OPERATION. IF WE ARE UNSUCCESSFUL IN EXPANDING ON-LINE BEDDING'S DISTRIBUTION TO INCLUDE INTERNET-BASED SALES, WE MAY NOT BE SUCCESSFUL IN INCREASING ITS TOTAL SALES OR RECOUPING OUR INVESTMENT IN CREATING AND OPERATING THE WEB SITE.

The overall growth in our revenues and profits from On-Line Bedding will depend largely on the continuing development and marketing of its web site. We will be relying upon Internet advertising, newsletters, and brochures to draw consumers to On-Line Bedding's web site. Because we have limited experience running an e-commerce platform, we cannot guarantee that we will be successful in attracting consumers to On- Line Bedding's web site or increasing its revenues and profits through online sales.

IN THE EVENT THAT THE SEC BRINGS AN ACTION AGAINST CGI CAPITAL FINDING A VIOLATION OF SECTION 5 OF THE SECURITIES ACT, WE COULD BE SUBJECT TO PENALTIES IN UNDETERMINABLE AMOUNTS AS MAY BE ORDERED BY THE SEC.

The staff of the Enforcement Division of the SEC has notified CGI Capital that it will be recommending that the SEC institute administrative proceedings against CGI Capital charging violations of Section 5 of the Securities Act and
Section 15(b)(4) of the Securities Exchange Act in connection with two private placement securities offerings from August 1999 through December 1999. The two offerings raised approximately $1,041,210. The staff has informed CGI Capital that it would allege that CGI Capital conducted a general solicitation with respect to these offerings and the exemption from registration for those securities pursuant to Regulation D was not available. In the event the SEC brings an action against CGI Capital finding violations of Section 5 of the Securities Act, we could be subject to penalties as levied by the SEC in as yet undeterminable amounts.

Other securities regulators, including the NASD and state securities regulators, could bring actions against CGI Capital making similar allegations and seeking additional sanctions against the firm. Further, if an administrative order is entered against CGI Capital, the firm could be prohibited from engaging in certain types of securities transactions for a period of time.

SHAREHOLDERS OF THE AFFECTED COMPANIES COULD INITIATE ACTIONS AGAINST US AND/OR CGI CAPITAL ALLEGING VIOLATIONS OF SECTION 5 OF THE SECURITIES ACT AND SEEKING TO RECOVER THE AMOUNT OF THEIR INVESTMENT AND OTHER UNSPECIFIED AMOUNTS.

Whether or not the SEC initiates an action against CGI Capital, we and/or CGI Capital could be sued by purchasers in the two affected offerings to recover their investments and for any other damages they might claim. The maximum exposure to us for recission would be $1,041,210. It is not clear the likelihood of success of an action for recission, what other damages could be claimed, nor the amounts of those damages.

BECAUSE THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, INVESTORS WILL FACE SIGNIFICANT DIFFICULTIES IN SELLING THESE SHARES.

Even though the shares of common stock included in this prospectus have been registered under the Securities Act and are freely salable, the lack of a public market for our common stock will make resale of these shares difficult, if not impossible. While we intend to seek a listing of our common stock on the American Stock Exchange or the NASD's OTC Bulletin Board in the future, we cannot guarantee that a listing will be granted. Prospective investors should not purchase shares of our common stock unless they can afford to hold these securities for an indefinite period of time.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward- looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs, as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section beginning on page 4 of this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock by the selling security holders made under this prospectus.

                                 CAPITALIZATION

The following table sets forth our capitalization at June 30, 2000 and has been derived from financial information appearing in the financial statements included in this prospectus.


                                              June 30, 2000
                                              -------------
                                               (unaudited)

Stockholders' equity:
Common Stock, $.00005 par value
per share; 50,000,000 shares
authorized; 9,894,680 shares issued
and outstanding at June 30, 2000               $        495
Additional paid-in capital                       18,096,412
Treasury Stock, at cost                             (11,269)
Accumulated deficit                              (9,121,887)
Minority interest (deficiency)                         (680)
Total stockholders' equity                        8,963,071
Total capitalization                           $  8,963,071


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

YOU SHOULD READ THE FOLLOWING DISCUSSION ALONG WITH OUR FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED IN THIS PROSPECTUS. THE FOLLOWING DISCUSSION CONTAINS FORWARD- LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DISCUSSED UNDER "RISK FACTORS." OUR ACTUAL RESULTS, PERFORMANCE AND

ACHIEVEMENTS IN 2000 AND BEYOND MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE FORWARD LOOKING STATEMENTS.

OVERVIEW

We acquired On-Line Bedding in January 1999. Our CEO was a co-founder, together with his parents, of On-Line Bedding. At the time of the acquisition, our CEO was not an officer, director or shareholder of the company. The acquisition, however, was accounted for as a combination of related party interests treated in a manner similar to that of a pooling of interests, with the excess of cost over the net assets acquired being treated as a dividend to the related party. Our consolidated balance sheet at December 31, 1998 and our condensed consolidated statements of income, statement of changes in stockholders' equity and statements of cash flows for the year ended December 31, 1998 give pro forma effect to the acquisition of On-Line Bedding as if it had occurred on January 1, 1998.

We acquired approximately 82% of the issued and outstanding capital stock of PPI Capital in March 1999 from our CEO. PPI Capital is a shell corporation with no operations or revenues. The acquisition was accounted for as a dividend to a related party.

We acquired CGI Capital in November 1999, and its results of operations are included in our financial statements since the date of acquisition.

Prior to July 2000, we offered our web site design and multimedia services through our parent company. In July 2000 we internally restructured our operations to respond to the development of our company, and organized CGI Total Media to provide these services. We continue to offer our business consulting services through our parent company, Circle Group Internet. Because this restructure occurred after the date of the financial information contained in this prospectus, no information appears for CGI Total Media and the sales and results of operations of Circle Group Internet may differ in future periods as a result of the organization of CGI Total Media.

RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2000 AS COMPARED TO THREE MONTHS ENDED JUNE 30, 1999

CONSOLIDATED

Sales

Our sales decreased approximately 13.5% for the three months ended June 30, 2000 from the three months ended June 30, 1999. The following table provides a breakdown of the sales for our companies for the periods indicated:

                                           Three months ended June 30,
                                            2000                 1999
                                          --------            --------
         Circle Group Internet            $ 12,500            $189,500
         CGI Capital                        60,851                  --
         On-Line Bedding                   347,472             297,092
                                          --------            --------
                                          $420,823            $486,592
                                          ========            ========
Gross profit

Gross profit as a percentage of sales decreased approximately 152% to approximately (37%) for the three months ended June 30, 2000 from approximately 61% for the three months ended June 30, 1999. This decrease is primarily the result of:

         - increased cost of sales at Circle Group Internet attributable to costs associated with additional staff, including programmers and graphic designers hired to support our growth,

         - increased sales of business consulting services at Circle Group Internet which generate lower gross profit margins than sales at On-Line Bedding, and

         - our revenue recognition policy which in some instances requires us to recognize the costs of sales associated with our business consulting services while deferring the corresponding revenue.

Operating expenses

Operating expenses consist of payroll and related costs, insurance, occupancy expenses, professional fees, and general operating expenses. Operating expenses increased $342,495 or approximately 46% for the three months ended June 30, 2000 from the three months ended June 30, 1999. This increase is primarily attributable to:


         - increases in payroll and related costs of approximately $83,614 for the three months ended June 30, 2000 as compared to approximately $129,050 for the three months ended June 30, 1999 as a result of incremental increases in personnel, payroll and related costs that we began incurring in the third quarter of our fiscal year ended December 31, 1999 to support our anticipated growth.

         - an increase in the allowance for loan losses account of approximately $29,100 for the three months ended June 30, 2000 from the allowance in the three months ended June 30, 1999 due to the potential for default of notes receivable. At June 30, 2000 one of our notes receivable in the amount of $100,000 was in default. Management elected to increase the allowance for loan losses to a level, which in management's judgement, is adequate to absorb all potential loan losses.

         - increases in occupancy costs of approximately $25,555 for the three months ended June 30, 2000 from those costs in the three months ended June 30, 1999 as a result of our move to our larger facility in August 1999,

         - approximately $48,000 in additional depreciation expense for the three months ended March 31, 2000 as compared to the three months ended June 30, 1999,

         - approximately $111,809 in additional legal expense for the three months ended June 30, 2000 as compared to the three months ended June 30, 1999, and

         - increases in general operating expenses, including computer supplies and services, insurance, travel, telephone, copying and Internet access of approximately $68,000 for the three months ended June 30, 2000 as compared to approximately $89,000 for the three months ended June 30, 1999.

Other income (expenses)

Other income (expenses) for the three months ended June 30, 2000 included approximately $64,618 in interest income as compared to approximately $47,363 in interest income for the comparable period in fiscal 1999.

Net loss

We reported a net loss of $875,611 for the three months ended June 30, 2000 as compared to a net loss of $394,815 for the three months ended June 30, 1999.

CIRCLE GROUP INTERNET

Sales reported by this company decreased from $189,500 for the three month ended June 30, 1999 to $12,500 for the three months ended June 30, 2000. These sales included sales of business consulting services. Sales for the comparable period in fiscal 1999 were generally attributed to sales of our marketing software. We anticipate that we may from time to time continue to accept restricted securities as payment for our business consulting services in the future to the extent consistent with our intention not to be an investment company. We may, however, be limited to the amount of stock we can accept in the future and will, at that time, only accept cash as payment for our business consulting services.


Operating expenses in this company increased from $652,519 for the three months ended June 30, 1999 to $733,731 for the three months ended June 30, 2000 as a result of our growth and development of this company. These additional expenses included approximately $340,000 in additional payroll and related costs, insurance, occupancy expenses, professional fees, and general operating expenses. We do not anticipate any additional overall increases in operating expenses during the balance of fiscal 2000.

Other income (loss), which is primarily attributable to interest income, was $64,618 for the three months ended June 30, 2000 as compared to $48,818 for the three months ended June 30, 1999.

This company reported a net loss of $896,777 for the three months ended June 30, 2000 versus net loss of $420,977 for the comparable period in fiscal 1999.

ON-LINE BEDDING

Sales reported by On-Line Bedding increased approximately 17% for the three months ended June 30, 2000 to $347,472 from sales of $296,822 for the three months ended June 30, 1999. Gross profit as a percentage of sales decreased by approximately 42% to approximately 21.3% for the three months ended June 30, 2000 as compared to approximately 36.8% for the same period in fiscal 1999. The gross profit reported for the three months ended June 30, 1999 was higher than customarily reported by On-Line Bedding as a result of a non-recurring order flow in that period.

Operating expenses at On-Line Bedding decreased approximately $8,349, or approximately 66.2%, for the three months ended June 30, 2000 from the three months ended June 30, 1999 as a result of decreases in payroll and occupancy costs. We do not anticipate any increases in operating expenses within this company.

Other income reported by this company was $2,146 for the three months ended June 30, 2000 as compared to $1,218 for the three months ended June 30, 1999.

Other income represents interest income.

On-Line Bedding reported net income of $38,371 for the three months ended June 30, 2000 versus $26,162 for the three months ended June 30, 1999.

CGI CAPITAL


Sales reported by CGI Capital were $60,851 for the three months ended June 30, 2000. This amount represents $131,860 in commission income from private placements, $29,091 in loan origination fees and a charge of $100,100 against accrued interest income recognized in prior periods that may be uncollectible. Operating expenses at CGI Capital were $33,406 for the three months ended June 30, 2000. These expenses included an approximate $29,100 increase in allowance for loan losses and increases of $4,290 in amortization and depreciation expense. Other income reported by this company was $35,413 for the three months ended June 30, 2000, which represents interest income. CGI Capital reported net income of $62,858 for the three months ended June 30, 2000.

Because CGI Capital had no operations prior to June 30, 1999, no comparative information is available for the three months ended June 30, 1999.

SIX MONTHS ENDED JUNE 30, 2000 AS COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1999

CONSOLIDATED

Sales

Our sales increased approximately 23% for the six months ended June 30, 2000 from the six months ended June 30, 1999. The following table provides a breakdown of the sales for our companies for the periods indicated:


                                  Six months Ended June 30,
                                 ----------------------------
                                   2000                1999
                                 --------            --------
Circle Group Internet            $ 52,550            $211,444
CGI Capital                       223,264                  --
On-Line Bedding                   593,112             497,350
                                 --------            --------
                                 $868,926            $708,794
                                 ========            ========


Gross profit

Gross profit as a percentage of sales decreased significantly to approximately (44%) for the six months ended June 30, 2000 from approximately 52% for the six months ended June 30, 1999. This decrease is primarily the result of increased costs associated with the provision of our business consulting services, including costs associated with personnel hired to support the revenue growth in this area.

Operating expenses

Operating expenses consist of payroll and related costs, insurance, occupancy expenses, professional fees, and general operating expenses. Operating expenses increased $2,030,317, or approximately 164%, for the six months ended June 30, 2000 from the six months ended June 30, 1999. This increase is primarily attributable to:

         - increases in payroll and related costs of approximately $743,752 for the six months ended June 30, 2000 as compared to approximately $99,482 for the six months ended June 30, 1999 as a result of the hiring of additional personnel to support our higher level of sales,


         - an increase in the allowance for loan losses account of approximately $500,000 for the six months ended June 30, 2000 from the allowance in the six months ended June 30, 1999 due to the potential for default of notes receivable. At June 30, 2000 one of our notes receivable in the amount of $100,000 was in default.

Management elected to increase the allowance for loan losses to a level, which in management's judgement, is adequate to absorb all potential loan losses.


         - increases in occupancy costs of approximately $50,000 for the six months ended June 30, 2000 from those costs in the six months ended June 30, 1999 as a result of our move to our larger facility in August 2000,

         - approximately $210,000 in non-recurring compensation expense in fiscal 2000 which represented the value of common stock issued to new employees as signing bonuses,

         - approximately $53,000 in additional depreciation expense for the six months ended June 30, 2000 as compared to the six months ended June 30, 1999,

         - professional fees, including legal and accounting, and other expenses related to this offering of approximately $254,399; and


         - increases in general operating expenses, including computer supplies and services, insurance, travel, telephone, copying and Internet access of approximately $225,000 for the six months ended June 30, 2000 as compared to approximately $135,000 for the six months ended June 30, 1999.


Other income (expenses)

Other income (expenses) for the six months ended June 30, 2000 included approximately $166,748 in interest income.

Net loss

We reported net loss of $2,230,222 for the six months ended June 30, 2000 as compared to a net loss of $453,956 for the six months ended June 30, 1999.

CIRCLE GROUP INTERNET

Sales reported by this company decreased from $211,444 for the six months ended June 30, 1999 to $52,550 for the six months ended June 30, 2000. These sales included sales of business consulting services, our Internet viewing software and our marketing software. Sales for the comparable period in fiscal 1999 were generally attributed to sales of our marketing software.

Operating expenses at this company increased from $1,237,840 for the six months ended June 30, 1999 to $3,268,157 for the six months ended June 30, 2000 as a result of our growth and development. These additional expenses included approximately $1,736,250 in additional payroll and related costs, insurance, occupancy expenses, professional fees, and general operating expenses. Included in operating expenses for the six months ended June 30, 2000 for this company was the $210,000 non-recurring compensation discussed above.


This company reported a net loss of $2,277,818 or the six months ended June 30, 2000 versus a net loss of $564,140 for fiscal 1999.


ON-LINE BEDDING

Sales reported by On-Line Bedding increased approximately 19% for the six months ended June 30, 2000 to $593,112 from sales of $497,350 for the six months ended June 30, 1999. Gross profit as a percentage of sales decreased by approximately 2% to approximately 29% for the six months ended June 30, 2000 as compared to approximately 31% for the period in fiscal 1999.

Operating expenses in this company, which were $46,088 for the six months ended June 30, 2000, remained essentially unchanged from the six months ended June 30, 1999 which were $45,577. We do not anticipate any increases in operating expenses within this company.

On-Line Bedding reported net income of $83,107 for the six months ended June 30, 2000 versus $70,898 for the six months ended June 30, 1999.

CGI CAPITAL


Sales reported by CGI Capital were $223,264 for the six months ended June 30, 2000. This amount represents $136,900 in commission income from private placements, $116,364 in loan origination fees, interest income from notes receivable of $70,100 less a charge of $100,100 against accrued interest income recognized in prior periods that may be uncollectible. Operating expenses at CGI Capital were $539,765 for the six months ended June 30, 2000. These expenses included an approximate $516,364 increase in allowance for loan losses, and increases of approximately $19,112 in general and administrative expenses and $4,290 in amortization and depreciation expense. Other income reported by this company was $35,413 for the six months ended June 30, 2000, which represents interest income. CGI Capital reported a net loss of $281,088 for the six months ended June 30, 2000.

Because CGI Capital had no operations prior to June 30, 1999, no comparative information is available for the six months ended June 30, 1999.

FISCAL YEAR ENDED DECEMBER 31, 1999 AS COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 1998

CONSOLIDATED

Sales

Our sales increased approximately 20% for the fiscal year ended December 31, 1999 from the fiscal year ended December 31, 1998. The following table provides a breakdown of the sales for our companies for the periods indicated:

                                           Fiscal Years Ended December 31,
                                          --------------------------------
                                             1998                  1999
                                          ----------            ----------
         Circle Group Internet            $  338,333            $  390,206
         CGI Capital                              --                38,048
         On-Line Bedding                     873,713             1,028,640
                                          ----------            ----------
                                          $1,212,046            $1,456,894
                                          ==========            ==========
Gross profit

Gross profit as a percentage of sales decreased significantly to approximately (31%) for the fiscal year ended December 31, 1999 from approximately 44.5% for the fiscal year ended December 31, 1998. This decrease is primarily the result of increased costs associated with the provision of our business consulting services, including costs associated with personnel hired to support the revenue growth in this area.

Operating expenses

Operating expenses consist of payroll and related costs, insurance, occupancy expenses, professional fees, and general operating expenses. Operating expenses increased $4,815,953, or approximately 608%, for the fiscal year ended December 31, 1999 from the fiscal year ended December 31, 1998. This increase is primarily attributable to:


         - increases in payroll and related costs of approximately $585,000 for the fiscal year ended December 31, 1999 as compared to approximately $162,000 for the fiscal year ended December 31, 1998 as a result of incremental increases in personnel, payroll and related costs that we began incurring in the third quarter of the fiscal year ended December 31, 1999 to support our anticipated growth,

         - an increase in the allowance for loan losses account of $1,888,636 for the fiscal year ended December 31, 1999 from the allowance in the fiscal year ended December 31, 1998 due to the potential for default of a note receivable in the amount of $2,000,000. The note receivable was secured by real property and equipment with an appraised value in excess of the note. However, management determined that the asset could not be readily converted into cash in the near term. Management elected to establish a reserve for this note receivable for an amount, which in management's judgement, is adequate to absorb the potential loss related to this loan.

         - increases in occupancy costs of approximately $50,000 for the fiscal year ended December 31, 1999 from those costs in the fiscal year ended December 31, 1998 as a result of our move to our larger facility in August 1999,

         - approximately $555,000 in non-recurring compensation expense in fiscal 1999 which represented the value of common stock issued to new employees as signing bonuses,

         - approximately $1,700,000 in consulting expense in fiscal 1999 which represented the value of stock warrants granted for professional services,

         - approximately $130,000 in additional depreciation expense for the fiscal year ended December 31, 1999 as compared to the fiscal year ended December 31, 1998,

         - professional fees, including legal and accounting, and other expenses related to this offering of approximately $460,000, and

         - increases in general operating expenses, including computer supplies and services, insurance, travel, telephone, copying and Internet access of approximately $860,000 for the fiscal year ended December 31, 1999 as compared to approximately $190,000 for the fiscal year ended December 31, 1998.

Other income (expenses)

Other income (expenses) for the fiscal year ended December 31, 1999 included approximately $422,248 in interest income.

Net loss

We reported net loss of $5,715,248 for the fiscal year ended December 31, 1999 as compared to a net loss of $253,429 for the fiscal year ended December 31, 1998.

CIRCLE GROUP INTERNET

Sales reported by this company increased from $338,333 for the fiscal year ended December 31, 1998 to $390,206 for the fiscal year ended December 31, 1999. These sales included sales of business consulting services, our Internet viewing software and our marketing software. Sales for the comparable period in fiscal 1998 were generally attributed to sales of our marketing software.

Operating expenses at this company increased from $435,287 for the fiscal year ended December 31, 1998 to $3,579,486 for the fiscal year ended December 31, 1999 as a result of our growth and development. These additional expenses included approximately $1,450,000 in additional payroll and related costs, insurance, occupancy expenses, professional fees, and general operating expenses. Included in operating expenses for the fiscal year ended December 31, 1999 for this company was the $555,000 non-recurring compensation expense and $1,700,000 consulting expense discussed above.

This company reported a net loss of $3,345,875 or the fiscal year ended December 31, 1999 versus a net loss of $95,511 for fiscal 1998.

ON-LINE BEDDING

Sales reported by On-Line Bedding increased approximately 18% for the fiscal year ended December 31, 1999 to $1,028,640 from sales of $873,713 for the fiscal year ended December 31, 1998. Gross profit as a percentage of sales decreased by approximately 6.2% to approximately 19.5% for the fiscal year ended December 31, 1999 as compared to approximately 25.7% for the period in fiscal 1998. The gross profit reported for the fiscal year ended December 31, 1998 was higher than customarily reported by On-Line Bedding as a result of a non-recurring order flow in that period. The gross profit margin reported for On-Line Bedding for the fiscal year ended December 31, 1999 is closer to this company's historic norms.

Operating expenses in this company, which were $91,965 for the fiscal year ended December 31, 1999, remained essentially unchanged from the fiscal year ended December 31, 1998 which were $95,533. We do not anticipate any increases in operating expenses within this company.

On-Line Bedding reported net income of $77,050 for the fiscal year ended December 31, 1999 versus $122,980 for the fiscal year ended December 31, 1998. This reduction in net income despite the increase in sales is attributable to the reduced gross profit margins discussed above.


CGI CAPITAL

Sales reported by CGI Capital were $111,684 for the fiscal year ended December 31, 1999. This amount represents $38,048 in commission income from private placements, $43,636 in loan origination fees and $30,000 of accrued interest income on notes receivable. Operating expenses of CGI Capital were $1,933,042 for the fiscal year ended December 31, 1999. These expenses included the establishment of an allowance for loan losses in the amount of $1,888,636, approximately $28,245 in legal fees and approximately $16,160 of general and administrative expenses. CGI Capital reported a net loss of $1,821,358 for the fiscal year ended December 31, 1999.

Because CGI Capital had no operations for the fiscal year ended December 31, 1998, no comparative information is available for that period.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2000, we had working capital of $1,180,879, a decrease of $9,654,872 from June 30, 1999. At June, 2000, our cash on hand decreased to $5,378,838 from $11,165,602 at June 30, 1999. This amount was further reduced subsequent to June 30, 2000 as a result of our estimated payment of income tax liabilities of approximately $783,000 and the purchase by us in May 2000 of $1,000,000 of stock in the private placement of one of our client companies for which CGI Capital acted as placement agent. In addition to cash on hand, we have established a $1 million line of credit with a commercial bank. As a result of the restatement of our financial statements for the fiscal year ended December 31, 1999, we owe no federal income taxes for the year then ended. We intend to file a final return and seek a refund of our overpayment of the estimated taxes.


Reflected on our balance sheet at June 30, 2000 is $405,000 in notes receivable. This amount represents loans we have made to several of our client companies. Of this amount $205,000 is currently in default, and we have made demand on the borrowers.


The remaining notes are not yet due.

Also reflected on our balance sheet at June 30, 2000 is $5,209,150 of deferred revenue. This amount represents the value of non-marketable equity securities received by us in lieu of cash for business consulting services.


Net cash used in operating activities was $2,427,448 for the six months ended June 30, 2000 as compared to net cash used by operating activities of $360,000 for the six months ended June 30, 1999. This was the result of our policy of accepting restricted securities as payment for our business consulting services, together with the expenses associated with the rapid expansion of our operations begun during fiscal 1999 and expenses associated with the other than temporary realized loss on investments described above. The net effect of our policy of accepting restricted securities as payment for our business consulting services results in an increase in net cash used by operating activities until the time, if ever, that the restricted securities are converted to cash. Net cash used in investing activities decreased from $1,167,374 for the six months ended June 30, 1999 to $456,309 for the six months ended June 30, 2000, as a result of the maturity of a certificate of deposit in the amount of approximately $1,100,000. Net cash used by financing activities for the six months ended June 30, 2000 was $557,429 compared to net cash provided by financing activities of $11,625,448 for the six months ended June 30, 1999.


We have primarily funded our operations through the sale of our common stock. During the fiscal year ended December 31, 1999 we raised $2,500,000 from the sale of our common stock in a Regulation A offering. The following describes what we proposed to use the Regulation A proceeds for and the actual uses of these proceeds:

                                           Proposed              Actual
                                           --------              ------

Salaries                                   $820,000            $769,668
Marketing                                   485,000             159,474
Accounts Payable                             75,000              75,000
Product Development                         175,000              98,850
Working Capital                             753,000             472,665
Build out leased premises                       -0-             484,163
Office & Computer Equipment                     -0-             270,242
Acquisition of Other Businesses                 -0-              55,512

Although the actual use of the Regulation A proceeds deviated slightly from our proposed use of the proceeds, we believe that the use of the Regulation A proceeds was substantially in compliance with the disclosure contained in our Regulation A offering circular. While we may have changed certain specific focuses as to how we would develop and market our Internet products from developing and marketing software products directed to businesses with web sites to create cost justification, leads, and prospects for their products and services, to developing and marketing our Internet viewing software and ultimately expanding our Internet focus to include the business consulting services we offer, we continued to use the proceeds from the Regulation A offering for developing and marketing Internet products and general expansion of our operations.

Between March 1 and March 15, 1999, we sold 151,480 shares of common stock to 47 accredited investors who had access to relevant information concerning us in a private placement exempt from registration in reliance on Section 4(2) and Rule 506, Regulation D, of the Securities Act, resulting in gross proceeds to us of $376,200. We paid no underwriting fees, discounts or commissions in connection therewith. The proceeds from this offering were used to launch CGI Capital.

Between April 1, 1999 and July 22, 1999, we sold 1,232,200 shares of our common stock at $10.00 per share to a group of accredited investors with whom we had pre-existing relationships. These sales were made in a private placement exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506, Regulation D. We received $12,322,000 in proceeds from the sale of these shares. We used a portion of the proceeds for the development and marketing of our Internet viewing software. The balance of these proceeds will be used for general working capital.

In September 1999, we invested $500,000 through the purchase of shares of convertible preferred stock of an unaffiliated third party in a private placement by that issuer. These shares are convertible into shares of common stock, at our option, and we have been granted demand and piggy-back registration rights on the underlying shares of common stock.

In addition to the risk of inadvertently becoming an investment company under the Investment Company Act, there are other risks inherent to our policy of accepting restricted stock as partial payment for our business consulting services as these securities are presently illiquid. To date, we are unable to sell any of the securities we hold as investments, either because the securities have not been registered under the Securities Act or the issuers have not established trading markets. Our historical policy of accepting restricted securities as partial compensation for our business consulting services has the effect of increasing our deferred revenues and decreasing the cash available for our current operations and our future growth. If we are unable to eventually convert these investments to cash, we could be required to seek additional capital to fund our current operations and our future growth.

We adopted the policy of accepting restricted stock as partial compensation for our business consulting services as a result of the embryonic nature of some of our client companies. However, in order to avoid becoming an investment company under the Investment Company Act, we must limit our investments to 40% of our total assets exclusive of Government securities and cash items on an unconsolidated basis. Currently, 34% of our total assets are in investment securities, exclusive of Government securities and cash items on an unconsolidated basis. Because our holdings of investment securities is close to 40%, we have changed the compensation structure for our business consulting services, and in the future, we will receive cash and, under certain very limited circumstances, a small amount of restricted securities, as long as doing so does not cause us to be an investment company under the Investment Company Act. Any future change in our fee structure for our business consulting services could severely limit our ability to attract business consulting clients which may result in the discontinuation of the provision of business consulting services. Our current revenue recognition policy provides that the value of any securities we receive for our business consulting services are not reflected in our sales but are reflected on our balance sheet under deferred revenue. Because of this policy, any discontinuation in the provision of business consulting services by us would not affect our sales in the future, and would decrease the amount of our deferred revenues which would have the affect of increasing our working capital. In addition, if we limit or discontinued offering business consulting services in the future, we would reduce the number of employees at Circle Group Internet which would have a proportionate reduction in the related payroll and associated costs. While we are unable to predict the estimated savings at this time, the net effect of a reduction in these costs will be a reduction in our operating expenses.


Our management will determine the value of our assets and of our interests in our client companies, and the income or losses attributable to them, for purposes of determining compliance with the Investment Company Act on at least a quarterly basis. To maintain compliance with the act, we may be unable to sell assets which we would otherwise want to sell and may need to sell assets which we would otherwise want to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired and may need to forego opportunities to acquire interests in attractive companies that might be important to our business strategy. Because our client companies may not be majority-owned subsidiaries or primarily controlled companies either when we acquire interests in them or at later dates, changes in the value of our interests in our client companies and the income/loss and revenue attributable to our client companies could require us to register as an investment company.


We have a maximum exposure in the amount of $1,041,210 from recission as a result of a potential violation by CGI Capital of Section 5 of the Securities Act in connection with two private placements in which it acted as placement agent. We could also be subject to penalties as assessed by the SEC if CGI Capital is found to have violated Section 5 of the Securities Act. We are unable at this time to estimate the effect, if any, this matter would have on our liquidity and financial condition.

Other than our working capital and the line of credit, we do not presently have any additional sources of liquidity. However, we believe our existing resources are sufficient to fund our planned expansion during the next 12 months. In the event, however, that we are unable to convert any of our investments into cash during the next 12 months, we may be required to seek additional financing, in the form of public or private offerings, to

         - fund our working capital needs until such time as we can convert the restricted securities we accept as payment for our business consulting services into cash,

         -        support our planned growth,

         -        continue development of CGI Capital,

         -        increase our marketing efforts,

         -        respond to anticipated capital requirements, and

         - respond to competitive pressures or unanticipated requirements.

We do not currently have any understandings or arrangements regarding the raising of any additional capital, and we do not know if we will be successful in raising additional capital if and when we determine it may be necessary.

SPECIAL CAPITAL CONSIDERATIONS OF CGI CAPITAL

CGI Capital must follow the SEC's Uniform Net Capital Rule, Rule 15c3-1, which is designed to measure the financial integrity and liquidity of a broker-dealer, and the minimum net capital deemed necessary to meet its commitments to its customers. Rule 15c3-1 provides that a broker-dealer doing business with the public must not permit its aggregate indebtedness to exceed 15 times its net capital or, alternatively, that it not permit its net capital to be less than 2% of aggregate debit items as calculated by the rule. As of this date, CGI Capital is required to maintain a minimum net capital of $5,000. As of June 30, 2000, it had net capital in excess of the minimum net capital required of $3,141,415. The minimum net capital required is based upon the nature of CGI Capital's broker-dealer business. If CGI Capital remains principally engaged in the offer and sale of private placement securities, then its net capital requirements remain at a minimum. In the event CGI Capital ever becomes involved in the participation in public underwritings, then net capital requirements will be increased to a minimum of $100,000.


As a broker-dealer, CGI Capital will be subject to liabilities based upon the nature of its business. CGI Capital intends to restrict its business during the first 12 months of operations to the private placement of equity securities. Its capital requirements will be limited, and we should not be subject to any fluctuations in the stock market. However, as a broker-dealer engaged in the sale of equity securities, CGI Capital could be subject to claims by subscribers to private offerings based upon allegations of false or misleading statements contained in the selling memorandum. At the time CGI Capital undertakes public offerings for its clients, it will be subject to similar liabilities related to the contents of the prospectus. CGI Capital will seek to limit its liability by conducting significant due diligence and working closely with its attorneys and accountants. We are unable at this time to predict what effect CGI Capital's activities, if any, will have on our liquidity and capital resources.

                                    BUSINESS

OUR HISTORY

We were formed as an Illinois corporation in May 1994 using the name Circle Group Entertainment Ltd. We subsequently changed our name to Circle Group Internet, Inc. in 1997. We had no operations between May 1994 and January 1997, except for research and development. Beginning in 1997, our first business ventures were related to the development and marketing of software that strategically placed web sites in Internet directories. Prior to the development of these software products, we researched the Internet for technological developments that we believed could give businesses the ability to enhance revenue generating opportunities through an Internet presence. Our research led to the development of our initial software products. These products were:

         - BULLSEYE Target Market E-mail Spider for Windows 95 which gave users the ability to target markets on the web through a keyword search,

         - Web Visitor I.D. which automatically captured the e-mail address of web site visitors, and

         - Zap Pow Submissions which strategically placed web site addresses in Internet directories.

These products were marketed principally to businesses with web sites to create cost justification, leads, and prospects for their products and services. The retail price of these products ranged from $35.00 to $350.00. These products were met with marginal commercial acceptance. During 1999, we began the development of our Internet viewing software. After its launch, we discontinued the marketing of the BULLSEYE Target market E-Mail Spider, the Web Visitor I.D. and the Zap Power Submissions and transitioned our focus to market our Internet viewing software and ultimately expanded and focused much of our efforts to include the business consulting services and the expansion of our operations to include CGI Capital and On-Line Bedding.

Since 1997, we have also acquired three new businesses designed to expand and broaden the scope of our business and operations.

         OUR ACQUISITIONS

         - In January 1999, we acquired On-Line Bedding, Inc., a distributor of a wide variety of bedding and disposable products. We are expanding On- Line Bedding's sales and distribution channels to include e-commerce.

         - In February 1999, we acquired an 82% interest in the common stock of PPI Capital, Inc., a shell corporation. We anticipate that we will use PPI Capital as either a holding company, or as a candidate for a reverse merger with an operating entity.

         - In March 1999, we entered into an agreement to purchase all of the stock of CGI Capital, a broker-dealer registered with the SEC and a member in good standing of the NASD. This acquisition closed in November 1999 after we received approval from the NASD for the change in control.

During fiscal 2000 we organized CGI Total Media. PPI is a shell corporation which has no operations as of the date of this prospectus.

On July 22, 1999, we effected a one for two forward split of our common stock. All information contained in this prospectus gives proforma effect to this stock split.

         INFORMATION ABOUT THE ACQUISITIONS

         On-Line Bedding, Inc.

On-Line Bedding, originally known as Hos-Pillow Corporation, is an Illinois corporation formed in 1981 by affiliates of ours. Since its beginning, On-Line Bedding has operated as a distributor of a wide variety of bedding and disposable products. We acquired On-Line Bedding to enhance our revenues and because we believe we can increase its business through the addition of an e-commerce site. After engaging in due diligence on On-Line Bedding, we acquired all of the issued and outstanding stock of On-Line Bedding from its shareholders in exchange for 400,000 shares of our common stock. The purchase price was based upon a multiple of On-Line Bedding's historic net income, utilizing a value of $2.50 per share for our stock issued as the consideration for the share exchange. On-Line Bedding's assets, which we acquired in this acquisition, included cash and cash equivalents, accounts receivable, inventory, and office furniture and equipment. See "Certain Relationships and Related Transactions."

Mr. Edward L. Halpern, who had served as president and CEO of On-Line Bedding since its beginning, and was responsible for its day to day operations, remains in those positions following our acquisition of On-Line Bedding. Mr. Edward L. Halpern also joined our board of directors. On-Line Bedding has consolidated its operations into our newly relocated principal offices, which occupy approximately 22,000 square feet, allowing us to take advantage of various operating efficiencies including central administrative and accounting personnel.

         PPI Capital, Inc.

PPI Capital was formed as an Illinois corporation in 1984 under the name Pain Prevention, Inc. In November 1997, the corporation changed its name to PPI Capital Corporation and reincorporated in Utah. PPI Capital was formerly a wholly-owned subsidiary of Pain Prevention, Inc., a Utah corporation. In 1997, Pain Prevention, Inc., the Utah corporation, transferred 80% of the capital stock of PPI Capital to Meridian Enterprises, Inc., a Delaware corporation. Our CEO, Greg Halpern, acquired the PPI Capital stock from Meridian in 1997. Pain Prevention, Inc., the Utah corporation, also distributed the remaining 20% of PPI Capital's stock to its shareholders. PPI Capital is a development stage company which has had no operations since its formation. We purchased PPI Capital as an investment. After engaging in due diligence on PPI Capital, we acquired 82% of its issued and outstanding stock from Greg Halpern, for $20,000. The purchase price was based on a 50% discount from the price paid for 82% of the sister shell corporation of PPI Capital paid by an unaffiliated third party in 1998. Since PPI Capital is a shell corporation, we acquired no assets in this transaction. See "Certain Relationships and Related Transactions."

         CGI Capital, Inc.

CIG Securities was formed in 1996 by Internet Broadcasting Company to take advantage of the developing Internet direct public offering service market. We officially changed CIG Securities name to CGI Securities on February 2, 2000, and subsequently changed the name of CGI Securities to CGI Capital on February 24, 2000. CGI Capital did not conduct business between its formation in October 1996 until March 1999. Although it had not begun operations, it had secured the appropriate regulatory approval from the NASD and the State of Florida. Our securities counsel, who had represented Internet Broadcasting Company in the formation of CGI Capital, introduced the principal of CGI Capital to us after we decided to acquire a broker-dealer. After engaging in due diligence on CGI Capital, we signed an agreement to purchase all of its issued and outstanding stock from Internet Broadcasting Company, an unaffiliated third party, for $35,000. CGI Capital's assets totaling approximately $13,495 which were acquired in the transaction included deposits, prepaid expenses and capitalized organizational costs. The purchase price was based upon the prevailing market price set by the seller at the time of the transaction. CGI Capital has received approval to conduct business as a broker-dealer in 48 states, plus the District of Columbia, and has an application pending in one remaining state. We do not anticipate that the costs of making and obtaining this additional approval will be substantial.

CGI Capital offers accredited investors the opportunity to invest in private placements made under Rule 506 of Regulation D. CGI Capital has operated as a $5,000 broker-dealer offering private placements of securities on a best efforts, application basis according to SEC Rule 15c2-4.

CGI Capital operates as a traditional broker-dealer using the Internet to offer private placements to accredited investors. By using the Internet as an enabling tool, we give the opportunity for our members to individually research our client companies in a password-protected environment to fully evaluate our private placement offerings. CGI Capital plans to continue to hire registered representatives and expand the broker-dealer. Additionally, some of the pre-existing members do not maintain Internet access. Those members are sent hard copies of private placements that we offer in the traditional manner.

CGI Capital's principal offices are located in a secured, separate area of our principal offices. Mr. Brad Levine, the previous principal of CGI Capital, resigned all positions in December 1999. Mr. Erik Brown, our vice president of corporate development, was appointed president of CGI Capital in May 1999, and remained in that position until March 15, 2000. Mr. Menon, our president, was appointed president of CGI Capital on March 15, 2000. Mr. Menon is responsible for its day to day operations. Mr. Arthur Tanner, our CFO, serves as CGI Capital's CFO and financial operations principal, and Mr. Frank Menon, our president, serves as CGI Capital's CEO. These individuals have already obtained the required licenses from the NASD for the positions they hold at CGI Capital.

         ACQUISITION PROCEDURE

After we identified our acquisition candidates, we generally followed the same procedures for all of these transactions. Based on our due diligence results, we negotiated a purchase price and a definitive agreement with the owners of the acquisition candidates. The negotiations for the purchase of CGI Capital were held at an arms-length basis. Because the owners of On-Line Bedding and PPI Capital were our affiliates, these negotiations were not at arms-length. We believe, however, that the terms of these transactions were no less favorable than the sellers' might have received from an unaffiliated third party. In none of these transactions did we seek or obtain a fairness opinion.

CGI CAPITAL

We believe the Internet is gradually changing the traditional models used by companies to raise private and public financing by opening up the equity markets to more individual investors. When we initially decided to raise capital for our own expansion, we found the process generally unfriendly to smaller companies, and the cost of the capital very high. We also became concerned that our management would spend a significant amount of its time focusing on the capital raising efforts causing our business development and operations to suffer. The more we learned about the traditional methods of raising capital through investment bankers and venture capitalists, the more we believed that an alternative should be made available to companies like ours. This alternative would allow the entrepreneur to complete the process in a timely and cost effective manner, while retaining control of his/her company, and remaining focused on its business, operations, and growth.

As a result of our own capital raising activities, we developed the FUNDS-IN(TM) program which is designed to help small to mid-size companies raise equity capital in private placements through a friendlier funding source than offered by traditional means. CGI Capital's e-finance activities focus on the Internet sector and, more generally, on issuers who seek to market their stock offerings to investors with an interest in technology.

CGI Capital actively solicits client companies that seek to raise private capital in an efficient and cost effective manner. These potential clients undergo a screening process during which the company's business plan and preliminary due diligence materials are reviewed. Management of the companies which successfully pass the screening process are invited to make a presentation about their company to CGI Capital, and additional due diligence, including an industry analysis, are undertaken during this phase. CGI Capital will have undertaken substantially the same type of due diligence on the issuers as is generally conducted by other broker-dealer firms. This will satisfy its obligations under applicable federal securities laws related to the accuracy and adequacy of the information about the issuer contained in the offering materials. When a decision is made to proceed with an offering, CGI Capital then enters into agreements with the issuers outlining the terms under which CGI Capital will act as placement agent.

The placement agreement will generally contain:

         -        the conditions of the offering,

         -        the obligations of each party,

         - representations and warranties by the issuer as to the accuracy and adequacy of the information contained in the private offering memorandum,

         - a requirement that an opinion be given to CGI Capital by the issuer's counsel regarding a variety of matters, including the validity of the issuance of the securities, the compliance of the offering with the requirements of Regulation D, and that the offering materials do not contain any material misstatements or material omissions,

         - a requirement that the issuer's independent auditors review the interim financial statements included in the private offering documents and provide an opinion to CGI Capital that the interim financial statements appear to be prepared in conformity with GAAP.

CGI Capital offers a reduced commission to issuers, and we believe the fee structure is competitive, in that:

         - CGI Capital charges a $20,000 non-refundable due diligence fee,

         - CGI Capital charges a commission ranging from 4% to 8% on the sale of the securities in the private offerings in which it acts as the exclusive placement agent. Unlike the customary practices in the industry for private placements in the $1 million to $5 million range, CGI Capital's commission is below the 10% to 13% commission charged by other investment banking firms and broker-dealers; and

         - CGI Capital receives restricted stock of a client company ranging from 1% to 5% of the issued and outstanding shares of the client company's common stock before the offering.

CGI Capital believes its fee structure will enable it to attract a wide variety of companies that seek assistance in raising capital privately. We believe this will allow CGI Capital to undertake private placements which could have a greater than average likelihood of being successful following the closing of the private offering.

In the placement agency agreement, we generally will require issuers to grant CGI Capital the right of first refusal for an IPO of the issuer, upon terms and conditions to be negotiated at the time of the IPO. CGI Capital will only agree to act as a placement agent in private offerings in which it believes the issuer's business model and industry will provide an opportunity to undertake an IPO in 12 to 18 months following the private placement. This right of first refusal for an IPO has no bearing on the terms or success of the private offering, but is an aspect in the placement agreement that offers the opportunity for possible sources of future revenue.

     Sales of securities made through general public solicitations, like IPOs, are required to be registered under federal and state securities laws. However, offerings made to accredited investors are generally exempt from these registration requirements if conducted under the terms of Rule 506 of Regulation D of the Securities Act. The term accredited investor generally includes:

         - individuals whose income exceeded $200,000 annually in each of the past two years, and who reasonably expect their income in the current year to also exceed $200,000,

         - married couples whose joint income exceeded $300,000 annually in each of the past two years, and who reasonably expect their joint income in the current year to also exceed $300,000, or

         -        individuals whose net worth exceeds $1,000,000.

Each issuer who wants to raise capital through CGI Capital will be required to agree to issue the securities in a private offering under strict compliance with Regulation D. The obligation to assure compliance with Regulation D will rest on the issuer. CGI Capital, in turn, is responsible to comply with the various federal and state regulations related to its activities as a broker-dealer in the offer and sale of the securities.

CGI Capital offers and sells securities in private placements through traditional investment banking methods using the Internet to offer additional services to our pre-existing members. CGI Capital's primary fund raising process currently operates much like a traditional broker-dealer. CGI Capital follows the basic procedures for offering and selling shares to its members in private placements described below.

         - The private offering memorandum is completed by the issuer's counsel, reviewed, and approved by CGI Capital's counsel.

         - An initial contact call is made by our fully-licensed representatives to inform our pre-existing members of the new private placement offering, and provide them with preliminary information about the client company's business.

         - Pre-qualified investors desiring further information are forwarded a private placement memorandum, client company materials, and subscription agreements. At that time, we offer them the option to view our website at www.cgicapital.com to view the client company's Funds-In web site. This password-protected web site allows the pre-qualified investor to download our client company's private placement memorandum and see an overview of the company in a user friendly, easy to follow format.

         - After the pre-qualified investor has fully reviewed all documents, a follow-up call is made to respond to any questions the investor may have. If the investor decides to proceed, the licensed representative walks them through the subscription process.

         - Subscription agreements and funds in the name of the client company's escrow account are sent to CGI Capital, and the funds are logged in a locked and secured area.

         - The issuer will have previously established an escrow account with a commercial financial institution into which the subscription proceeds will be deposited, pending the acceptance of the subscription by the issuer. In all instances, the issuer has the final decision to accept or reject a subscription from a particular investor, or to limit the number of securities the investor may purchase.

         - Once the issuer has accepted the subscription, the escrow agent will send the subscription funds to the issuer and the commission portion to CGI Capital. CGI Capital will not accept subscription proceeds or otherwise handle subscription funds for the issuer.

CGI Capital has its infrastructure established to operate its e-finance business patterned after the business described in the no-action request by IPONet, which previously received favorable treatment by the SEC. We believe that CGI Capital's proposed method of conducting its e-finance business does not conflict with the applicable rules and regulations cited in the no-action request IPONet no-action letter. The proposed procedures include:

     - Posting a notice of a private offering in a password protected page on www.cgicapital.com. This page is accessible only to its members who previously qualified as accredited investors prior to the offering.

     - Members interested in receiving more information about the private offering, will contact the issuer directly, or forward an indication of interest to CGI Capital, either using an on-line form, or printing out the form and returning the hard copy to CGI Capital.

     - CGI Capital, or the issuer, will then provide the member with subscription documents online for the private offering, which will also contain instructions regarding payment for the subscription.

CGI Capital's basic procedures for offering and selling shares to its members in private placements may change based on any new SEC ruling in regards to the use of the Internet for offering private placements. Based on any SEC rulings, CGI Capital may adjust its operations to use the IPONet Internet-based model, or conversely, operate the broker-dealer in a strict, traditional manner. It is also possible that a derivative of the two methods for offering and selling shares of private placements may result.

As of the date of this prospectus, CGI Capital, in its role as placement agent, has concluded selling efforts on five best efforts private offering and selling efforts on two additional best efforts private offerings are ongoing. The following table provides information on these private offerings:


     Date                      Size                       Amount Raised             Status
     Offering                  of                         to                        of
     Began                     Offering                   Date                      Offering
     -----                     --------                   ----                      --------
     June 25, 1999             $ 3,000,000                $   930,099               selling efforts concluded
     November 18, 1999         $ 3,000,000                $     6,000               selling efforts concluded
     November 23, 1999         $ 4,000,000                $   111,111               selling efforts concluded
     January 15, 2000          $ 3,000,000                $         0               selling efforts concluded
     January 15, 2000          $10,000,000                $    58,000               selling efforts ongoing
     May 26, 2000              $ 3,000,000                $ 3,000,000               selling efforts concluded
     June 19, 2000             $ 3,600,000                $         0               selling efforts ongoing
     August 9, 2000            $2,000, 000                $ 1,100,000               selling efforts ongoing



CGI Capital is also engaged in preliminary due diligence on one additional company that has requested that CGI Capital acts as the placement agent for their private offerings.

As CGI Capital develops, it is important to expand CGI Capital's membership base through the establishment of a relationship with our licensed representatives, or more efficiently through web site registration. CGI Capital will solicit members for its database by contacting investors that meet the accredited investor standards of the Securities Act, and offering them the opportunity to become a member. This online process has many steps:

     - Prospective members complete an on-line questionnaire which allows CGI Capital, and any potential issuer of securities sold in a private offering by CGI Capital, to have a reasonable basis to believe that the person meets the accredited investor test adopted under the Securities Act.

     - The questionnaire may be completed on-line in a secured manner, or printed out and returned to CGI Capital in a hard copy format.

     - CGI Capital will then verify the information in the questionnaire to determine that the person is an accredited investor.

     - Once a person is qualified and registered as an accredited investor with CGI Capital, the member will be given a confidential password which will allow the member to access a password-protected page in CGI Capital's web site where private offerings will be posted.

     - CGI Capital's web site allows a member to access private offerings which are posted after the date on which the individual is qualified as a CGI Capital member, so that the registration as a member is not a solicitation for a particular private offering.

     - To maintain its members privacy, CGI Capital will contact its members about new private offerings only if the member has previously consented to these communications as part of the registration process.

     - CGI Capital will not release the names of its members to issuers making the private offering unless the member is interested in the issuers' offering.

Membership in CGI Capital is free and carries no obligation.

In the future, CGI Capital may elect to expand its e-finance activities to include public offerings. These public offerings could include those in which CGI Capital does not act as an underwriter, but rather participates in the selling group with other NASD member firms as a selected dealer, or offerings in which CGI Capital acts as the underwriter. We anticipate that CGI Capital's basic procedures for offering and selling shares to individual investors in public offerings will include:

     - placing a tombstone advertisement and a digital version of the preliminary prospectus on its web site, which will include the names of the underwriters in the public offering. This page of the web site will be accessible to CGI Capital's members, as well as any other potential on-line investor. In cases where CGI Capital does not act as an underwriter, its name will not appear on the tombstone advertisement or preliminary prospectus. Information will appear that CGI Capital is not an underwriter of the securities, but is authorized to accept customer orders for the purchase of the securities.

     - CGI Capital will not purchase any securities from the issuer for resale, and will not participate in the management of the offering or perform any function normally performed by an underwriter or underwriting syndicate.

     - the web site will contain a form linked to each preliminary prospectus. A visitor to the site will be asked to complete and return the form to CGI Capital indicating the visitor's interest in purchasing the security.

     - in cases where CGI Capital does not act as an underwriter, the securities will be sold through CGI Capital as a selected dealer. CGI Capital will receive a commission to be determined before the offering, and it will not exceed the usual and customary selling commission. Disclosure of these selling arrangements will be made to investors.

We have not established general procedures as of this date for instances in which CGI Capital may act as the underwriter. However, as per Rule 1018 and the Membership Agreement for our firm, CGI Capital will promptly notify NASD Regulation through the District Office where we maintain our principal place of business in the event of the firm's intent to engage in any underwriting or selling group activity of firm commitment offerings.


From time to time in the past, CGI Capital has undertaken bridge loan financing activities; however, we have determined not to continue these activities in the future. The bridge loan funds were used for working capital purposes by the client companies. All bridge loans are due and payable at our option out of the proceeds raised in the private placement offering.

As of the date of this prospectus, CGI Capital had made bridge loans to five client companies for an aggregate of $2,405,000 plus accrued interest of $70,100. In April 2000, CGI Capital converted one of its notes and unpaid interest in the aggregate amount of $2,114,667 into 528,667 shares of the client's common stock. Two other notes in the aggregate amount of $200,000 plus interest are past due, and we have made demand for payment from our client companies. The remaining two notes are due and payable on August 31, 2000, or at the earlier of the time that the client company receives in gross proceeds in a private placement an amount equal to the principal amount of the note. All of the notes are convertible at the option of CGI Capital into shares of the client company's common stock each at a price of $4.00 per share.

For the fiscal year ended December 31, 1999, CGI Capital recognized an approximate $1.9 million charge to the allowance for loan losses related to a bridge loan in the principal amount of $2 million which was due in April 2000. On the due date we converted the principal and accrued interest into equity of the borrower. For the six months ended June 30, 2000 CGI Capital recognized a $405,000 charge to the allowance for loan losses and a charge of $111,000 to interest income which represented the amounts currently outstanding under bridge loans made by us to third parties. All of the bridge loans we have made are convertible into shares of the borrowing company's common stock. Our policy for valuing any shares received upon conversion of any loan is the same as our policy for valuing shares received as compensation for consulting services rendered. We initially determined to engage in bridge lending activities to facilities the development of companies for which we may act as placement agent. As a result of the defaults on bridge loans made to date, and the charges we have incurred to our allowances for loan losses, we have determined to not make bridge loans in the future.

CGI Capital's policy for the charging off of loans is a two-part process. First the loan would have to go into default. Second, management would determine that there is a major uncertainty in the probability of CGI Capital ever collecting on the note.


On May 17, 2000, CGI Capital purchased 333,333 shares of a client company's common stock in a private placement for an aggregate investment of $1,000,000.


On Aug 14, 2000, CGI Capital purchased 275, 000 shares of a client company's common stock in a private placement for an aggregate investment of $750,000.

These are the only direct investments CGI Capital has made.

On occasion, we may make a direct investment in a company as long as such activities do not cause us to be an investment company under the Investment Company Act; however, this is not the core business of CGI Capital. Each investment opportunity will be made on a case-by-case basis depending on the company in which we would consider investing. These types of investment and financing are normal broker-dealer activities in which the NASD has granted us authorization to engage. CGI Capital would engage in the same process and amount of due diligence in regard to these investments as it would with conducting a private placement for a company. The circumstances in which we would engage in these types of investments would be, if either the company would need the capital in a short period of time thus not affording us the opportunity to conduct a private placement, or the nature of the investment opportunity offered does not allow us to act as the placement agent. In analyzing an investment opportunity the following criteria are considered:

         -        time frame to liquidity,

         -        experience of the management team,

         -        industry dynamics and analysis,

         -        market conditions,

         -        financial viability of the business plan,

         -        competition,

         -        barriers to entry,

         -        strategic partners,

         -        other institutional investors,

         - company's ability to raise future funds, when needed, to sustain future growth

         -        current balance sheet, and

         -        the ability to protect intellectual property.

CGI Capital utilizes the foregoing criteria to evaluate potential direct investments. CGI Capital does not have any specific profile type of entities in which it makes direct investments which would be based on assets, capitalization, history of operations, revenues, net income or cash flow requirement.


         SPECIAL CONSIDERATIONS WHICH MAY AFFECT CGI CAPITAL

For CGI Capital to successfully grow, investor confidence in the United States economy and the securities markets must remain high. If the United States economy should slow, or if the securities markets should suffer a significant and prolonged decline, it is likely investors would stop investing in private placements. Our revenues are likely to be lower during periods of declining securities prices or securities markets inactivity. Our business will be particularly dependent upon the availability of capital in the public and private equity markets for companies in the Internet sector - the focus of CGI Capital. The stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility unrelated to the operating performance of these companies. These broad market and industry fluctuations may adversely effect our ability to raise capital for our clients, regardless of the client's operating performance. In this event, it would be more difficult to increase our revenues.

Our ability to grow CGI Capital is also tied to how successfully we manage this company, including our ability to close private placement offerings. Our members will need an exit strategy from the private placements in which they may invest as these types of investments are illiquid. Generally, this strategy will be a public offering, merger, or acquisition. CGI Capital may act as lead underwriter in the public offering, or CGI Capital may refer the issuer to another investment banking firm who will undertake the public offering, and we will participate as a member of the selling group. CGI Capital must establish relationships with other investment banking firms who can either participate with us in these public offerings, or who have the ability to undertake and successfully close public offerings we refer to them. In this instance, we would likely participate as a member of the selling group. If we are unable to successfully close public offerings, either those that we underwrite or those in which we participate as a member of the selling group, we will not earn the potential revenues from this participation and our future growth will be impeded.

CIRCLE GROUP INTERNET

As the result of our own growth experience, we recognize the need for emerging companies to receive various types of consulting. Most entrepreneurs tend to be highly knowledgeable in specific areas of their business. However, we believe there is a strong need for additional consulting services to benefit these emerging companies. These include consulting services to assist them in managing their employees, refining their infrastructure, developing an online identity, and supporting overall business efficiency.


Historically, many of our clients did not have the sufficient funds available to pay the full value for these types of services. We developed a unique fee structure that was a combination of restricted stock and a small amount of cash. Our ability to receive restricted stock is limited under the Investment Company Act. Now and in the future, we intend to receive cash as compensation for services to our client companies. Under certain limited circumstances, we may take all or a portion of our compensation in the form of restricted stock of our client companies. However, we will not accept restricted stock as compensation to the extent that doing so causes us to be an investment company under the Investment Company Act.


Restricted securities are subject to resale limitations and cannot be resold without registration under the Securities Act, an exemption from the registration requirements of the Securities Act, or subject to the resale restrictions under Rule 144 of the Securities Act. Under Rule 144, a person, or persons whose shares are aggregated, who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to resell within any three month period a number of shares that does not exceed the greater of one percent of the number of then outstanding shares of the common stock or the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company who issued the shares.

Any person, or persons whose shares are aggregated, who is not deemed to be an affiliate of the company that issued the shares at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years, including any period of ownership of preceding non-affiliate shareholders, would be entitled to sell the shares under Rule 144(k) without regard to the volume limitation, manner of sale provisions, public information requirements or notice requirements. The equity portion of the compensation we receive, which is the restricted stock, is recorded as deferred revenue at estimated value. Revenue will be recognized over the life of the consulting contract when it has been determined that there are no major uncertainties regarding the converting of these equity securities to cash. We expense our business consulting services against this revenue. We believe this fee structure makes our services affordable to developmental stage companies and preserves more of their capital for future needs. We also believe that this fee structure will give our shareholders an opportunity to benefit from the potential increased value of a client's stock should the client ultimately be successful in its business.

We have received restricted securities as compensation from eight of our client companies. All of these client companies do not have a public market for these securities. Subject to the conditions of Rule 144 and the availability of a trading market, these restricted securities may be resold at various times from April 2000 through December 2000. Subject to the conditions of Rule 144(k), these securities may be resold at various times from April 2001 through December 2001. We have received piggy-back registration rights from six of these companies and agreed with one of these companies not to sell the securities for a 90-day period after registration.

             Number of        Approximate
Company      Employees         Revenues        Profile       Description
-------      ---------        -----------      -------       -----------
#1             11               $ 8,500        Start-up      provides on-line high-quality children's educational entertainment.
#2              8              $930,000        Start-up      operates a nationwide network of youth specialty sports camps.
#3              5              $667,600        Start-up      software and hardware on-line superstore
#5              9              $492,500        Start-up      provides on-line business-to-business investor relations services
#6             40               $20,000        Start-up      provides a turn-key solution for DSL and long distance phone service.
#7             15            $3,700,000        Established   provides satellite communications and high-speed Internet access
#8            209           $10,090,000        Established   on-line home furnishings retailer.
#9              3               $24,000        Start-upon    line contact lens retailer
#10             3                    $0        Start-upon    line children's apparel retailer
#11             3                    $0        Start-up      venture capital firm
#12             9            $1,383,520        Start-up      business-to-business web site that assists with the managing and planning of business conventions and meetings


We use the following valuation process when we receive restricted stock as fees:

         - Common stock accepted in a transaction from a client company where there has been no prior public offering, but whose shares have been offered and sold in a significant private placement within the last 90 days, is valued based upon the last sale price of shares in the private placement.

         - Common stock accepted in a transaction from a client company where there has been no public or significant private placement offering is deferred and valued after considering the following criteria:

                  *        market multiples analysis;

                  *        acquisition multiples analysis;

                  * calculation of market capitalization based on the contemplated private placement sale price; and

                  * realization of business plan objectives and management team expertise and ability to execute the business plan.

We account for investments in stock accepted for services and other investments under the cost method. Non-marketable equity securities are recorded at estimated value. We regularly review the operating performance and the assumptions underlying the cash flow forecasts to assess the carrying values for these investments. The carrying value of these investments are written down to reflect realizable value when events and circumstances indicate declines are other than temporary.

Through formal and informal consulting services our goal is to reproduce and implement our established method of infrastructure building to strengthen the operations of our client companies. The scope of the business consulting services provided by us is limited to operational consulting services and does not include the raising of capital.

Our duties may extend from assisting a company in writing an employee handbook to developing a marketing campaign that will target a specific audience. Our goal is to offer a full range of services, so our client companies will be able to focus its resources on growing their business. These services include:

         - Business plan development, including assistance in creating and revising the client's business plan to accurately articulate corporate intentions;

         - Internet marketing strategy development to define business models and branding strategies;

         - Technology support to provide secure e-commerce business between the client's customers and the client, and to construct and maintain employee communication systems including the client's networks and servers;

         - Evaluation of professionals to ensure the client is properly represented by attorneys and accountants with experience in all areas of the client's current and proposed business and operations;

         - Debt management to assist the client to reduce or restructure the client's debt to improve the client's valuation;

         - Operations consulting to assist management in using the Internet for day to day operations, and in the understanding, analyzing, and management of the client's intellectual assets;

         - Human resources consulting to help promote a management philosophy and organizational structure tailored towards teamwork and group contributions;

         - Corporate communications to enhance the client's presentations;

         - Sales training to assist management in proper sales techniques;

         -        Negotiation training;

         - Strategic networking to assist the client in linking its name with beneficial contacts; and

         - Strategy and planning consulting to assist the client in identifying and analyzing market opportunities, as well as anticipating competitive behavior.


While we intend to only serve in a consulting capacity, as well as manage our operating subsidiaries, we did in the past invest $500,000 for 50,000 shares of Series A 8% Cumulative Convertible Preferred Stock in a private placement undertaken by an unaffiliated third party with whom we do not have any business relationship. The preferred stock is convertible at June 30, 2000 into 83,333 shares of the company's common stock. The shares issuable upon conversion of the preferred stock have demand and piggy-back registration rights. This is the only investment we have made and intend to make.


CGI TOTAL MEDIA

CGI Total Media develops distinctive web sites and interactive multimedia. We own all of our designs, software products, logos, names, applications, and proprietary technologies. We internally develop and design each of our product's source codes, graphic interfaces, and web designs.

Our web design services include developing, maintaining, and promoting user-friendly web sites. We can incorporate web site placement technology, secured e-commerce transactions, elaborate statistic compilers, animation, visual programming language, audio/visual compression software, and sophisticated 3-D technology.

The Internet viewing software was designed to serve as a portal and delivery system to provide service and advertising to Internet users, and create Internet dial-up service revenues that can be shared with our clients. We completed the engineering and development of our Internet viewing software in August 1998, and have begun our initial market efforts. We market our Internet viewing software as an alternative to Netscape and Microsoft Internet Explorer, which comprise the majority of all Internet viewing software used in the current Internet landscape.

We developed our Internet viewing software to provide clients a means to deliver advertisements to those interested in what the client's company has to offer. The Internet viewing software features include our automatic update feature, which finds changes on our servers and feeds those changes to the user's computer when they access the Internet. This feature allows our clients to deliver premium promotions, freebies, loss leaders, two-for-one sales, marketing and sales promotions, and other information its customers may want. The Internet viewing software can also be customized with 22 defaults to pages selected by the customer, and can include a custom name, slogan, theme, licensee's color scheme, logo identity, and animated picture.

Our Internet viewing software is minimally marketed to our business consulting clients. When a potential client comes to us for consulting services, we then offer them the Internet viewing software - but it is not actively marketed to the common public. We have had one client to date from whom we received $35,000 for the product. There is a fair amount of competition with this product; however, no one company controls a major portion of the market share.

Our research and development expenses are expensed as incurred. The following table provides information on our research and development expenses for the periods indicated:

                Fiscal year ended December 31, 1998           $  1,356
                Fiscal year ended December 31, 1999           $ 23,514

ON-LINE BEDDING

On-Line Bedding distributes a wide variety of bedding and disposable products, including:

         -        pillows
         -        blankets
         -        mattress pads
         -        pillow protectors and mattresses
         -        disposable airline sized pillows
         -        disposable pillowcases
         -        headrest covers
         -        airline blankets

         -        tray table covers
         -        napkins
         -        airsick bags
         -        hot and cold towels

Its customers include hospitals, nursing homes, hotels and motels, and transportation- based companies like airlines, railroads, and motor coach companies. On-Line Bedding's customers have included AMTRAK, Canadian Airlines, Saudi Arabian Airlines, Piedmont Airlines, USAirways, Sunworld International, and Laker Airline. On-Line Bedding does not have written contracts with its customers. On-Line Bedding receives orders from its customers either verbally or in the form of cancellable purchase orders.

Since our purchase of On-Line Bedding, we developed an e-commerce site to expand On-Line Bedding's current operations. This web site, www.bedsandbeyond.com, offers single and multi-pack quantities of pillows, blankets, mattress pads, quilts, mattresses, and other products at factory direct prices. The Web site was launched in February 2000. On-Line Bedding commenced marketing its site during the third week of May 2000. Through May 31, 2000, On-Line Bedding made five sales for a total of $1,000 through its web site.

Customers enter our online store through our simple, intuitive and easy to use web site. Our goal is to make the shopping process as easy as possible for customers. Users accessing our online store generally fall into one of two categories: individuals who know what product they want to buy and seek to purchase it immediately in a highly convenient manner; or individuals who browse the store, seeking product information to make an informed purchase. We designed our online store to satisfy both types of users in a simple, intuitive fashion.

Customers who use our online store can:

-        conduct targeted searches through a catalog of over 500 products,
-        browse among featured product lines,
-        participate in promotions,
-        view informational videos, and
- access our customer support representatives by telephone, fax, and e-mail during regular business hours

We expect to further improve our online store to include frequently asked questions, educational materials, additional associated links, and continually improve the e-commerce platform.

Shoppers purchase products by simply clicking on a button to add products to their virtual shopping cart. Just as in a physical store, customers can add and subtract products from their shopping cart as they browse prior to making a final purchase decision. Our store design allows customers to buy several products at once rather than having to repeat the same purchase process for each desired product. To execute orders, customers click on buy buttons. A message on the screen prompts customers to supply shipping and credit card information. They may also telephone orders in as well. All customer information is stored on our secure server, and is used solely for internal purposes.

Our customer representatives handle customer service and support, answer general questions, and provide product information by telephone, fax and e-mail. We believe that our representatives provide valuable feedback regarding customer satisfaction, which we use to improve our services.

On-Line Bedding purchases its products from various wholesale manufacturers, and contracts production of its airline pillows and blankets with third party manufacturers. On-Line Bedding maintains several sources for its products and has never experienced any difficulty in obtaining raw materials. On-Line Bedding warehouses a limited inventory, and drop ships its products from manufacturers or wholesale suppliers in multiple locations throughout the United States to reduce freight costs for its customers.

On-Line Bedding is on an electronic invoice system with the United States military for a specialty pillow which is regularly purchased by the U.S. armed forces. This pillow is anti-bacterial, self-deodorizing and fire retardant. It is covered with a zippered, vinyl pillow protector. On-Line Bedding is also the authorized pillow and related product vendor for Hospital Purchasing Service of Michigan - a group of 500-plus members in eight states of hospitals and nursing homes.

On-Line Bedding has historically direct marketed its products through regular mailings of its catalog to existing customers, as well as hospitals, nursing homes, airlines, and university housing directors. We anticipate expanding our marketing efforts using traditional marketing methods, the introduction of our e-commerce site, and web-based marketing strategies. These include strategic web site placement, keyword targeting, affiliate linking, and other on-line promotional strategies.

OUR INTELLECTUAL PROPERTY

Our success depends in part on our ability to protect our intellectual property. To protect our proprietary rights, we rely generally on:

         -        copyright, trademark and trade secret laws,
         - confidentiality and invention assignment agreements with employees, and
         -        license agreements with vendors and customers.

We pursue the registration of all of our trademarks and service marks in the United States. Although we have not secured registration of all of our marks, we have made application to the U.S. Patent and Trademark Office to register the FUNDS-IN trademark. The laws of some foreign countries do not protect our proprietary rights to the same extent as do the United States laws. In addition, effective copyright, trademark and trade secret protection may be unavailable in foreign jurisdictions. In general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective to prevent misappropriation of our intellectual property. Our failure or inability to protect our proprietary rights could materially adversely effect our business, financial condition, and results of operations by lessening the value of the intellectual property and possibly increasing competition.

COMPETITION

CGI Capital competes with numerous other securities and investment banking firms. In particular, we compete with investment bankers like Wit Capital Corporation and Safeguard Scientifics, Inc. which also focus their efforts on Internet based offerings. Most of our competitors have substantially greater capital, resources, experience, and name recognition.

In the event we should expand CGI Capital's operations to include wholesale and/or retail trading, our competition would expand to established broker-dealers. The wholesale execution business has become considerably more competitive over the past few years as numerous highly visible, large, and well-financed securities firms have expanded their businesses. In addition, companies not engaged primarily in the securities business, but having substantial financial resources, have acquired leading securities firms. These developments have increased competition from firms with capital resources greater than those of CGI Capital. The retail securities industry has experienced substantial commission discounting by broker-dealers who compete for institutional and individual brokerage business. In addition, an increasing number of specialized firms and commercial banks now offer discount services to individual customers. These firms generally conduct transactions for their customers on an execution only basis without offering other services like portfolio valuation, investment recommendations, and research.

Commercial banks and other financial institutions have become a competitive factor by offering their customers corporate and individual financial services traditionally provided by securities firms. The current trend toward consolidation in the commercial banking industry could further increase competition in all aspects of CGI Capital's business and could effect the opportunities for CGI Capital to expand its operations.

Many professionals, including other consulting firms, attorneys, and accountants, offer business consulting services similar to those offered by us. To better compete, we developed a unique fee structure that is a combination of restricted common stock and a small amount of cash which we believe is attractive to our potential clients and provide us with a competitive advantage.

Competition effecting CGI Total Media is substantial. The market for Internet products, particularly Internet advertising and Internet search and retrieval services, is intensely competitive. The two primary competitors for our Internet viewing software are Netscape and Microsoft Internet Explorer. Currently, Netscape and Internet Explorer control over 90% of the Internet viewing software market. Since there are no substantial barriers to entry, we expect competition in these markets to intensify.

To compete with the established web designers, we use unique concepts to increase the likelihood that visitors to a client's web site will be interested in what they see, and have a reason to return. These concepts include:

         -        user-friendly web sites
         -        novel approaches to design work
         -        quick access to what the viewer wants
         -        emphasis on single page web sites to make viewing easier
         -        artistically pleasing layouts custom tailored to client needs

Our existing competitors, as well as a number of potential new competitors, may have longer operating histories in the Internet market, greater name recognition, larger customer bases and databases, and significantly greater financial, technical and marketing resources. These competitors may be able to undertake more extensive marketing campaigns, and make more attractive offers to potential employees, distribution partners, advertisers, and content providers. There can be no assurance that we will be able to compete successfully against our current or future competitors.

On-Line Bedding has historically competed with a variety of wholesale distributors of similar products, including Celeste Industries Corporation and Baxter Laboratories. Many of On-Line Bedding's competitors are more established, better capitalized, and offer a wider variety of product offerings. With our planned expansion of On-Line Bedding with its e-commerce site, On-Line Bedding will compete with numerous other companies to offer similar products on the web. We believe that by building on the combination of On-Line Bedding's competitive pricing, prompt delivery of products, established customer base, use of Internet for ordering and marketing, and dedication to customer service, we will be able to effectively compete in the e-commerce area of its industry.

GOVERNMENT REGULATION

U.S. companies that have more than 100 shareholders or are publicly traded in the U.S. and are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities are subject to regulation under the

Investment Company Act of 1940. Unless a substantial part of our assets consist of, and a substantial part of our income is derived from operations, we may be required to register and become subject to regulation under the Investment Company Act.


If we are deemed to be, and are required to register as, an investment company, we will be forced to comply with substantive requirements under the Investment Company Act, including:

         limitations on our ability to borrow;

         limitations on our capital structure;

         restrictions on acquisitions of interests in associated companies;

         prohibitions on transactions with affiliates;

         restrictions on specific investments; and

         compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.


Compliance with the rules and regulations of the Investment Company Act would significantly change our operations and our business strategy.

We do not believe that we are an investment company under Section 3(a)(1) of the Investment Company Act. We are not engaged in the investment company business, but are, both directly and through our subsidiaries, engaged in operating our broker-dealer, offering business consulting services, web site design and multimedia services, and operating our online bedding businesses. Moreover, we have, and intend to maintain, less than 40% of our total assets exclusive of Government securities and cash items on an unconsolidated basis, in investment securities. Currently, 34% of our total assets are in investment securities, exclusive of Government securities and cash items on an unconsolidated basis. We intend to monitor our holdings of investment securities, as well as any holdings of investment securities held by our subsidiaries, to ensure neither we nor any of our subsidiaries would be an investment company under the Investment Company Act.

In addition, we believe CGI Capital is not an investment company in reliance on
Section 3(c)(2) of the Investment Company Act. This provision has not, however, been subject to substantial regulatory or judicial interpretation. We cannot assure you that the SEC will agree with our conclusions, or that a court will agree with our conclusions if these issues are ever litigated. In the event that either the SEC or a court does not agree with our conclusions, we may fail to comply with the requirements of the Investment Company Act. We would then seek to take appropriate steps to bring us back into compliance.

Although there are currently few laws and regulations directly applicable to the Internet, it is likely that new laws and regulations will be adopted in the United States and elsewhere that cover a variety of issues including:

         -        broadcast license fees
         -        copyrights
         -        privacy
         -        pricing
         -        sales taxes
         -        characteristics and quality of Internet services

It is possible that governments will enact legislation that may be applicable to us in areas including:

         -        content
         -        network security
         - encryption and the use of key escrow, data and privacy protection
         -        electronic authentication or "digital" signatures
         -        illegal and harmful content
         -        access charges
         -        retransmission activities

The applicability to the Internet of existing laws governing a variety of issues, including property ownership, content, taxation, defamation, and personal privacy is uncertain. The majority of these laws were adopted before the widespread use and commercialization of the Internet, and do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation, or governmental enforcement of existing regulations may increase our cost of doing business or increase our legal exposure.

The securities industry in the United States is extensively regulated under federal and state laws. The SEC is a federal agency charged with administration of the federal securities laws. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations, principally the NASD and the stock exchanges. These self-regulatory organizations adopt rules, which must be approved by the SEC, to govern the industry. These self-regulatory organizations conduct periodic examinations of member broker-dealers. Securities firms are also regulated by state securities commissions in the states in which they do business.

Broker-dealers must follow rules which cover all aspects of the securities business, including:

         -        sales methods

         -        trading practices among broker-dealers
         -        capital structure of securities firms
         -        record keeping
         -        the conduct of directors, officers, and employees

The broker-dealer's operations and profitability are often directly effected by additional legislation, changes in rules adopted by the SEC and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules. The SEC, the self-regulatory authorities, and state securities commissions may conduct administrative proceedings which can result in censure, fine, suspension or expulsion of a broker-dealer, along with its officers and/or employees. Regardless of the findings, administrative proceedings may require substantial expenditures. The principal purpose of regulation and discipline of broker-dealers is for the protection of customers and the securities markets, rather than for the protection of creditors and stockholders of broker-dealers.

CGI Capital is required by federal law to belong to the Securities Investor Protection Corporation, or SIPC. When the SIPC fund falls below a minimum amount, members are required to pay annual assessments. CGI Capital is required to contribute to the SIPC fund. The SIPC fund provides protection for securities held in customer accounts up to $500,000 per customer, with a limitation of $100,000 on claims for cash balances. SIPC provides protection for customers in the event of the insolvency of CGI Capital or, at the time as it might expand its operations to include retail or wholesale trading, of its clearing brokerage company. The annual SIPC fee is $150. This fee will remain unchanged unless SIPC makes across the board increases which will effect all broker-dealers.

CGI Capital must follow the SEC's Uniform Net Capital Rule, Rule 15c3-1 which is designed to measure the financial integrity and liquidity of a broker-dealer and the minimum net capital deemed necessary to meet its commitments to its customers. Rule 15c3-1 provides that a broker-dealer doing business with the public must not permit its aggregate indebtedness to exceed 15 times its net capital or, alternatively, that it not permit its net capital to be less than 2% of aggregate debit items as calculated by the rule.

Net capital rules, which are unique to the securities industry, impose financial restrictions upon our business that are more severe than those imposed on other types of businesses. Compliance with the net capital rules may limit the operations of CGI Capital because they require minimum capital for purposes like financing customer account balances, underwriting securities distributions, and maintaining the inventory required for trading in securities. In addition, we are restricted in the withdrawal of equity capital, and subordinated loans, which may not be made if the withdrawal would impair net capital requirements.

As of this date, CGI Capital is required to maintain a minimum net capital of $5,000. As of June 30, 2000, it had total net capital of $3,146,415. The minimum net capital required is based upon the nature of CGI Capital's broker-dealer business. If CGI Capital remains principally engaged in the offer and sale of private placement securities, then its net capital requirements remain at a minimum. In the event CGI Capital ever becomes involved in the participation in public underwritings, then net capital requirements will be increased to a minimum of $100,000.

CGI Capital is in compliance with the Rule 15c3-1, as well as the applicable minimum net capital requirements of the NASD. However, at the present time CGI Capital has no customer accounts and, accordingly, compliance is based upon meeting the minimum net capital requirements of the NASD. While we do not anticipate CGI Capital will undertake retail brokerage operations, we may choose to do so in the future.

If we elect to operate as a retail stockbroker, we would be required to increase CGI Capital's net capital beyond the existing $5,000 minimum required net capital. In computing net capital under Rule 15c3-1, various adjustments are made to net worth to exclude assets not readily convertible into cash, and to provide a conservative statement of other assets, like a firm's position in securities. A deduction is made against the market value of securities to reflect the possibility of a market decline before their disposition. For every dollar that net capital is reduced, by means of these deductions or through other deductions like operating losses or capital distributions, the maximum aggregate debit items a firm may carry is reduced.

Any failure to maintain the required net capital may subject a broker-dealer to suspension by the SEC or other regulatory bodies, and may ultimately require its liquidation.

We are focusing our e-finance efforts in an emerging area of Internet investment banking. We do not know if new rules or regulations will be adopted by the SEC or the NASD which might limit, or eliminate our ability to operate CGI Capital as presently operated. The securities industry is extensively regulated at both the federal and state levels by various regulatory organizations charged with protecting the interests of customers. The SEC and NASD require strict compliance with their rules and regulations. If new or revised rules or regulations are adopted and we fail to comply with any of these laws, rules or regulations, the SEC and/or the NASD could levy fines against, suspend or expel CGI Capital. Significant fines could adversely impact our working capital, and a suspension or expulsion would severely limit our projected future growth.

FACILITIES

Our principal offices are located in approximately 22,000 square feet of commercial office space at 1011 Campus Drive, Mundelein, Illinois 60060. We lease this space from an unrelated third party under two separate lease agreements. Under the five year leases dated May 1999 and June 1999, we pay an annual aggregate rent of approximately $95,730 during the first year, and approximately $142,560 annually during the remaining four years of the lease terms. We also pay a pro-rata share of common area maintenance and real estate taxes. We have an option to renew our lease for an additional five year term at annual rental payments beginning at $63,600 in the first year escalating to $73,140 in the fifth year of the renewal term for approximately 9,325 square feet of the space, with the balance to be at the then current market rate at the time of renewal.

EMPLOYEES


As of August 29, 2000, we employ 35 persons, 34 full-time and one part-time. The following table illustrates the breakdown of our employees by employer:

                                Number of employees
                             -------------------------
   Name of employer          Full-time       Part-time
   ----------------          ---------       ---------
Circle Group Internet            14             0
CGI Total Media                   8             1
On-Line Bedding                   3             0
CGI Capital                      10             0
PPI Capital                       0             0


None of our employees are represented by a labor union, and we are not governed by any collective bargaining agreements. We have a satisfactory relationship with our employees.

We plan to expand our employee base through the addition of approximately 10 new employees including personnel for CGI Capital. We also will seek to expand our management personnel.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings. However, the staff of the Enforcement Division of the SEC has notified CGI Capital that it will be recommending that the SEC institute administrative proceedings against CGI Capital charging violations of Section 5 of the Securities Act and Section 15(b)(4) of the Securities Exchange Act in connection with two private placement securities offerings from August 1999 through December 1999. The first of these private placements was an offering in which CGI Capital acted as placement agent in the sale of 1,000,000 shares of common stock of an issuer at an offering price of $3.00 per share to a total of 70 purchasers. The offering, which resulted in gross proceeds to the issuer of approximately $930,099, was concluded on November 26,1999. The second of these private placements was an offering in which CGI Capital acted as placement agent in the sale of 1,000,000 shares of common stock of an issuer at an offering price of $4.00 per share to a total of 19 purchasers. The offering, which resulted in gross proceeds to the issuer of $111,111, commenced November 23, 1999. The staff has informed CGI Capital that it would allege that CGI Capital conducted a general solicitation with respect to these offerings and the exemption from registration for those securities according to Regulation D was not available.

HOW TO GET MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 which can be read and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Information about the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The registration statement is also available to the public from commercial document retrieval services, or via EDGAR on the SEC's web site at www.sec.gov.

Before the date of this prospectus we have been a non-reporting company under the Securities Exchange Act. Upon effectiveness of the registration statement, we will begin filing quarterly, annual and other reports with the SEC. We intend to furnish our stockholders with annual reports, which will include financial statements audited by independent accountants, and other periodic reports as we may choose to provide, or as we are required by law.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, positions and ages of our executive officers and directors.


Name                                     Age                Positions Held
----                                     ---                --------------
Gregory J. Halpern                       42                 Chairman and Chief Executive Officer

Frank K. Menon                           36                 Director and President
                                                            Chief Executive Officer and President of
                                                            CGI Capital

Dana L. Dabney                           50                 Director, Vice President of Human
                                                            Resources

Arthur C. Tanner                         35                 Chief Financial Officer


Michael J. Theriault                     47                 Chief Operating Officer

Edward L. Halpern                        70                 Director

Erik Brown                               25                 Vice President of Corporate Development

Steven H. Salgan, M.D.                   47                 Director

Stanford Jay Levin                       48                 Director



GREGORY J. HALPERN is our founder and has been a director and chief executive officer since our formation in May 1994. Mr. Halpern is also a director of CGI Capital since November 19, 1999. From May 1994 until March 1999, he also served as our president. From 1981 to 1988, Mr. Halpern was a co-founder, member of the board of directors and vice president of On-Line Bedding Corporation, the company that distributes a wide variety of bedding and disposable products which we acquired in January 1999. In 1984, he co-founded Pain Prevention, Inc., an Illinois company which sold electronic dental anesthesia equipment for which Mr. Halpern holds a patent. Pain Prevention, Inc. discontinued its operations in 1989 and subsequently changed its name to PPI Capital Corp. We acquired 82% of the issued and outstanding capital stock of PPI Capital in March 1999 from Mr. Halpern. Mr. Halpern has served as an officer and director of PPI Capital since its inception in 1984. Mr. Halpern also served as an officer and director of PPI Capital Group, Inc., a Utah corporation of which he was a principal shareholder, from 1989 to May 1998. At the present time, PPI Capital, our subsidiary, and PPI Capital Group, Inc. have no affiliation. Mr. Halpern developed clinical protocols, and received two separate FDA clearances to market the technology. From 1984 to June 1987, he was a director and the president of O.M. Corp., a company which distributes proprietary computer animated health imaging video products created by Mr. Halpern. Mr. Halpern has been a feature of more than 100 TV shows, newspapers, national magazines, and radio and is also a published author of self-help books and an International Judo Champion. Gregory J. Halpern is the son of Edward L. Halpern.


FRANK K. MENON has been our president since March 1999 and a director since March 1999. Mr. Menon previously served as our vice president of finance from January 1999 until being elected president. Mr. Menon is also a director and Chief Executive Officer of CGI Capital since November 19, 1999 and President since March 15, 2000. Mr. Menon's background is in the securities industry, where he was a broker at Merrill Lynch, Pierce, Fenner & Smith from 1992 to 1993, and a broker at J.E. Liss & Company, Inc. from 1993 to 1995. Mr. Menon was Director of Finance for Invest L'Inc. Partners, from 1995 to 1997. During 1998, Mr. Menon invested for his own account. From 1996 until 1998, Mr. Menon served on the board of directors for All Cajun Food Company.

DANA L. DABNEY has been a member of our board of directors and has held various offices, including vice president of sales and marketing, since January 1997. Mr. Dabney has been our vice president of human resources since June 1999. During our first two years of development, Mr. Dabney also was employed as a mortgage broker. From 1994 until December 1997, he was employed by State Financial Bank in Richmond, Illinois, which was formerly known as Richmond Bank, and from January 1998 until December 1998 he was employed by Mortgage Market Corporation, also in Illinois. From 1989 to 1995, Mr. Dabney was the president of Across America Telemarketing Company, a company involved in the telemarketing of retail consumer products. Mr. Dabney has also worked in the securities industry. He was employed by Carl Icahn and Company from 1979 to 1984 as the firm's primary options trader, and from 1984 to 1989 as a Market Maker, on the Chicago Board Options Exchange.

ARTHUR C. TANNER has been our chief financial officer since March 1999. Mr. Tanner is also a director, Chief Financial Officer and Financial Operations Officer of CGI Capital since November 19, 1999. From November 1998 until joining Circle Group Internet, he was vice president and controller for UBM, Inc., a construction company with $50 million in annual revenues. From October 1997 until September 1998, Mr. Tanner was a financial consultant with Merrill Lynch, Pierce, Fenner & Smith Incorporated, and from February 1997 until September 1997, he was a tax principal with R. Yeager & Co., certified public accountants, where his responsibilities included public accounting, tax, and audit work. From October 1995 until December 1996, Mr. Tanner was an international tax planner for Silicon Graphics Computer Systems, where his responsibilities included planning and execution of international tax strategies. Mr. Tanner received a B.A. from Walsh College in 1987 and a J.D. from Ohio State University in 1995.

MICHAEL J. THERIAULT has been our chief operating officer since June 1999. Mr. Theriault professional experience includes progressive operations, programming, design, support, consulting, project management, and department management experience in manufacturing, insurance, medical, consulting, and mortgage banking industries on both mainframe and personal computer equipment. From September 1989 until June 1997, Mr. Theriault was employed by Recon Optical, Inc., serving as Supervisor of Business Systems from June 1997 until May 1999, and Senior Systems and Programming Specialist and Senior Project Leader of Manufacturing from September 1989 until June 1997. Mr. Theriault received a B.S. in Computer Science and Business Management from Northeastern Illinois University in 1978 and an M.B.A. from Lake Forest Graduate School of Management in 1987.

EDWARD L. HALPERN has been a director since March 1999 and served as our COO from January 1999 until March 1999. Mr. Halpern founded On-Line Bedding in 1981 and served as its president, CEO and sole director. He has continued his duties with On- Line Bedding since our acquisition of it in January 1999. Edward L. Halpern is the father of Gregory J. Halpern.

ERIK BROWN has been our vice president of corporate development since March 1999, president of CGI Capital from May 1999 until March 2000, and director of CGI Capital since November 19, 1999. Mr. Brown was a Financial Consultant in the Private Client Group at Merrill Lynch, Pierce, Fenner & Smith from August 1997 to March 1999. He earned a degree in finance in 1997 from the Eli Broad College of Business, Michigan State University.

STEVEN H. SALGAN, M.D. has been a member of our board of directors since March 2000. Since January 1998, Dr. Salgan has been president of Steven H. Salgan, M.D., Ltd., a practice specializing in primary care internal medicine and general/family medicine, and since May 1999, he has been president of Steven H. Salgan, M.D., P.C. Since 1997, he has been a member of the American Association of Professional Ringside Physicians, and since 1996, he has been a member of the Internal Medicine Subcommittee for Quality Assurance of Saint Margaret - Meray Hospital in Hammond, Indiana. Dr. Salgan received a B.S. in Psychology from DePaul University in 1976, and a M.D. from Abraham Lincoln School of Medicine, University of Illinois in June 1982.

STANFORD JAY LEVIN has been a member of the board of directors since March 2000. Since 1988, Mr. Levin has been the proprietor of Levin Enterprises, an auto brokerage company located in Indiana. From January 1986 until June 1988, Mr. Levin was a public school teacher. From May 1981 until May 1985, he was employed by Hohman Professional Corp., a real estate development and management company where his duties included commercial real estate management and overseeing renovations, and from June 1975 until May 1981, he was employed by Yale Corporation of Hammond, a real estate management company, where his responsibilities included commercial real estate management. Mr. Levin received a B.S. in Education from Indiana University in 1975.

Other than the father-son relationship between Mr. Edward L. Halpern and Mr. Gregory J. Halpern described above, there is no family relationship between any of our executive officers and directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified. Officers are elected annually by the board of directors and their terms of office are at the discretion of the board. Our officers devote their full time to our business.

COMMITTEES OF THE BOARD OF DIRECTORS

In July 1999, we established an audit committee and a compensation committee of our board of directors. The audit committee will recommend the firm to be employed as our independent public accountants, and will review the scope of the audit and audit fees. In addition, the audit committee will consult with the independent auditors with regard to the plan of audit, the audit report and the management letter, and will confer with the independent auditors with regard to the adequacy of internal accounting controls, as appropriate, out of the presence of management. The members of the audit committee are Messrs. Gregory J. Halpern, Levin and Salgan.

The compensation committee will administer our 1999 Stock Option Plan, and is charged with monitoring, reporting and recommending to the board of directors on all matters concerning compensation and benefits of our executive officers and senior staff. The compensation committee consists of Messrs. Gregory J. Halpern, Levin and Salgan; in matters considered by the compensation committee which directly relate to Mr. Gregory J. Halpern, the compensation committee consists of Messrs. Menon, Levin and Salgan.

EMPLOYMENT AGREEMENTS

To ensure their continued contribution to our growth and development, we have entered into employment agreements with our executive officers. The material terms of each are described below.

GREGORY J. HALPERN. We are a party to a three year employment agreement with Mr. Halpern which expires in January 2002. Mr. Halpern is paid an annual salary of $76,000, and we granted him 30,000 stock options exercisable at $2.50 per share under our 1999 Stock Option Plan that expire in January 2003.

FRANK K. MENON. We are a party to a three year employment agreement with Mr. Menon which expires in February 2002. Mr. Menon is paid an annual salary of $72,000, and we granted him 40,000 stock options exercisable at $2.50 per share under our 1999 Stock Option Plan that expire in February 2002. We also issued Mr. Menon 10,000 shares of our common stock as a signing bonus.

DANA L. DABNEY. We are a party to a three year employment agreement with Mr. Dabney, which expires in January 2002. Mr. Dabney is paid an annual salary of $60,000, and we granted him 24,000 stock options exercisable at $2.50 per share under our 1999 Stock Option Plan that expire in January 2003.

ARTHUR C. TANNER. We are a party to a three year employment agreement with Mr. Tanner which expires in March 2002. Mr. Tanner is paid an annual salary of $60,000, and we granted him 20,000 stock options exercisable at $2.50 per share which expire in March 2002. We subsequently granted Mr. Tanner an additional 10,000 stock options exercisable at $10.00 per share which expire in July 2003. All of these options were granted under our 1999 Stock Option Plan. We also issued Mr. Tanner 10,000 shares of our common stock as a signing bonus.

MICHAEL J. THERIAULT. We are a party to a three year employment agreement with Mr. Theriault which expires in June 2002. Mr. Theriault is paid an annual salary of $68,000, and we granted him 20,000 stock options exercisable at $10.00 per share.

We subsequently granted Mr. Theriault an additional 10,000 stock options exercisable at $10.00 per share. All of these options were granted under our 1999 Stock Option Plan and expire in June 2003. We also issued Mr. Theriault 10,000 shares of our common stock as a signing bonus.

ERIK J. BROWN. We are a party to a three year employment agreement with Mr. Brown which expires in March 2002. Mr. Brown is paid an annual salary of $42,500, and we granted him 20,000 stock options exercisable at $2.50 per share. We subsequently granted Mr. Brown an additional 10,000 stock options exercisable at $10.00 per share. All of these stock options were granted under our 1999 Stock Option Plan and expire in March 2002. We also issued Mr. Brown 10,000 shares of our common stock as a signing bonus.

All of these employment agreements also provide, among other things:

         - participation in any profit-sharing or retirement plan and in other employee benefits applicable to our employees and executives;

         -        benefits in the event of disability or death; and

         - contain non-disclosure and non-competition provisions. A state court, however, may determine not to enforce, or only partially enforce, the non-compete provisions of these employment agreements.

Under the terms of the employment agreements, we may terminate the employment of the employee with cause, as defined in the employment agreement, in which event he would receive no severance benefits.

KEY-MAN INSURANCE

We are the beneficiary of a $5 million life insurance policy on the life of Mr. Gregory Halpern.

EXECUTIVE COMPENSATION

We began our operations in 1997. The following table summarizes all compensation accrued and paid by us in each of the last three fiscal years to our chief executive officer and each other executive officer serving as executive officers whose annual compensation exceeded $100,000.

                                     Annual Compensation                          Compensation Awards Options
                         ----------------------------------------------           ----------------------------
Name and                                                   Other Annual           Number of       All Other
Principal Position       Year       Salary     Bonus       Compensation            Shares        Compensation
------------------       ----       ------     -----       ------------           -------        ------------
Gregory J. Halpern,      1997       $88,903      0              0                   0                 0
 Chairman and Chief      1998       $76,000      0              0                   0                 0
 Executive Officer       1999       $76,000      0              0                   0                 0


Of the total $88,903 reported for Mr. Halpern for 1997, $12,903 represents actual compensation paid to him and the balance of $52,000 represents the estimate of the fair value of his services to us for which he did not receive compensation. The $88,903 has been recognized by us as an expense during 1997. We did not pay Mr. Halpern any compensation for services he rendered to us in 1998. The amount in the above table represents our estimate of the fair value of the services and this amount has been recognized by us as an expense during 1998.

DIRECTORS COMPENSATION

In August 1999, we adopted a compensation policy for our outside directors, which includes:

         * options will be granted annually under our 1999 Stock Option Plan to purchase 15,000 shares of our common stock, exercisable at the fair market value on the date of grant, to each outside director;

         * these options will vest at the rate of 5,000 options on each of the first, second and third anniversary date of the grant date, and will be exercisable for three years from the grant date,

         * directors and officers insurance coverage in an amount reasonably acceptable to us, and

         * reimbursement for all reasonable out-of-pocket expenses the outside director incurs in attending our board of directors meetings.

Members of our board of directors who are our executive officers do not receive any additional compensation for their services to us in their capacity as a member of our board of directors, other than coverage under our directors and officers insurance policy.

1999 INCENTIVE STOCK OPTION PLAN

On January 1, 1999, our board of directors and a majority of our stockholders initially adopted the Circle Group Internet, Inc. 1999 Stock Option Plan. The purpose of the plan is to increase the employees', advisors and non-employee directors' proprietary interest in Circle Group Internet, and to align more closely their interests with the interests of our stockholders. An additional purpose of the plan is also to enable us to attract and retain the services of experienced and highly qualified employees and non-employee directors.

We initially reserved an aggregate of 1,000,000 shares of common stock for issuance under the Plan. Subsequently, on February 17, 2000, we increased the maximum number of shares issuable upon the exercise of options granted under the plan to 2,000,000 shares. As of the date of this prospectus, grants for 1,497,000 under the plan are outstanding. The compensation committee of the board of directors will administer the plan including the selection of the persons who will be granted plan options under the plan, the type of plan options to be granted, the number of shares which may be granted under each plan option and the plan option price.

Plan options granted under the plan include:

         - incentive stock options under Section 422 of the Internal Revenue Code of 1986,

         -        non-qualified options, and

         - reload options, which permit an eligible person to pay the exercise price of the plan option with shares of common stock owned by the eligible person, and receive a new plan option to purchase shares of common stock equal in number to the tendered shares.

Any incentive option granted under the plan must provide for an exercise price of at least 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of the fair market value as determined on the date of the grant.

The term of each plan option and the manner in which it may be exercised is determined by the compensation committee of the board of directors, provided that no plan option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by compensation committee of the board of directors.

The per share purchase price of shares in plan options granted under the plan may be adjusted in the event of changes in our capitalization, but any adjustment will not change the total purchase price payable upon the exercise in full of plan options granted under the plan. Our officers, directors and key employees will be eligible to receive non-qualified options under the plan. Only our officers, directors and employees who are employed by us, including any subsidiary, are eligible to receive incentive options.

All plan options are non-assignable and nontransferable, except by will or by the laws of descent and distribution. Plan options may only be exercised by the optionee during the lifetime of the optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, the plan option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the plan option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the plan option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of
Section 22(c)(3) of the Internal Revenue Code, the plan option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of the disability. The same type of termination provisions apply to options granted to our board members in the event they resign their board seats, or are not reelected by our shareholders.

The board of directors or the compensation committee of the board of directors may amend, suspend or terminate the plan at any time, except that no amendment shall be made which:

         - increases the total number of shares which we may grant under the plan or changes the minimum purchase price, except in either case in the event of adjustments due to changes in our capitalization,

         - effects outstanding plan options or any of their exercise rights,

         -        extends the term of any plan option beyond 10 years, or

         -        extends the termination date of the plan.

Unless the plan shall have been suspended or terminated, the plan shall terminate approximately 10 years from the date of the plan's adoption. Any termination of the plan shall not affect the validity of any plan options previously granted.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Illinois Business Corporations Act provides for indemnification of directors, employees, officers and agents of Illinois corporations. Our articles of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the Illinois Business Corporation Act. Because indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons by these provisions, we have been informed that, in the opinion of the SEC, indemnification is against public policy as expressed and the Securities Act and is unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In 1997, Mr. Gregory Halpern received 6,494,000 shares and Mr. Dana Dabney received 500,000 shares of our common stock for the nominal consideration of par value $.0001 per share as founders of Circle Group Internet. Messrs. Halpern and Dabney as its founders are considered promoters of Circle Group Internet, and the stock was issued to them in connection with the organization of Circle Group Internet.

During fiscal 1997, we established a note payable in the principal amount of $16,403 to Mr. Gregory J. Halpern, our founder and CEO, to purchase furniture and fixtures, including computer equipment for our offices. The note provided for interest at 18% per annum and was unsecured. We repaid the note in full before December 31, 1998.

From January 1997 until July 1999, we leased office space from Mr. Gregory J. Halpern at a monthly rental amount of approximately $2,700. This office location was within Mr. Halpern's residence.

In November 1997, On-Line Bedding purchased a new vehicle to be used by Mr. Edward L. Halpern, its president, from an automobile dealership which was an unaffiliated third party for approximately $75,816. In November 1998, prior to our acquisition of On-Line Bedding, Mr. Edward L. Halpern purchased the vehicle from On-Line Bedding for $41,800. At the time of the purchase, the depreciated value of this vehicle on On-Line Bedding's financial statements was $73,776. The purchase price paid by Mr. Halpern was equal to the then loan value of the vehicle as quoted by a local bank. On-Line Bedding recognized a loss on the sale of this asset of approximately $31,976 during the fiscal year ended December 31, 1998.

In January 1999, we acquired 100% of the issued and outstanding stock of On-Line Bedding from Mr. Edward L. Halpern, one of our officers and directors, and his wife in exchange for 400,000 shares of our common stock. Mr. Gregory J. Halpern, our president and CEO, was a co-founder of On-Line Bedding. We accounted for our acquisition of On-Line Bedding as a combination of related party interests. For accounting purposes, we have recorded a dividend of $954,214 which represents the excess of the purchase price paid over the net assets we received.

On-Line Bedding was an S corporation prior to our acquisition of its capital stock. On-Line Bedding distributed all of its retained earnings to its shareholders at the end of each fiscal year. Total distributions for the three months ended March 31, 2000 and fiscal years ended December 31, 1998 and 1997 were $21,811, $275,709 and $72,033, respectively. At July 5, 2000, we owed Mr. and Mrs. Edward Halpern $21,078 which represented shareholder distributions prior to our acquisition of On-Line Bedding. We have issued Mr. and Mrs. Edward Halpern a demand promissory note bearing no interest.

In addition, in March 1999, we acquired 3,200,000 shares of the common stock, or approximately 82% of the issued and outstanding capital stock of PPI Capital, a shell corporation, from Mr. Gregory J. Halpern, one of our officers and directors, in exchange for $20,000. The remaining approximate 18% of PPI Capital is owned by the shareholders of Pain Prevention, Inc., a Utah corporation which was formerly PPI Capital's sole shareholder. Mr. Dana Dabney, one of our officers and directors, owns 70,286 shares, or approximately 1.7% of the remaining 18% of PPI Capital's stock not owned by Circle Group Internet. We anticipate that we will use PPI Capital as either a holding company or as a candidate for a reverse merger with an operating entity. We do not, however, have any agreements or understandings with any third parties regarding PPI Capital.

As a term of employment agreements we have with four of our executive officers, we issued each of these individuals shares of our common stock as a signing bonus. The following table sets forth the names, date of issuance and the number of shares issued to each individual and value attributed to the shares issued.

Name                       Date                               No. of Shares                      Value Attributed
----                       ----                               -------------                      ----------------
Frank K. Menon             February 1, 1999                      10,000                              $ 25,000

Erik J. Brown              March 1, 1999                         10,000                              $ 25,000

Arthur C. Tanner           March 1, 1999                         10,000                              $ 25,000

Michael Theriault          June 1, 1999                          10,000                              $100,000


On March 1, 1999, Nancy Dabney, our receptionist and wife of Dana Dabney, one of our founders, received 2,000 shares as a bonus.

On August 1, 1999, Mr. Gregory J. Halpern, our Chairman and Chief Executive Officer, borrowed $935,000 from us under a secured promissory note. This note bore interest at 8% per annum. As collateral for the note, Mr. Halpern granted us a first mortgage on his principal residence. This residence had a fair market value which exceeded the principal amount of the note and, with the exception of our mortgage, was unencumbered. Mr. Halpern is an accredited investor. The note was satisfied in full on December 7, 1999, and we have released our mortgage on the property.

In 1996, CGI Capital, which was formerly known as CIG Securities, Inc., was formed by its parent company, Internet Broadcasting Company, Inc. a Delaware corporation, to take advantage of the developing Internet direct public offering service market. Prior to our acquisition of CGI Capital in November 1999, it was a wholly-owned subsidiary of Internet Broadcasting Company, Inc. Messrs. Bradley
M. Levine, James W. Dwyer, Cort A. Neimark, Edmund Allen Tubbs, and Leonard Simon are the controlling persons of Internet Broadcasting Company, Inc. On behalf of Internet Broadcasting Company, Inc., Mr. Levine took the initiative in founding and organizing CGI Capital, and he was the original officer and director of CGI Capital. Because of these actions, he would be considered CGI Capital's promoter. Mr. Levine, however, did not individually receive anything of value for his actions in the formation and organization of CGI Capital. Upon its organization, Internet Broadcasting Company, Inc. became CGI Capital's sole shareholder, receiving 100 shares of its common stock which represented all the issued common stock.

On December 16, 2000, we drew down $300,000 from the line of credit to purchase a certificate of deposit. The certificate of deposit was pledged to secure a personal line of credit of the Chairman of the Board of Directors. The certificate of deposit pays interest yearly at 8.25% and matures on December 16, 2002. The certificate of deposit was collateralized by 50,000 shares of our common stock owned by the Chairman of the Board of Directors. On March 7, 2000, the certificate of deposit account was closed, and the amount of $300,000 was transferred back to our line of credit. On April 14, 2000, we drew down again $300,000 from the line of credit to purchase a certificate of deposit to pledge as security for a personal line of credit of the Chairman of the Board of Directors. The certificate of deposit pays interest yearly at 6.77% and matures on March 7, 2003. The certificate of deposit is collateralized by 60,000 shares of our common stock owned by the Chairman of the Board of Directors. On June 19, 2000, the certificate of deposit account was closed, and the amount of $300,000 was transferred back to our line of credit.

OUR POLICY REGARDING TRANSACTIONS WITH OUR AFFILIATES

Transactions with our officers, directors and principal shareholders have been made upon terms no less favorable to us than we might receive from unaffiliated third parties. In September 1999, we adopted a policy which requires that terms be no less favorable to us than we might receive from unaffiliated third parties and the approval of a majority of our disinterested directors for any future transaction involving an officer, director or 5% of greater shareholder.

                           OUR PRINCIPAL SHAREHOLDERS

As of July 26, 2000, there were 9,894,680 shares of our common stock issued and outstanding, without giving effect to the exercise of outstanding options or warrants to acquire an additional 1,473,680 shares of our common stock. The following table sets forth information as of July 26, 2000 with respect to the beneficial ownership of shares of common stock currently issued and outstanding by:

         - each person known to us to be the owner of more than 5% of the outstanding shares of common stock,

         -        each officer and director, and

         -        all officers and directors as a group.

Unless otherwise indicated, the address for each individual listed is 1011 Campus Drive Mundelein, Illinois 60060.

Name                                                         No. of Shares                % of Ownership
----                                                         -------------                --------------
Gregory J. Halpern                                            6,539,500                        66.9%
Dana L. Dabney                                                  541,000                         5.5%
Frank K. Menon                                                  270,000                         2.7%
Erik Brown                                                       80,000                          *
Edward L. Halpern                                               400,000                         4.1%
Michael J. Theriault                                            190,000                         1.9%
Arthur C. Tanner                                                200,000                         2.0%
Steven H. Salgan, M.D.                                           45,000                          *
Stanford Jay Levin                                               65,000                          *
All officers and directors
as a group (nine persons)                                     8,333,550                        84.2%


* represents less than 1%

In the preceding table:

- Mr. Halpern's shares include 309,500 shares held in the name of HF Trust, a trust of which Mr. Halpern is the trustee, options to purchase 30,000 shares of our common stock expiring in January 2003 and options to purchase 200,000 shares of our common stock expiring in February 2003. 247,000 shares held by HF Trust are being registered for resale under this prospectus.

- Mr. Dabney's shares includes options to purchase 24,000 shares of our common stock expiring in January 2003, options to purchase 5,000 shares of our common stock expiring in February 2003, options, owned of record by Nancy Dabney, his wife, to purchase 10,000 shares, of which 4,000 expire March 2002 and 6,000 expire January 2003, and 2,000 shares owned of record by Nancy Dabney, his wife.

- Mr. Menon's shares includes options to purchase 40,000 shares of our common stock expiring in February 2002 and options to purchase 220,000 shares of our common stock expiring in February 2003.


- Mr. Brown's shares includes options to purchase 20,000 shares of our common stock expiring in March 2002, options to purchase 50,000 shares of our common stock expiring in February 2003, and options to purchase 10,000 shares of our common stock expiring July 2003.


- Mr. Edward L. Halpern's shares include 196,000 shares owned of record by Mr. Halpern and 204,000 shares owned of record by Diane Halpern, his wife.

- Mr. Theriault's shares includes options to purchase 20,000 shares of our common stock expiring in June 2002, options to purchase 160,000 shares of our common stock expiring in February 2003, and options to purchase 10,000 shares of our common stock expiring July 2003.

- Mr. Tanner's shares includes options to purchase 20,000 shares of our common stock expiring in May 2002, options to purchase 170,000 shares of our common stock expiring in February 2003, and options to purchase 10,000 shares of our common stock expiring July 2003.


- Mr. Salgan's shares include options to purchase 5,000 shares of our common stock expiring in March 2003, but excludes options to purchase 10,000 shares of our common stock which have not yet vested.

- Mr. Levin's shares include warrants to purchase 20,000 shares of our common stock expiring in March 2002 and options to purchase 5,000 shares of our common stock expiring in March 2003, but excludes options to purchase 10,000 shares of our common stock which have not yet vested.

                            MARKET FOR OUR SECURITIES

There has previously been no market for our common stock. We have applied for listing of our common stock on the American Stock Exchange. We do not know if our application for listing will be accepted. Even if our common stock is accepted for listing, we do not know if a market for our common stock will ever be established. Because we did not undertake an IPO, we do not have the support of an underwriter who could help us in gaining recognition with individual investors. We do not know of any analysts who intend to institute coverage on our common stock if it should be included for listing on a national exchange. Both of these factors are important in establishing a liquid trading market for our common stock. The absence of any meaningful market in our common stock will adversely affect your ability to sell the common stock in the future.

We have approximately 411 record shareholders of our common stock. Based upon the records of our transfer agent, we believe we have in excess of 560 beneficial owners of our common stock.

                            SELLING SECURITY HOLDERS


The following table sets forth the name of each selling security holder, the number or shares of common stock beneficially owned by the selling security holder as of August 30, 2000, and the number of shares being offered by each selling security holder. During the past three years no selling security holder has been our officer, director or affiliate, nor has any selling security holder had any material relationship with us during the period, other than as set forth below.

As a term of our two private placements, for one year from the date of the purchase we have agreed to notify the purchasers of the filing of a registration statement under the Securities Act, except those filed on Forms S-4 or S-8, and give the purchasers the opportunity to include the shares of common stock owned by them registration statement so as to permit the public resale of those shares. The registration statement of which this prospectus forms a part is being filed by us in satisfaction of the registration rights. The registration statement has been prepared and filed at our expense, including our legal and accounting fees, and printing expenses. We will not pay brokerage commissions, transfer taxes and the fees of counsel to the selling security holders. In connection with filing the registration statement, the selling security holders will be required to furnish information to us and to indemnify us against civil liabilities, including liabilities arising under the Securities Act with respect to the information provided to us.

The shares of common stock being offered by this prospectus are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time. However, the selling security holders are under no obligation to sell all or any portion of the shares of common stock immediately under this prospectus. Because the selling security holders may sell all or a portion of their shares of common stock, no estimate can be given as to the number of shares of common stock that will be held by any selling security holder upon termination of any offering made under this prospectus; accordingly, the following table assumes the exercise of the warrants and the sale of all shares of common stock by the selling security holders immediately following the date of this prospectus.

                                                         No. of Shares        No. of Shares              %
                               No. of Shares               of Common         of Common Stock          Owner-
                              of Common Stock            Stock Offered        Beneficially             ship
Name of Selling             Beneficially Owned              By This               Owned                After
Security Holder             as of August 30, 2000         Prospectus         After Offering          Offering
-------------------------------------------------------------------------------------------------------------------
David Abrahams                     1,000                     1,000                  0                    *
Louise Abrahams                    2,000                     2,000                  0                    *
Richard L. and Louise
Abrahams, Trustees                20,000                    20,000                  0                    *
Amity Enterprises                 50,000                    50,000                  0                    *
Joseph Anthony                     1,000                     1,000                  0                    *
Kevin J. Bauer                       600                       600                  0                    *
Myron Basch                        1,000                     1,000                  0                    *
Marc Bear                          2,000                     2,000                  0                    *
Bruce F. Berkowitz                 5,000                     5,000                  0                    *
Ivo Beelen                         4,000                     4,000                  0                    *
Benchmark Capital
  Ventures LLC                   200,000                   200,000                  0                    0
Ivka Berry                         2,000                     2,000                  0                    *
Joel and Trixie Bode               3,000                     3,000                  0                    *
Jacqueline Burgess                   200                       200                  0                    *
Marshall S. Blackham               5,000                     5,000                  0                    *
Charles Blumenfield                6,000                     6,000                  0                    *
Lucille T. Brown                   2,500                     2,500                  0                    *
E. Ann Burke and
Marc Burke, JTWROS                10,000                    10,000                  0                    *
James Campagna                     2,500                     2,500                  0                    *
Daniel I. Caplan, M.D.             5,000                     5,000                  0                    *
Ronald Carlson                     1,000                     1,000                  0                    *
Kwanzu Chen                        1,000                     1,000                  0                    *
John T. Colvin and
Gail Covin, JTWROS                10,000                    10,000                  0                    *
Congregation of Hakoil
Koil Yakov                        40,000                    40,000                  0                    *
Delta Energy Corp.                25,000                    25,000                  0                    *




                                                     No. of Shares            No. of Shares             %
                           No. of Shares               of Common             of Common Stock         Owner-
                          of Common Stock            Stock Offered            Beneficially            ship
Name of Selling         Beneficially Owned              By This                   Owned               After
Security Holder        as of August 30, 2000          Prospectus             After Offering         Offering
-------------------------------------------------------------------------------------------------------------------
Dillion Capital LLC              5,000                   5,000                       0                *
Connie E. Donaldson              2,000                   2,000                       0                *
Steven Donia                     4,000                   4,000                       0                *
Gary S. Ducharme                 2,000                   2,000                       0                *
Gary J. Elkins and
Abigail Elkins, JTWROS           5,000                   5,000                       0                *
Shaun M. Emerson                10,000                  10,000                       0                *
Paul T. Evans                   20,000                  20,000                       0                *
Stewart Flink                   21,600                  21,600                       0                *
Isaac Friedman
and Philip Katz, JT             10,000                  10,000                       0                *
Mordechai Friedman              10,000                  10,000                       0                *
Ronald L. Fauconniere            5,000                   5,000                       0                *
Anthony Fiore                    2,000                   2,000                       0                *
Jeffrey K. Forgacs               2,000                   2,000                       0                *
Javier Garcia, Jr.                 200                     200                       0                *
Edward Giuntini                  2,000                   2,000                       0                *
Caroline G. Graddon              5,000                   5,000                       0                *
Daniel K. Grice                  2,500                   2,500                       0                *
George D. Guritz                10,000                  10,000                       0                *
George D. Guritz, IRA           10,000                  10,000                       0                *
HF Trust                       312,550                 247,000                 247,000              2.5%
Kevin R. Hitzeman               15,000                  15,000                       0                *
Sean W. Hitzeman                15,000                  15,000                       0                *
Claudia S. Horty                18,000                  18,000                       0                *
Enamul Islem                       400                     400                       0                *
Alison Jarret                    7,500                   7,500                       0                *
JRF Investments II, Ltd.         5,000                   5,000                       0                *
JRF Investments III, Ltd.        5,000                   5,000                       0                *
JRF Investments IV, Ltd.         5,000                   5,000                       0                *
Ramesh Kannan                    1,000                   1,000                       0                *
Clarence Kanthak                 1,000                   1,000                       0                *
Thomas J. Kanthek                1,000                   1,000                       0                *
James A. Kasch                   5,000                   5,000                       0                *
Mark Kaufman                       628                     628                       0                *
Jay Kaufman                      7,800                   7,800                       0                *
John Kaufman SEP IRA               624                     624                       0                *
James Kemp                       4,000                   4,000                       0                *
Kollel Alta Faige               17,400                  17,400                       0                *
Kollel Alta Faige, Philip
   Katz and Isaac
   Friedman, JT                  1,500                   1,500                       0                *
Daniel Korshak                     400                     400                       0                *
Lawrence Lacerte                50,000                  50,000                       0                *


                                                         No. of Shares          No. of Shares           %
                                No. of Shares              of Common           of Common Stock        Owner-
                               of Common Stock           Stock Offered          Beneficially           ship
Name of Selling              Beneficially Owned             By This                 Owned              After
Security Holder             as of August 30, 2000         Prospectus           After Offering        Offering
-------------------------------------------------------------------------------------------------------------------
Eddie Lee                           13,920                     13,920                  0                *
Stanford J. Levin                   20,000                     20,000                  0                *
Shaqqian Lu                            200                        200                  0                *
Mary Lytle                             200                        200                  0                *
Stewart L. Macklin                   2,500                      2,500                  0                *
William McClure                     16,000                     16,000                  0                *
Alakesh Mitra                       10,000                     10,000                  0                *
Thomas Molnar                        4,000                      4,000                  0                *
Ismael Morales                         800                        800                  0                *
Stephen Morris                         600                        600                  0                *
Lawrence A. Mulvaney,
    Trustee                          1,000                      1,000                  0                *
Larry Mulvaney IRA                   1,500                      1,500                  0                *
Khalid M. Mursi                      5,000                      5,000                  0                *
Ramanaprasad Nandigama                 400                        400                  0                *
Nguyen Hoi                           4,000                      4,000                  0                *
George E. Orfanos                    6,000                      6,000                  0                *
Harry Orfanos and
Vasso Orfanos, JTWROS                  500                        500                  0                *
Nancy Page                           1,000                      1,000                  0                *
Paradigm Fund C., L.P.             443,090                    443,090                  0                *
Points Partnership                   2,500                      2,500                  0                *
Joanne Pontarelli                      400                        400                  0                *
Patricia Ann Richard                 2,400                      2,400                  0                *
Phillip Rose                         3,000                      3,000                  0                *
Robert Rosin                        50,000                     50,000                  0                *
Tom Rosenquist                       2,000                      2,000                  0                *
Steven Salgan                       40,000                     40,000                  0                *
Susan Schaumberger                  10,000                     10,000                  0                *
Mary Alice Schmidtke IRA             2,500                      2,500                  0                *
Mary Schmidtke                       4,000                      4,000                  0                *
Jeffery and Julie Schlesinger
  JTWROS                               624                        624                  0                *
Oskar Schneider                     12,000                     12,000                  0                *
Vincent G. Secontine
   Revocable Living Trust            2,000                      2,000                  0                *
Ralph Sesso IRA                      2,500                      2,500                  0                *
Jitendra Shah and Neha
Shah, JTWROS                         2,200                      2,200                  0                *
Sami Sheeshia                          600                        600                  0                *
Geoffrey M. Shotton                 10,000                     10,000                  0                *
Hardayal Singh                         400                        400                  0                *
Mark Slezak                         10,000                     10,000                  0                *
Martin Straus and
Mercedes Straus, TIE                10,000                     10,000                  0                *



                                                         No. of Shares          No. of Shares           %
                                No. of Shares              of Common           of Common Stock        Owner-
                               of Common Stock           Stock Offered          Beneficially           ship
Name of Selling              Beneficially Owned             By This                 Owned              After
Security Holder             as of August 30, 2000         Prospectus           After Offering        Offering
-------------------------------------------------------------------------------------------------------------------
Erik Surono                         280                       280                      0                 *
Erica Swerdlow and
Brian Swerdlow                    3,000                     3,000                      0                 *
Kenneth Swiggart                  2,500                     2,500                      0                 *
Peter G. Szinte                  24,000                    24,000                      0                 *
Phillip Tallman                   2,000                     2,000                      0                 *
Isaac Teitelbaum                 20,000                    20,000                      0                 *
Stanford F. Terry and
Ruth A. Terry, JTWROS             2,000                     2,000                      0                 *
Michelle L. Tiburzi               5,000                     5,000                      0                 *
Kyaw Myo Tin                      2,000                     2,000                      0                 *
Erik Travelstea                   2,000                     2,000                      0                 *
Donna Mae Turrentle                 624                       624                      0                 *
Mario Valente                     4,000                     4,000                      0                 *
Mario Valente and
Guiseppe Valente,
   JTWROS                         4,000                     4,000                      0                 *
Vijay Vemuri                        400                       400                      0                 *
Anthony R. Verrecchia             1,200                     1,200                      0                 *
Ed Wodziak Jr.                    1,000                     1,000                      0                 *
Mali H. Wu                        2,000                     2,000                      0                 *
Eugene Young                      2,000                     2,000                      0                 *
Farhad Zaghi                    120,000                   120,000                      0                 *

Total                         1,833,760


*        represents less than 1%

In the preceding table:

- Beneficial ownership is determined in compliance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days of July 5, 2000 through the conversion or exercise of any security or other right.

-        Mr. Joseph A. Rosin is the controlling person of Amity Enterprises.

- The information concerning Mr. Bear assumes the exercise of a warrant to purchase 2,000 shares of our common stock at $2.50 per share.

- The total for Mr. Blumenfield does not include options to purchase 15,000 shares of our common stock at $10.00 per share, vesting 5,000 options on the first, second and third anniversary date of the date of grant, awarded to him in September 1999 as compensation for his service as an outside director.

- The information concerting Mr. Flink assumes the exercise of an outstanding warrant to purchase 21,600 shares of our common stock at $2.50 per share.

- Congregation of Hakoil Koil Yakov is a not-for-profit entity which is controlled by Mrs. Gitta Brull.

- HF Trust is a trust of which Mr. Gregory Halpern, one of our executive officers and a member of our board of directors, is trustee. Because HF Trust is an affiliate of ours, the number of shares it may sell during any three month period will be subject to the volume limitations of Rule 144 of Securities Act

-        Mr. James Kokenis is the beneficial owner of Delta Energy Corp.

-        Mr. Stewart Flink is the beneficial owner of Dillion Capital LLC.

- Mr. John Fox is the controlling person of JRF Investments II, Ltd., JRF Investments III, Ltd. and JRF Investments IV, Ltd.

- The information concerning Mr. Jay Kaufman assumes the exercise of an outstanding warrant to purchase 7,800 shares of our common stock at $2.50 per share.

- Kollel Alta Faige is a not-for-profit entity which is controlled by Jay Kaufman and Isaac Friedman.

- The information concerning Mr. Lee assumes the exercise of a warrant to purchase 13,920 shares of our common stock exercisable at $2.50 per share.

- The information concerning Mr. Levin assumes the exercise of a warrant to purchase 20,000 shares of our common stock exercisable at $2.50 per share.

- Messrs. Sheldon Drobny, Ruben Rosenberg and Aaron J. Fischer are the general partners of Paradigm Fund C., L.P. The number of shares of common stock beneficially owned includes warrants exercisable at $2.50 per share to purchase 123,860 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

- Messrs. Richard M. Finger and Timothy M. Finger are the general partners Points Partnership.

-        The number of shares of common stock beneficially owned by Ms.
         Schmidtke includes warrants exercisable at $2.50 per share to purchase 2,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

-        Mr. and Mrs. Swerdlow are the principals of EBS Public Relations, Inc.
         In March 1999, we entered into a one year agreement with EBS Public Relations, Inc. to provide public relations services to us and under the agreement agreed to issue to EBS Public Relations, Inc. 500 shares of our common stock per month as compensation for its services. In addition, we agreed pay out-of-pocket expenses including overnight mails, postage, phone changes, photocopies, travel, etc. The agreement was terminated on December 1999. EBS Public Relations, Inc. has requested that the stock be issued directly to Mr. and Mrs. Swerdlow. The number of shares of common stock shown as beneficially owned reflects the payments to date.

- The number of shares of common stock beneficially owned by Mr. Szinte includes warrants exercisable at $2.50 per share to purchase 4,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

- The number of shares of common stock beneficially owned by Mr. Valente includes warrants exercisable at $2.50 per share to purchase 2,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

- The number of shares of common stock beneficially owned by Mr. Zaghi includes warrants exercisable at $2.50 per share to purchase 20,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

                              PLAN OF DISTRIBUTION


There is currently no public market for our common stock. The selling security holders have no means available to them to publicly sell the shares of our common stock owned by them.


It is our intention to pursue a listing of our common stock on the American Stock Exchange. We cannot predict at this time, however, if this listing will be granted. If we do not obtain a listing on the American Stock Exchange, we will attempt to have our common stock included for quotation on the NASD's OTC Bulletin Board.

If we are eventually successful in obtaining a listing of our common stock on either the American Stock Exchange or the OTC Bulletin Board, the shares of our common stock offered by this prospectus may be then sold from time to time by the selling security holders, who consist of the persons named under "Selling Security Holders" above and those persons' pledgees, donees, transferees or other successors in interest. The selling security holders may sell the shares on the exchange on which our common stock is then listed or otherwise, at market prices or at negotiated prices. They may sell the shares of common stock by one or a combination of the following:

         - a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker or dealer as principal and resale by the broker or dealer for its account under this prospectus;

         - ordinary brokerage transactions and transactions in which a broker solicits purchasers;

         - an exchange distribution in compliance with the rules of the exchange;

         -        privately negotiated transactions;

         -        short sales;

         - if a sale qualifies, in compliance with Rule 144 of the Securities Act rather than under this prospectus; and

         -        any other method permitted by applicable law.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them, and the pledgees, secured parties or persons to whom the shares have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling security holders under this prospectus. The number of selling security holders' shares of common stock beneficially owned by those selling security holders who transfer, pledge, donate or assign the shares will decrease when they take that action. The plan of distribution for selling security holders' shares of common stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling security holders under this prospectus.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling security holder, including in connection with distributions of the common stock by broker-dealers. A selling security holder may also enter into option or other transactions with broker-dealers that involve the delivery of the shares of common stock to the broker-dealers, who may then resell or otherwise transfer the shares. A selling security holder may also loan or pledge the shares of common stock to a broker-dealer and the broker-dealer may sell the shares which were loaned to the broker-dealer or upon a default may sell or otherwise transfer the pledged shares of common stock.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of common stock as agents may receive compensation in the form of commissions, discounts or concessions from the selling security holders and/or purchasers of the common stock for whom broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular broker-dealer may be less than or in excess of customary commissions. The selling security holders and any broker-dealers who act in connection with the sale of the shares of common stock under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling security holder can estimate the amount of compensation. CGI Capital will not participate in any way in the distribution of the shares of common stock offered by this prospectus. We know of no existing arrangements between any selling security holder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock included in this prospectus.

We will pay substantially all of the expenses incident to the registration, offering and sale of the shares of common stock included in this prospectus to the public, which includes our legal, accounting and printing expenses. We will not pay commissions or discounts of underwriters, broker-dealers or agents, or any other costs incurred by the selling security holders.

We have advised the selling security holders that during the time as they may be engaged in a distribution of the shares of common stock included in this prospectus they are required to comply with Regulation M adopted under the Securities Exchange Act. With some exceptions, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealers or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made to stabilize the price of a security in connection with the distribution of that security. All of the factors may affect the marketability of the shares of our common stock.

While we do not anticipate that we will ever become an investment company under the Investment Company Act during the course of this offering, if this should happen our status as a small business issuer under the rules and regulations of the SEC would immediately terminate. The result of this would be that this prospectus would immediately become unavailable for this offering and the selling shareholders would be required to immediately discontinue the sale of any shares of our common stock which are made in reliance on this prospectus. In order for the selling shareholders to continue to sell their shares of our common stock, we would first be required to file either a post-effective amendment or a registration statement on the appropriate investment company form that would need to be declared effective by the SEC before the offering could be resumed.

                            DESCRIPTION OF SECURITIES


Our authorized capitalization consists of 50,000,000 shares of common stock, $.00005 par value per share, of which 9,894,680 shares are issued and outstanding as of August 30, 2000. We have no other classes of securities authorized.


COMMON STOCK

Holders of our common stock are entitled to one vote for each share held of record. There are no cumulative voting rights. Each holder of our common stock is also entitled to receive ratably dividends, if any, as may be declared by the board of directors out of funds legally available for the payment of dividends. We have never paid any dividends on our common stock, and we do not anticipate declaring or paying dividends in the foreseeable future. It is anticipated that any earnings which may be generated from our operations will be used to finance our growth.

The holders of our common stock are also entitled to share ratably in any distribution of our assets after payment of all debts and liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. There are no preemptive rights, conversion rights, redemption provisions or sinking fund provisions with respect to our shares of common stock.

OPTIONS AND WARRANTS

As of the date of this prospectus, we have outstanding options under our 1999 Stock Option Plan to acquire an aggregate of 1,497,000 shares of the common stock.

We also have outstanding warrants to purchase an aggregate of 227,180 shares of our common stock, exercisable at $2.50 per share, which are exercisable until March 2002 which were issued by us in March 1999 to consultants who rendered various services to us. The services provided to us by these consultants included general business matters, investments, real estate, business development, acquisitions, marketing and market research, international business, vehicle brokerage, transportation, and banking and financial matters. There are 11 holders of these warrants. The warrants may be exercised from time to time by the holders until their expiration date, and may be transferred at the discretion of the holders. The warrants also contain customary anti-dilution provisions in the event that we declare a stock split or stock dividend or that we otherwise recapitalize Circle Group Internet.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, an aggregate of 7,045,148 outstanding shares of our common stock, including the remaining 6,247,000 shares owned or controlled by Gregory J. Halpern which are not registered for resale under this prospectus, are restricted securities within the meaning of the federal securities laws, and in the future may be sold in compliance with Rule 144 adopted under the Securities Act, assuming a public market exists for the securities, of which there are no assurances. The 247,000 shares of our common stock owned of record by a trust controlled by Mr. Gregory Halpern which are registered for resale under this prospectus must also be resold in compliance with Rule 144, even though the shares are registered, because Mr. Halpern is our affiliate. Rule 144 provides in part that a person who is not our affiliate and who holds restricted securities for a period of one year may sell all or part of the securities in ordinary brokerage transactions, in compliance with volume limitations and the availability of current public information on Circle Group Internet.

Assuming a public market should develop for our common stock, of which there can be no assurance, our shareholders are not contractually prohibited from selling any of their shares of common stock, if and when sales opportunities arise consistent with the provisions of Rule 144. We cannot predict the effect, if any, that any sales of common stock, or the availability of common stock for sale, may have on the market value of our common stock prevailing from time to time. Sales of substantial amounts of common stock by shareholders, particularly if they are our affiliates, could have a material adverse effect upon the market value of our common stock.

TRANSFER AGENT

Our transfer agent is American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005.

                                  LEGAL MATTERS

Legal matters in connection with this registration statement will be passed upon for us by Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

                                     EXPERTS

Our audited financial statements as of December 31, 1999 and 1998, and for the fiscal years then ended, included in this prospectus have been audited by Harold
Y. Spector, independent certified public accountant, as indicated in his reports. These financial statements are included in this prospectus in reliance upon the authority of Mr. Spector as an expert in accounting and auditing.

================================================================================

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until          , 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson, or other person to provide any information or make any representations about us, except the information or representations contained in this prospectus. You should not rely on any additional information or representation.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities:

         -        except the common stock offered by this prospectus;

         - in any jurisdiction in which the offer or solicitation is not authorized;

         - in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

         - to any person to whom it is unlawful to make the offer or solicitation; or

         - to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sales does not imply that:

         - there have been no changes in the affairs of Circle Group Internet after the date of this prospectus; or

         - the information contained in this prospectus is correct after the date of this prospectus.

                                1,833,760 SHARES

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------
                          CIRCLE GROUP INTERNET, INC.
                                     , 2000

================================================================================

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



CONSOLIDATED BALANCE SHEETS ....................................        F-1

CONSOLIDATED STATEMENTS OF OPERATIONS ...........................       F-3

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY ......       F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS ...........................       F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ......................       F-7


                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIAIRES

                          INDEX TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998



INDEPENDENT AUDITOR'S REPORT ....................................       F-19

CONSOLIDATED BALANCE SHEETS .....................................    F-20-F-21

CONSOLIDATED STATEMENTS OF OPERATIONS ...........................       F-22

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY .......       F-23

CONSOLIDATED STATEMENT OF CASH FLOWS ............................    F-24-F-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ......................       F-26

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
             June 30, 2000(Unaudited) and December 31, 1999(Audited)


                                                           June 30,               December 31,
                                                             2000                     1999
                                                        ------------             ------------
                                     ASSETS

Current Assets
   Cash                                                 $  5,378,838             $  8,820,024
   Restricted Cash - Certificate of
    Deposit                                                        0                1,076,773
   Accounts Receivable                                       247,264                   87,942
   Commission Receivable                                     130,300                        0
   Interest Receivable                                             0                   30,000
   Employee Loans and Advances                                74,457                   68,231
   Notes Receivable, net of allowance for
    loan losses of $405,000 and $1,888,636
    in 2000 and 1999; and net of unamortized
    Loan Origination Fee of $0 and $116,364
    in 2000 and 1999                                               0                        0
   Prepaid Expenses, including
    refundable income taxes                                  801,643                   14,219
   Inventory                                                  38,667                   14,418
                                                        ------------             ------------

   Total Current Assets                                    6,671,169               10,111,607
                                                        ------------             ------------

Property & Equipment                                       1,310,269                1,194,682
Less: Accumulated Depreciation                              (310,938)                (200,595)
                                                        ------------             ------------

   Total Property and Equipment                              999,331                  994,087
                                                        ------------             ------------
Other Assets
   Investments - Stock for Services                        5,019,578                6,099,578
   Investments - Other                                     1,689,572                  500,000
   Certificate of Deposit                                          0                  300,000
   Deposit and Others                                         43,695                   44,474
   Goodwill, net of accumulated
    amortization of $1,608                                    30,016                   31,088
                                                        ------------             ------------
   Total Other Assets                                      6,782,861                6,975,140
                                                        ------------             ------------
TOTAL ASSETS                                            $ 14,453,361             $ 18,080,834
                                                        ============             ============



                             See Accompanying Notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
             June 30, 2000(Unaudited) and December 31, 1999(Audited)


                                                                                            June 30,               December 31,
                                                                                              2000                     1999
                                                                                          ------------             ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts Payable                                                                       $    279,513             $    120,524
   Accrued Expenses                                                                              1,627                    8,741
   Deferred Revenue                                                                          5,209,150                6,099,578
   Line of Credit                                                                                    0                  800,000
   Note Payable - Stockholder                                                                        0                   57,429
                                                                                          ------------             ------------
   Total Current Liabilities                                                                 5,490,290                7,086,272
                                                                                          ------------             ------------
Long-Term Liabilities                                                                                0                        0
                                                                                          ------------             ------------
   Total Liabilities                                                                         5,490,290                7,086,272
                                                                                          ------------             ------------
Stockholders' Equity
   Common Stock, $.00005 par value;
    50,000,000 shares authorized; 9,894,680 shares issued at June 30, 2000 and
    9,873,680 shares issued and outstanding at
    December 31, 1999                                                                              495                      493
   Paid-in Capital                                                                          18,096,412               17,886,414
   Treasury Stock, 2000 shares at cost                                                         (11,269)                       0
   Accumulated Deficit                                                                      (9,121,887)              (6,891,665)
                                                                                          ------------             ------------
                                                                                             8,963,751               10,995,242
   Minority Interest (Deficiency)                                                                 (680)                    (680)
                                                                                          ------------             ------------
   Total Stockholders' Equity                                                                8,963,071               10,994,562
                                                                                          ------------             ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                                                                  $ 14,453,361             $ 18,080,834
                                                                                          ============             ============



                             See Accompanying Notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
            For The Three and Six Months Ended June 30, 2000 and 1999


                                              Three Months Ended                  Six Months Ended
                                                   June 30                           June 30,
                                       -----------------------------       -----------------------------
                                           2000              1999              2000              1999
                                       -----------       -----------       -----------       -----------
Net Sales                              $   420,823       $   486,592       $   868,926       $   708,794

Cost of Sales                              576,955           279,837         1,248,904           435,109
                                       -----------       -----------       -----------       -----------

Gross Profit(Deficit)                     (156,132)          206,755          (379,978)          273,685

Operating Expenses                         784,097           652,519         2,019,253           802,731
                                       -----------       -----------       -----------       -----------

Loss from Operations                      (940,229)         (445,764)       (2,399,231)         (529,046)
                                       -----------       -----------       -----------       -----------
Other Income (Expenses)
  Interest Income                           76,356            50,949           192,747            75,090
  Interest Expense                         (11,738)                0           (25,997)                0
  Other Income                                   0                 0             2,259                 0
                                       -----------       -----------       -----------       -----------
Total Other Income (Expenses)               64,618            50,949           169,009            75,090
                                       -----------       -----------       -----------       -----------
Loss Before Taxes                         (875,611)         (394,815)       (2,230,222)         (453,956)

Provision for Income Taxes                       0                 0                 0                 0
                                       -----------       -----------       -----------       -----------
Net Loss                               $  (875,611)      $  (394,815)      $(2,230,222)      $  (453,956)
                                       ===========       ===========       ===========       ===========
Loss per share-Basic                   $     (0.09)      $    (0.046)      $     (0.23)      $    (0.054)
                                       ===========       ===========       ===========       ===========
Weighted Average Number of Shares
  Outstanding                            9,894,680         8,502,580         9,884,180         8,388,680
                                       ===========       ===========       ===========       ===========


                             See Accompanying Notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (Unaudited)
                       For Six Months Ended June 30, 2000

                                Common Stock
                        ---------------------------      Paid-in     Accumulated       Treasury       Minority
                         Shares           Amount         Capital      Deficit           Stock         Interest           Total
                        ---------       -----------    -----------   -----------     -----------     -----------     -----------
Balance at 12/31/99,
 As restated            9,873,680       $       493    $17,886,414   $(6,891,665)    $         0     $      (680)    $10,994,562

Stock Issued for
 Signing Bonus             21,000                 2        209,998                                                       210,000

Acquisition of
 2000 Shares of Stock                                                                    (11,269)                        (11,269)

Net Loss for the
 Period                                                               (2,230,222)                                     (2,230,222)
                        ---------       -----------    -----------   -----------     -----------     -----------     -----------
Balance at 6/30/00      9,894,680       $       495    $18,096,412   $(9,121,887)    $   (11,269)    $      (680)    $ 8,963,071
                        =========       ===========    ===========   ===========     ===========     ===========     ===========



                             See Accompanying Notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                   For Six Months Ended June 30, 2000 and 1999

                                                            2000                     1999
                                                       ------------             ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                             $ (2,230,222)            $   (453,956)
  Adjustments to reconcile net loss to
   net cash (used) by operating activities:
    Depreciation and Amortization                           114,453                   13,022
    Amortization of Loan Origination Fee                   (116,364)                       0
    Provision for Loan Losses                               516,364                        0
    Stock for Signing Bonus                                 210,000                  295,000
    Other Income for Accumulated
     Depreciation Adjustment                                 (2,259)                       0
    (Increase) Decrease in:
      Accounts Receivable                                  (159,322)                (203,184)
      Interest Receivable                                    30,000                        0
      Commission Receivable                                (130,300)                       0
      Inventory                                             (24,249)                 (43,564)
      Prepaid and Others                                   (787,424)                 (72,658)
      Investments - Stock for Services                    1,080,000               (1,452,000)
    Increase (Decrease) in:
      Accounts Payable                                      158,989                  110,926
      Accrued Expenses                                       (7,114)                    (356)
      Deferred Revenue                                   (1,080,000)               1,452,000
      Income Tax Payable                                          0                   (5,995)
                                                       ------------             ------------
Net cash (used) by operating activities                  (2,427,448)                (360,765)
                                                       ------------             ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Employee Loan and Advance                                 (17,495)                       0
  Purchase of Property and Equipment                       (115,587)                (117,374)
  Increase in Notes Receivable                             (400,000)                       0
  Purchase of Investments                                (1,000,000)                       0
  Restricted Cash - Certificate of
   Deposit                                                1,076,773               (1,050,000)
                                                       ------------             ------------
Net cash (used) by investing activities                    (456,309)              (1,167,374)
                                                       ------------             ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Sales of Stock                                    0               11,565,430
  Dividend Paid                                                   0                  (20,000)
  Payments to Line of Credit                               (500,000)                       0
  Proceeds from(Payments to) Shareholders                   (57,429)                  80,018
                                                       ------------             ------------
Net cash provided (used) by financing
  Activities                                               (557,429)              11,625,448
                                                       ------------             ------------


                             See Accompanying Notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                   (Unaudited)
                   For Six Months Ended June 30, 2000 and 1999

                                                                                    2000                    1999
                                                                               -----------             -----------
NET INCREASE (DECREASE) IN CASH                                                 (3,441,186)             10,097,309

CASH BALANCE AT BEGINNING OF PERIOD                                              8,820,024               1,068,293
                                                                               -----------             -----------

CASH BALANCE AT END OF PERIOD                                                  $ 5,378,838             $11,165,602
                                                                               ===========             ===========

SUPPLEMENTARY CASH FLOW INFORMATION
  Cash paid for interest                                                       $    29,771             $         0
                                                                               ===========             ===========
  Cash paid for income taxes                                                   $   793,594             $     8,143
                                                                               ===========             ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  IN 2000,
   Issuance of stock for signing bonuses                                                               $   210,000
                                                                                                       ===========

   Treasury stock received as repayment of an employee loan                                            $    11,269
                                                                                                       ===========

   Receipt of Warrants for deferred commission income                                                  $   189,572
                                                                                                       ===========

  IN 1999,
   Acquisition of business from a related party in stock                                               $ 1,000,000
                                                                                                       ===========

   Dividend incurred for the excess of cost over the net
    Assets acquired                                                                                    $   999,046
                                                                                                       ===========

   Issuance of stock for signing bonuses                                                               $   295,000
                                                                                                       ===========


                             See Accompanying Notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Presentation of Interim Information

In the opinion of the management of Circle Group Internet, Inc. and subsidiaries (the Company), the accompanying unaudited consolidated financial statements include all normal adjustments considered necessary to present fairly the financial position as of June 30, 2000, and the results of operations for the three and six months ended June 30, 2000 and 1999, and cash flows for the six months ended June 30, 2000 and 1999. Interim results are not necessarily indicative of results for a full year.

Principle of Consolidation and Presentation

The accompanying condensed consolidated financial statements include the accounts of Circle Group Internet, Inc. and its subsidiaries, On-Line Bedding Corporation, PPI Capital Corp., and CGI Capital, Inc. (FKA CGI Securities, Inc.), after elimination of all inter-company accounts and transactions. The acquisition of On-Line Bedding Corporation was accounted for as a combination of entities under common control in a manner similar to that of a pooling of interests with the excess cost over the net assets acquired treated as a dividend. The acquisition of PPI Capital Corp. from the principal shareholder was accounted for as a dividend. The historical costs of both companies' assets and liabilities were combined and became the recorded amounts of the Company's assets and liabilities. The consolidated company has reported its operations for 1999 as if the combinations occurred at the beginning of the year. The acquisition of CGI Capital, Inc. was accounted for as a purchase. Under the purchase method, the accompanying condensed consolidated statements and cash flows include only the subsidiaries results since the date of acquisition, July 1, 1999.

Use of Estimate

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Concentrations of Cash

The Company places its cash and cash equivalents with high quality financial institutions. At times, cash balances may be in excess of the FDIC insurance limit. Management considers the risk to be minimal.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue from sales of products is recognized when the products are shipped. Revenues from web design services are recognized when the services are complete. Non-marketable equity securities received in lieu of cash for business consulting services are recorded in the deferred revenue account at estimated value when received. Revenue from these contracts will be recognized over the life of the contract when it has been determined that there are no major uncertainties regarding the realizability of converting these equity securities to cash. This generally occurs after the client has completed a public offering or is acquired by a publicly traded company. Cash revenues received in advance from business consulting contracts are deferred and recognized over the life of the contract.

Accounts Receivable

The Company believes that substantially all receivables are collectible and has not established an allowance for doubtful accounts.

Notes Receivable and Allowance for Loan Losses

Notes Receivable are stated at unpaid principal balances, less the allowance for loan losses and net of deferred loan origination fees. Interest on notes is recognized over the term of the loan and is calculated using the simple-interest method on principal amounts outstanding. The accrual of interest on notes is reserved when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due.

Loan Origination Fees are capitalized and recognized as an adjustment of the yield on the related loan using the straight-line method over the loan term.

The allowance for loan losses is maintained at a level, which in management's judgment is adequate to absorb potential losses. Management determines the adequacy of the allowance based upon reviews of business conditions, current economic conditions, the progress of the clients' private placements and other pertinent factors. Loan losses are charged to the allowance. Provisions for loan losses and recoveries of amounts previously charged off are added to the allowance.

Inventories

Inventories consist of finished goods and are stated at the lower of cost or market, using the first-in, first-out method.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and Equipment is stated at cost. Maintenance and repair costs are expensed as incurred. Depreciation is calculated on the accelerated and straight-line methods over the estimated useful lives of the assets. Total depreciation expense for three months ended June 30, 2000 and 1999 was $57,086 and $7,346, respectively. Total depreciation expense for six months ended June 30, 2000 and 1999 was $112,602 and $13,022, respectively.

Valuation - Stock Received for Services

The Company accepts common stock for its business-to-business consulting services. At the date stock is received the Company values the stock as follows:

         a) Common stock accepted in a transaction from a client company where there has been no prior public offering, but whose shares have been offered and sold in a significant private placement within the last 90 days, is valued based upon the last sale price of shares in the private placement and is deferred.

         b) Common stock accepted in a transaction from a client company where there has been no public or significant private placement offering, is deferred and valued after considering the following criteria: market multiples analysis; acquisition multiples analysis; calculation of market capitalization based on the contemplated private placement sale price; realization of business plan objectives and management team expertise and ability to execute the business plan

Investments

The Company accounts for investments in stock accepted for services and other investments under the cost method. Non-marketable equity securities are recorded at estimated value. The value of the non-marketable equity securities is estimated at the date of receipt. Management regularly reviews the operating performance and the assumptions underlying the cash flow forecasts to assess the carrying values for these investments. The carrying value of these investments are written down to reflect realizable value when events and circumstances indicate declines are other than temporary.

Goodwill

The cost in excess of net assets acquired of a subsidiary is capitalized as goodwill and is being amortized on a straight-line basis over a 180-month period.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Income Taxes

Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board Statement No. 109. "Accounting For Income Taxes". SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

NOTE 2  - INVESTMENTS - STOCKS FOR SERVICES

As of June 30, 2000 and 1999, investments in stock received for services totaled $5,019,578 and $1,452,000, respectively. No revenue was recognized in either period. In 2000, the Company reduced deferred revenue by $1,080,000 to recognize a loss on investment that management determined to be other than temporary.

                             No. of                                 Revenue
Valuation                    Shares     Estimated      Valuation    Earned in       Deferred
Date       Entity           Received      Value         Method         2000         Revenue
----       ------           --------    ---------      ---------    ---------       --------
4/23/99    Company I         272,000  $   272,000         b         $       0     $   272,000
5/7/99     Company II        200,000    1,000,000         a                 0       1,000,000
5/28/99    Company III        90,000      180,000         a                 0         180,000
9/15/99    Company IV        160,000      640,000         b                 0         640,000
11/8/99    Company V         340,000    1,360,000         a                 0       1,360,000
11/12/99   Company VI        400,000      120,000         b                 0         120,000
11/10/99   Company VII       210,526      631,578         b                 0         631,578
12/29/99   Company IX        272,000      816,000         b                 0         816,000
                                       ----------                   ----------     ----------

           Total                       $5,019,578                   $       0      $5,019,578
                                       ==========                   ==========     ==========



                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 2  - INVESTMENTS - STOCKS FOR SERVICES (Continued)

         a) Common stock accepted in a transaction from a client company where there has been no prior public offering, but whose shares have been offered and sold in a significant private placement within the last 90 days, is valued based upon the last sale price of shares in the private placement and is deferred.

         b) Common stock accepted in a transaction from a client company where there has been no public or significant private placement offering, is deferred and valued after considering the following criteria: market multiples analysis; acquisition multiples analysis; calculation of market capitalization based on the contemplated private placement sale price; realization of business plan objectives and management team expertise and ability to execute the business plan

NOTE 3 - OTHER INVESTMENTS

As of June 30, 2000, other investments at estimated fair values consist of the following:

                  Preferred Stock(A)                 $  500,000
                  Equity Securities(B)                1,000,000
                  Warrants(C)                           189,572
                  Other(D)                                    0
                                                     ----------
                                                     $1,689,572
                                                     ==========

A. The Company has an unregistered Series A 8% Cumulative Convertible Preferred Stock. The security carries demand and piggyback registration rights as of October 15, 1999. As of June 30, 2000, the fair value of the security was $812,500 on a converted basis.

B. On May 16, 2000, CGI purchased 333,333 shares of the common stock of another client company in a private placement at $3.00 per share.

C. In June 2000, CGI also received 63,190 warrants from this client for the commission earned which will not be recognized until management determines that there are no major uncertainties regarding the realizability of converting the underlying equity security to cash. The warrants were valued at $3.00 per share and expire in five years.

D. As discussed in Note 6, CGI converted a client's note receivable and unpaid interest of $2,114,667 into 528,667 shares of the client's stock. (See Note 6)

NOTE 4 - MINORITY INTEREST

The deficit in minority interest shown in the accompanying consolidated balance sheets primarily represents the minority stockholder's share of losses of PPI Capital, Inc. in excess of its investments and advances since acquired. The minority deficiency is expected to be restored through allocations of future income and disposition of the subsidiary.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 5 - RESTRICTED CASH

Restricted cash represents the encumbered portion of a certificate of deposit set aside for securing a line of credit (See Note 8). The certificate of deposit was closed in June 2000.

NOTE 6 - NOTES RECEIVABLE

As of June 30, 2000, CGI Capital, Inc. (CGI) had notes receivable of $0, net of allowance for loan loss of $405,000. CGI exchanged cash for the notes receivable. No future performance is required by either party to the notes.

Since all notes receivable are reserved for losses, all currently accrued interest is fully reserved. If interest on these notes had been accrued at their original rates, such income would have approximated $124,100 for six months ended June 30, 2000.

The first note, in the amount of $5,000, is due upon the raise of at least $5,000 in proceeds by CGI in a best efforts private placement on behalf of the client. The note is convertible at the sole option of CGI into equity of the client company at $4 per share. The promissory note bears interest at 8% per annum.

The second note, in the amount of $2,000,000, was due upon the earlier of the client receiving $5 million in gross proceeds in a private placement conducted by CGI or April 30, 2000. The loan accrued interest at 12% per annum, payable in cash or in shares of the client's common stock. The note was convertible into the client's common stock at $4 per share. The note was secured by the client's unencumbered assets and a first mortgage on two real properties located in Michigan. In April 2000, the Company converted the note and unpaid interest of $2,1114,667 into 528,667 shares of the client's common stock. The Company also recognized a $160,000 loan origination fee.

The third note, in the amount of $100,000 is due upon the earlier of the client receiving $100,000 in gross proceeds in a private placement conducted by CGI or April 30, 2000. The loan bears interest at 10% per annum, payable in cash or in shares of the client's common stock. The note is convertible into the client's common stock at $4 per share. CGI extended the maturity date to July 31, 2000.

The fourth note, in the amount of $100,000 is due upon the earlier of the client receiving $100,000 in gross proceeds in a private placement conducted by CGI or April 30, 2000. The loan bears interest at 10% per annum, payable in cash or in shares of the client's common stock. The note is convertible into the client's common stock at $3 per share. The note went into default on April 30, 2000. Demand for payment has been made.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 6 - NOTES RECEIVABLE (Continued)

The fifth note, in the amount of $200,000 is due upon the earlier of the client receiving $200,000 in gross proceeds in a private placement conducted by CGI or May 30, 2000. The loan bears interest at 10% per annum, payable in cash or in shares of the client's common stock. The note is convertible into the client's common stock at $4 per share. CGI extended the maturity date to August 31, 2000.

An analysis of the changes in the allowance for loan losses follows:

                  Balance, beginning of the period          $ 1,888,636
                  Provision, charged to operations              516,364
                  Loans converted to common stock-
                   (See Note 3)                              (2,000,000)
                  Recoveries                                          0
                                                            -----------
                  Balance at June 30, 2000                  $   405,000
                                                            ===========

NOTE 7 - NOTE PAYABLE - SHAREHOLDER

As of June 30, 1999, On-Line Bedding had a note payable to the President of On-Line Bedding in the amount of $80,018. The note was paid in full at June 5, 2000.

NOTE 8 - LINE OF CREDIT

The Company had a line of credit with a bank in the amount of $1,000,000. The line carried a variable rate of interest (7.09% at June 30, 2000), matured on June 15, 2000 and required monthly interest payments. The line of credit was closed and the certificate of deposit unencumbered as of June 11, 2000.

NOTE 9 - PROVISION FOR INCOME TAXES

There was no provision for income tax for three and six months ended June 30, 2000 and 1999. Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses.

At December 31, 1999, net federal operating losses of approximately $5.7 million are available for carryforward against future years' taxable income and expire in 2020. The Company's ability to utilize its federal net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

NOTE 9 - PROVISION FOR INCOME TAXES (Continued)

The deferred net tax assets consist of the following at June 30:

                                             2000                    1999
                                         -----------             -----------
Net Federal Operating Loss
  Carryforwards                          $ 2,701,596             $   154,345
To recognize taxable deferred
  revenue                                 (1,706,657)                      0
Valuation Allowance                         (994,939)               (154,345)
                                         -----------             -----------
Net deferred tax assets                  $         0             $         0
                                         ===========             ===========

NOTE 10 - STOCK OPTIONS AND WARRANTS

Stock Options Granted to Employees

The Company established a Stock Option Plan (the Plan) effective January 2, 1999 which provides for the issuance of qualified options to all employees and non-qualified options to consultants and other service providers. The Company amended the Plan and reserved 2,000,000 shares of common stock for issuance under the amended Plan. During the six months ended June 30, 2000 and 1999, the Company has granted 1,212,500 and 214,000 shares of options, respectively, under the Plan. As of that dates, there was 1,513,500 and 214,000 outstanding options, respectively. The range of exercise price was from $2.50 to $11.00. The options may be exercised no later than three years from the date of issuance. The weighted average fair value of options granted by the Company as of June 30, 2000 and 1999 was $10.00 and $3.60, respectively. None of these options have been exercised to date.

A summary of the status of stock options issued by the Company as of June 30, 2000 and 1999, is presented in the following table.

                                                     2000                                         1999
                                        --------------------------------           -------------------------------
                                                               Weighted                                   Weighted
                                                                Average                                    Average
                                                               Exercise                                   Exercise
                                         Number of               Price              Number of               Price
                                          Shares               Per Share              Shares              Per Share
                                        ----------             ---------            ----------            ---------
Outstanding at beginning of
 Period                                    312,000             $    6.13                     0            $      --
Granted                                  1,212,500                 10.16               214,000                 3.60
Exercised                                        0                    --                     0                   --
Cancelled                                  (11,000)                10.00                     0                   --
                                        ----------             ---------            ----------            ---------
Outstanding at end of period             1,513,500             $    9.33               214,000            $    3.60
                                        ==========             =========            ==========            =========

Exercisable at end of period             1,513,500             $    9.33               214,000            $    3.60
                                        ==========             =========            ==========            =========


                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 10 - STOCK OPTIONS AND WARRANTS (Continued)

The following table sets forth additional information about stock options outstanding at June 30, 2000:

                                     Weighted
                     Number           Average                           Number
Range of          Outstanding        Remaining           Weighted     Exercisable
Exercise             as of          Contractual          Average     Exercise as of
Prices            June 30,2000          Life              Price       June 30,2000
---------         ------------      -------------     -------------  --------------
$  2.50              161,000           1.57 years     $        2.50       161,000
$ 10.00            1,152,500           2.56 years     $       10.00     1,152,500
$ 11.00              200,000           2.67 years     $       11.00       200,000
                   ---------        -------------     -------------     ---------
                   1,513,500           2.47 years     $        9.33     1,513,500
                   =========        =============     =============     =========


The Company accounts for equity-based instruments issued or granted to employees using the intrinsic method as prescribed under APB No. 25 Accounting for Stock Issued to Employees.

During 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), which defines a fair value based method of accounting for stock options or similar equity instruments. The Company has elected to adopt the disclosure-only provisions of SFAS 123 in accounting for employee stock options. Accordingly, the Company has elected to account for its stock-based compensation plan under APB Opinion No. 25 an accounting standard under which no related compensation was recognized in 2000 or 1999, the year of the grant; however the Company has computed for pro forma disclosure purposes, the value of all options granted during the six months period ended June 30, 2000 and 1999 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 and the weighted average assumptions as follows.

                                                                    June 30,
                                                          --------------------------------
                                                              2000                 1999
                                                          -----------          -----------
Weighted average fair value per option granted            $     10.00          $      3.60
Risk-free interest rate                                          6.00%                6.00%
Expected dividend yield                                          0.00%                0.00%
Expected Lives                                                   2.47                 2.67
Expected volatility                                              0.00                 0.00


For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                              June 30,
                                                -------------------------------------
                                                     2000                     1999
                                                ------------             ------------
Net Loss as reported                            $ (2,230,222)            $   (453,956)
                                                ============             ============
Net Loss (pro forma)                            $ (4,484,922)            $   (582,356)
                                                ============             ============
Basic net loss per share as reported            $      (0.23)            $     (0.054)
                                                ============             ============
Basic net loss per share (pro forma)            $      (0.45)            $     (0.069)
                                                ============             ============


                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 10 - STOCK OPTIONS AND WARRANTS (Continued)

There is no readily available trading market for the common stock of the Company. The options to purchase the common stock have been valued at the price at which the options were granted.

Stock Warrants Granted in Exchange for Services

During 1999, the Company granted warrants to purchase 227,180 shares of common stock at the price of $2.50 per share in exchange for financial and operational consulting services. These warrants will expire by March 2002.

NOTE 11 - NET LOSS PER SHARE

Net loss per share is computed based on the weighted average number of shares of common stock outstanding during the period. Basic net loss per share for three months ended June 30, 2000 and 1999 is $0.09 and $0.046, respectively. Basic net loss per share for six months ended June 30, 2000 and 1999 is $0.23 and $0.054, respectively. Net loss per share does not include options and warrants as they would be anti-dilutive in 2000 and 1999 due to the net loss in those periods.

NOTE 12 - TREASURY STOCK

In 2000, the Company acquired 2,000 shares of stock from an employee as repayment of an employee loan of $11,269. The treasury stock is carried at cost.

NOTE 13 - SEGMENT REPORTING

The Company organizes its business units into three reportable segments: e-finance, business-to-business and e-tailer. The e-finance segment is a broker-dealer that offers and sells securities in private placements. The business-to-business segment develops distinctive websites and provides business-to-business consulting services. The e-tailer segment is a manufacturer and distributor of pillows, blankets, and other bedding products. The Company also has a shell subsidiary, which does not meet the quantitative thresholds for reportable segments.

The Company's management reviews the operating companies income to evaluate segment performance and allocate resources. Operating companies income for the reportable segments excludes income taxes, minority interest and amortization of goodwill. Provision for income taxes is centrally managed at the corporate level and, accordingly, such items are not presented by segment since they are excluded from the measure of segment profitability reviewed by the Company's management. Goodwill and the related amortization are principally attributable to the business-to-business segment. The segments' accounting policies are the same as those described in the summary of significant accounting policies.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 13 - SEGMENT REPORTING (Continued)

A. Reportable Segment Data were as follows:

                                                              June 30,
                                                -------------------------------------
                                                     2000                     1999
                                                ------------             ------------
Sales to External Customers
   E-finance                                    $    223,264             $          0
   Business-to-Business                               52,550                  211,444
   E-tailer                                          593,112                  497,350
                                                ------------             ------------
   Total Sales to External Customers            $    868,926             $    708,794
                                                ============             ============

Intersegment Revenues
   E-finance                                    $          0             $          0
   Business-to-Business                                    0                        0
   E-tailer                                                0                        0
                                                ------------             ------------
   Total Intersegment Revenues                  $          0             $          0
                                                ============             ============

Segments' Profit and Losses:
   E-finance                                    $   (281,088)            $          0
   Business-to-Business                           (2,079,837)                (564,140)
   E-tailer                                          131,775                  110,184
                                                ------------             ------------
   Total Segments' profit and losses            $ (2,229,150)            $   (453,956)
                                                ============             ============

Segments' Assets
   E-finance                                    $  4,449,666             $          0
   Business-to-Business                           13,963,588               13,804,312
   E-tailer                                          468,756                  430,326
                                                ------------             ------------
   Total Segments' assets                       $ 19,071,882             $ 14,234,638
                                                ============             ============


B. Reconciliation of Segment Profit and Loss to Consolidated Income before
Taxes:

Total reportable segments' profit
 and losses                                  $(2,229,150)            $  (453,956)
Other Profit                                           0                       0
Unallocated amounts:
 Amortization of Goodwill                         (1,072)                      0
                                             -----------             -----------
Consolidated Income before income
 taxes                                       $(2,230,222)            $  (453,956)
                                             ===========             ===========

NOTE 14 - LEASE COMMITMENTS

The Company leases its office facilities for $10,095 per month. Rental increases occur every three months for the first year. Thereafter the monthly rental is $11,555. Taxes, insurance and maintenance shall be billed when due.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 14 - LEASE COMMITMENTS (Continued)

As of June 30, 2000, the minimum commitments under these leases are as follows:

            December 31,                           Amount
            ------------                           ------
              2000                               $ 60,570
              2001                                143,410
              2002                                142,560
              2003                                142,560
              2004                                 92,440
                                                 --------
              Total                              $581,540
                                                 ========

Rent expense for three months ended June 30, 2000 and 1999 was $50,105 and $7,215, respectively.

NOTE 15 - PRIVATE PLACEMENTS SUBJECT TO RESCISSION

The staff of the enforcement division of the Securities and Exchange Commission has notified CGI Capital, Inc.(CGI) that it will be recommending that the Commission institute administrative proceedings against CGI charging violations of Section 5 of the Securities Act of 1933 and Section 15(b)(4) of the Securities Exchange Act of 1934 in connection with two private placement securities offerings from August 1999 through December 1999. In the event that the SEC brings an action, investors who purchased securities in the two offerings could bring actions against the Company and/or CGI for rescission of their purchases. Maximum exposure to the Company due to rescission could be $1,041,210. In addition, other securities regulators, including the NASD and state securities regulators, could bring actions against CGI Capital making similar allegations and seeking additional sanctions against the firm. There could be collateral lawsuits concerning the consequences of any such rescission. The likelihood of such suits or the potential exposure to the company is unknown at this time.

NOTE 16 - RELATED PARTY TRANSACTIONS

The Company drew down $300,000 from the line of credit to purchase a certificate of deposit. The certificate of deposit was pledged to secure a personal line of credit for the Chairman of the Board of Directors. The certificate of deposit paid interest yearly at 6.77% and was scheduled to mature on March 7, 2003. The certificate of deposit was collateralized by 60,000 shares of the common stock of Circle Group Internet, Inc. owned by the Chairman of the Board of Directors. The certificate of deposit was closed and the line of credit replenished in the amount of $300,000 on June 15, 2000.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Circle Group Internet, Inc and Subsidiaries.

I have audited the accompanying consolidated balance sheets of Circle Group Internet, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted these audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provided a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of Circle Group Internet, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Company has changed its accounting policy of recognizing revenue, and methods of accounting for loan origination fee, consulting expense and stock offering costs. Certain errors resulting in overstatement of previously reported investment in stocks for services as of December 31, 1999, were also discovered by management of the Company. Accordingly, the 1999 consolidated financial statements have been restated to reflect the changes and to correct the errors.

Harold Y Spector, CPA
Pasadena, CA
March 7, 2000
(Except for Notes 5 and 17, the
 date is July 25, 2000, and Notes
 2 and 4, the date is August 11, 2000)

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 and 1998


                                                                     1999                     1998
                                                                ------------             ------------
                                                                 (Restated)
                                     ASSETS

Current Assets
    Cash                                                        $  8,820,024             $  1,019,511
    Restricted Cash - Certificate of Deposit                       1,076,773                        0
    Accounts Receivable                                               87,942                   40,051
    Employee Loan and Advances                                        68,231                        0
    Interest Receivable                                               30,000                        0
    Notes Receivable, net of allowance for loan loss
      of $1,888,636 and net of Unamortized Loan
      Origination Fee of $116,364                                          0                        0
    Prepaid Expenses                                                  14,219                    6,109
    Inventory                                                         14,418                   46,328
                                                                ------------             ------------

    Total Current Assets                                          10,111,607                1,111,999
                                                                ------------             ------------

Property and Equipment                                             1,194,682                   85,401
Less Accumulated Depreciation                                       (200,595)                 (59,497)
                                                                ------------             ------------
    Total Property and Equipment                                     994,087                   25,904
                                                                ------------             ------------

Other Assets
    Investments - Stock for Services                               6,099,578                        0
    Investments - Other                                              500,000                        0
    Certificate of Deposit                                           300,000                        0
    Deposits and Others                                               44,474                   18,442
    Goodwill, net of accumulated amortization
        of $1,072 in 1999 and $0 in 1998                              31,088                   21,690
                                                                ------------             ------------

    Total Other Assets                                             6,975,140                   40,132
                                                                ------------             ------------

TOTAL ASSETS                                                    $ 18,080,834             $  1,178,035
                                                                ============             ============



                             See Accompanying Notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 and 1998


                                                                                                1999                     1998
                                                                                           ------------             ------------
                                                                                           (Restated)
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Accounts Payable & Accrued Expenses                                                    $    129,265             $    163,203
    Deferred Revenue                                                                          6,099,578                        0
    Line of Credit                                                                              800,000                        0
    Note Payable - Stockholder                                                                   57,429                        0
                                                                                           ------------             ------------

    Total Current Liabilities                                                                 7,086,272                  163,203
                                                                                           ------------             ------------

Long-Term Liabilities                                                                                 0                        0
                                                                                           ------------             ------------

Total Liabilities                                                                             7,086,272                  163,203
                                                                                           ------------             ------------

Stockholders' Equity
    Controlling Interest
      Common Stock, $.00005 par value; 50,000,000 shares authorized; 9,873,680 shares issued and outstanding at December 31, 1999, 7,351,340 shares at
        December 31, 1998                                                                           493                      367
       Paid-in Capital                                                                       17,886,414                2,187,906
       Accumulated Deficit                                                                   (6,891,665)              (1,173,161)
                                                                                           ------------             ------------
                                                                                             10,995,242                1,015,112
    Minority Interest in subsidiary                                                                (680)                    (280)
                                                                                           ------------             ------------

    Total Stockholders' Equity                                                               10,994,562                1,014,832
                                                                                           ------------             ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                 $ 18,080,834             $  1,178,035
                                                                                           ============             ============



                             See Accompanying Notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                   FOR YEARS ENDED DECEMBER 31, 1999 and 1998


                                                           1999                    1998
                                                       -----------             -----------
                                                       (Restated)
Sales                                                  $ 1,456,894             $ 1,212,046

Cost of Goods and Services                               1,913,589                 672,094
                                                       -----------             -----------

Gross Profit (Deficit)                                    (456,695)                539,952

Operating Expenses                                       5,607,565                 791,612
                                                       -----------             -----------

Loss from Operations                                    (6,064,260)               (251,660)

Other Income (Expenses)                                    348,612                  (2,049)
                                                       -----------             -----------

Loss before Minority Interest and Taxes                 (5,715,648)               (253,709)

Minority Interest in net loss of subsidiary                    400                     280
                                                       -----------             -----------

Loss before Taxes                                       (5,715,248)               (253,429)

Provision for Income Taxes                                       0                       0
                                                       -----------             -----------

Net Loss                                               $(5,715,248)            $  (253,429)
                                                       ===========             ===========

Loss per share - Basic                                 $    (0.627)            $    (0.036)
                                                       ===========             ===========

Weighted average shares outstanding - Basic              9,122,055               7,032,328
                                                       ===========             ===========


                             See Accompanying Notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                   FOR YEARS ENDED DECEMBER 31, 1999 and 1998


                                          Common Stock
                                -------------------------------       Paid-in       Accumulated      Minority
                                    Shares             Amount         Capital         Deficit        Interest            Total
                                ------------       ------------    ------------    ------------     ------------     ------------
Balance at 1/1/98                  7,000,000       $        350    $    101,593    $    (60,740)    $          0     $     41,203

Issuance of stocks                   351,340                 17         981,333                                           981,350

Paid-in Capital for Officers'
  Compensation                                                          104,980                                           104,980

Activity related to acquire
  Subsidiaries under pooling of
  Interest method                                                     1,000,000        (858,992)                          141,008

Minority interest in net
  Loss of subsidiary                                                                                        (280)            (280)

Net Loss for the year                                                                  (253,429)                         (253,429)
                                  ----------       ------------    ------------    ------------     ------------      -----------
Balance at 12/31/98                7,351,340       $        367    $  2,187,906    $ (1,173,161)    $       (280)    $  1,014,832

Reverse 1998 Proforma
 Adjustment                                                                              (2,136)                           (2,136)

Issuance of Stocks for Cash        2,035,340                102      13,318,810                                        13,318,912

Issuance of stocks to acquire
  On-Line Bedding                    400,000                 20             (20)                                                0

Dividend to acquire PPI Capital                                                                           (1,120)          (1,120)

Issuance of stocks for Signing
  Bonus                               84,000                  4         554,996                                           555,000

Issuance of stocks for
  Professional Services                3,000                             30,000                                            30,000

Issuance of warrants for
  consulting fees                                                     1,794,722                                         1,794,722

Minority Interest in net
  loss of subsidiary                                                                                        (400)            (400)

Net Loss (Restated)                                                                  (5,715,248)                       (5,715,248)
                                ------------       ------------    ------------    ------------     ------------     ------------
Balance at 12/31/99                9,873,680       $        493    $ 17,886,414    $ (6,891,665)    $       (680)    $ 10,994,562
                                ============       ============    ============    ============     ============     ============


                             See Accompanying Notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR YEARS ENDED DECEMBER 31, 1999 and 1998

                                                               1999              1998
                                                           -----------       -----------
                                                           (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss                                               $(5,715,248)      $  (253,429)
    Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
      Depreciation and Amortization                            142,949            16,909
      Amortization of Loan Origination Fee                     (43,636)                0
      Provision for Loan Loss                                1,888,636                 0
      Loss on Disposal of Assets                                     0             6,464
      Distribution to owner                                          0            67,312
      Stock for Signing Bonus                                  555,000                 0
      Paid-in Capital for Officers' Compensation                     0           104,980
      Stock Warrants for consulting services                 1,794,722                 0
      Minority Interest in net loss of subsidiary                 (400)             (280)
      Stock for Professional Service                            30,000                 0
      (Increase) Decrease in:
      Accounts Receivable                                      (47,891)           30,724
      Interest Receivable                                      (30,000)                0
      Prepaid Expenses                                         (14,219)               40
      Inventories                                               31,910            (4,891)
      Deposits and Others                                      (29,445)           (6,110)
      Investments-Stocks for Services                       (6,099,578)                0
      Increase (Decrease) in:
      Accounts Payable                                          (5,737)           46,267
      Accrued Expenses and Other                               (23,549)           22,030
      Deferred Revenue                                       6,099,578                 0
                                                           -----------       -----------

Net cash (used) provided by operating activities            (1,466,908)           30,016
                                                           -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of Property and Equipment                    (1,109,281)          (16,978)
      Purchase of Investment Securities                       (500,000)                0
      Purchase of Subsidiaries                                 (46,400)          (35,000)
      Notes Receivable, net of unamortized
          $160,000 loan origination fee                     (1,845,000)                0
      Employee Loans and Advances                              (68,231)                0
      Purchase of Certificate of Deposit                      (300,000)                0
      Restricted Cash - Certificate of Deposit              (1,076,773)                0
                                                           -----------       -----------
Net cash used by investing activities                       (4,945,685)          (51,978)
                                                           -----------       -----------


                             See Accompanying Notes

                           CIRCLE GROUP INTERNET, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                   FOR YEARS ENDED DECEMBER 31, 1999 and 1998


                                                                                           1999                     1998
                                                                                       ------------             ------------
                                                                                       (Restated)
CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from (Payment of) Officer's Loans                                             57,429                  (16,578)
      Dividend Paid                                                                         (20,000)                 (20,000)
      Proceeds from Line of Credit                                                          800,000                        0
      Cash Contributions                                                                          0                    5,900
      Net proceeds from Sale of Common Stock                                             13,318,912                  981,350
                                                                                       ------------             ------------
Net cash provided by financing activities                                                14,156,341                  950,672
                                                                                       ------------             ------------
NET INCREASE IN CASH                                                                      7,743,748                  928,710

CASH BALANCE AT BEGINNING OF YEAR                                                         1,076,276                   90,801
                                                                                       ------------             ------------

CASH BALANCE AT END OF YEAR                                                            $  8,820,024             $  1,019,511
                                                                                       ============             ============
SUPPLEMENTARY CASH FLOW INFORMATION

    Cash paid for interest                                                             $      9,552             $          0
                                                                                       ============             ============
    Cash paid for income taxes                                                         $      9,173             $      7,907
                                                                                       ============             ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
     In 1998:
      Paid In Capital for Officers' Compensation                                                                $    104,980
                                                                                                                ============
      A stockholder's draw of $67,312 is accrued in 1998 for the disposal of an automobile:
           Net book value of automobile                                                                         $     73,776
           Loss on Disposal of Assets                                                                                 (6,464)
                                                                                                                ------------
                                                                                                                $     67,312
                                                                                                                ============
    In 1999:
      Issuance of stocks for signing bonus                                                                      $    555,000
                                                                                                                ============
      Issuance of stock for acquisition of a business from a related party                                      $  1,000,000
                                                                                                                ============
      Dividend incurred for the excess of cost over the net assets acquired                                     $  1,000,166
                                                                                                                ============


                             See Accompanying Notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - NATURE OF BUSINESS

Circle Group Internet, Inc. and subsidiaries (the "Company") is an Internet company with e-finance, business-to-business and e-tailer divisions. The Company was organized under the laws of the state of Illinois on May 5, 1994.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company uses the accrual basis of accounting for financial reporting, in accordance with generally accepted accounting principles.

Principle of Consolidation and Presentation

The accompanying consolidated financial statements include the accounts of Circle Group Internet, Inc. and its subsidiaries, On-Line Bedding Corporation, PPI Capital Corp., and CIG Securities, Inc., after elimination of all inter-company accounts and transactions. The acquisition of On-Line Bedding Corporation was accounted for as a combination of entities under common control in a manner similar to that of a pooling of interests with the excess cost over the net assets acquired treated as a dividend. The acquisition of PPI Capital Corp. from the principal shareholder was accounted for as a dividend. The historical costs of both companies' assets and liabilities were combined and became the recorded amounts of the Company's assets and liabilities. The accompanying financial statements have been prepared assuming that the combinations occurred as of January 1, 1998.

The acquisition of CIG Securities, Inc. was accounted for as a purchase. Under the purchase method, the accompanying consolidated statements and cash flows include only the subsidiaries' results since the date of acquisition, July 1, 1999. The pro forma results for the years ended December 31, 1999 and 1998, assuming the acquisitions had been made as of the beginning of 1998, would not be materially different than the reported results.

The consolidated statements of income and cash flows assume that On-Line Bedding Corporation is a "C" corporation.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

Concentrations of Cash

The Company places its cash and cash equivalents with high quality financial institutions. At times, cash balances may be in excess of the FDIC insurance limit. Management considers the risk to be minimal.

Revenue Recognition

Revenue from sales of products is recognized when the products are shipped. Revenues from web design services are recognized when the services are complete. Non-marketable equity securities received in lieu of cash for business consulting services are recorded in the deferred revenue account at estimated value when received. Revenue from these contracts will be recognized over the life of the contract when it has been determined that there are no major uncertainties regarding the realizability of converting these equity securities to cash. This generally occurs after the client has completed a public offering or is acquired by a publicly traded company. Cash revenues received in advance from business consulting contracts are deferred and recognized over the life of the contract.

Accounts Receivable

The Company believes that substantially all receivables are collectible and has not established an allowance for doubtful accounts.

Inventories

Inventories consist of finished goods and are stated at the lower of cost or market, using the first-in, first-out method.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Notes Receivable and Allowance for Loan Losses

Notes Receivable are stated at unpaid principal balances, less the allowance for loan losses and net of deferred loan origination fees. Interest on notes is recognized over the term of the loan and is calculated using the simple-interest method on principal amounts outstanding. The accrual of interest on notes is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all currently accrued interest on the loan is reversed.

Loan Origination Fees are capitalized and recognized as an adjustment of the yield on the related loan using the straight-line method over the loan term.

The allowance for loan losses is maintained at a level, which in management's judgment is adequate to absorb potential losses. Management determines the adequacy of the allowance based upon reviews of business conditions, current economic conditions, the progress of the clients' private placements and other pertinent factors. Loan losses are charged to the allowance. Provisions for loan losses and recoveries of amounts previously charged off are added to the allowance.

Property and Equipment

Property and equipment is stated at cost. Maintenance and repair costs are expensed as incurred. Depreciation is calculated on the accelerated method over the estimated useful lives of the assets. Total depreciation expense for years ended December 31, 1999 and 1998 was $141,098 and $16,130, respectively.

Valuation - Stock Received for Services

The Company accepts common stock for its business-to-business consulting services. At the date stock is received the Company values the stock as follows:

         a) Common stock accepted in a transaction from a client company where there has been no prior public offering, but whose shares have been offered and sold in a significant private placement within the last 90 days, is valued based upon the last sale price of shares in the private placement.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Valuation - Stock Received for Services

         b) Common stock accepted in a transaction from a client company where there has been no public or significant private placement offering, is deferred and valued after considering the following criteria: market multiples analysis; acquisition multiples analysis; calculation of market capitalization based on the contemplated private placement sale price; realization of business plan objectives and management team expertise and ability to execute the business plan

Investments

The Company accounts for investments in stock accepted for services and other investments under the cost method. Non-marketable equity securities are recorded at estimated value. Management regularly reviews the operating performance and the assumptions underlying the cash flow forecasts to assess the carrying values for these investments. The carrying values of these investments are written down to reflect realizable value when events and circumstances indicate declines are other than temporary.

Goodwill

The cost in excess of net assets acquired of a subsidiary is capitalized as goodwill and is being amortized on a straight-line basis over a 180-month period.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The subsidiaries provide for income taxes on a separate-return basis and remit to or receive from the Company amounts currently payable or receivable. Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board Statement No. 109. "Accounting For Income Taxes" (SFAS No. 109). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

Restatement

The accompanying consolidated financial statements for year ended December 31, 1999 were restated to reflect the following changes:

        Net Income as previously reported                    $ 1,358,845
        Adoption of SFAS 91(A)                                  (116,364)
        Understatement of Interest Receivable(B)                  30,000
        Understatement of Allowance for Loan Losses(C)        (1,888,636)
        Overstatement of Investment - Stock for Services(D)   (3,305,840)
        Understatement of Deferred Revenue(E)                 (1,647,409)
        Understatement of expense for Consulting Services(F)  (1,196,481)
        Capitalized Stock Offering Costs(G)                      143,518
        Income Tax effect due to the changes(H)                  907,119
                                                             -----------
        Net Loss as  restated                                $(5,715,248)
                                                             ===========

        Net Loss per share, restated(I)                      $    (0.627)

Subsequent to the original issuance of our December 31, 1999 financial statements, management determined that the following restatements were required.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restatement

A. Previously, the Company inadvertently omitted $30,000 of accrued interest income for the three months ended December 31, 1999. (See Note 7).

B. The Company determined that an allowance for loan losses of $1,888,636 should be recorded after considering the clients' business and financial conditions, the progress of their private placements and the liquidity of the clients' equity. (See Note 7)

C. Initially, the Company recorded its non-marketable securities received for services at their most recent private placement sale price. The values were adjusted in error based on subsequent private sales. The net effect was an overstatement in the Investment-Stock for Services account of $904,000.

         A miscount in the number of shares received from three client companies for services resulted in an overstatement of $972,000 in the Investment-Stock for Services account.

         At December 31, 1999 the Company entered into an agreement to provide consulting services to a client in return for stock valued at $1,429,840. At the time that these financial statements were prepared, the Company had sufficient reason to believe that the agreement would be terminated and determined that it should not record the receipt of stock.

         The total effect was an overstatement in the Investment-Stock for Services account of $3,305,840.

D. A modification of the Company's revenue recognition policy precipitated a reduction in recorded Sales and a corresponding increase in the deferred revenue account in the amount of $1,647,409.

E. Management determined that because warrants issued to outside consultants for various consulting services vested immediately, the proper accounting treatment is to expense an additional $1,196,481 in 1999 (see note 15).

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restatement

F. During 1999 the Company expensed stock offering costs of $143,518. Subsequently, management determined that these costs should be deducted directly from stockholder's equity rather than expensed. The result of this change was to increase earnings by $143,518.

G. The resulting income tax effect of the restatement of our financial statements, was a reduction in the provision for income tax and the income tax liability account in the amount of $907,119.

H. The net effect of the restatement was a reduction of $0.78 in earnings per share.

NOTE 3 - ACQUISITIONS OF BUSINESS

On January 29, 1999, the Company acquired 100% of the issued and outstanding stock of On-Line Bedding Corporation (FKA Hos-Pillow Corporation, an Illinois corporation) from a related party, in exchange for 400,000 shares of the Company's common stock. The acquisition of On-Line Bedding Corporation has been accounted for as a combination of related parties treated in a manner similar to that of a pooling of interests, not a purchase combination. The results of operations of On-Line Bedding are included for all periods presented.

Aggregate purchase price, 400,000 shares of common stock
 @ $2.50 per share                                          $1,000,000
                                                            ----------
Less: Net assets acquired
         Working Capital                                           184
         Property and equipment                                      0
         Other                                                     770
                                                            ----------
         Total                                                     954
                                                            ----------

Excess of purchase price over net assets acquired           $  999,046
                                                            ==========


The excess cost over the book value, of $999,046, was treated as a dividend to the related party.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 3 - ACQUISITIONS OF BUSINESS (Continued)

On February 1, 1999, the Company acquired 80% or 3,200,000 of the issued and outstanding common shares of PPI Capital Corp. (a shell corporation), from a related party, the Chairman of the Board of Directors, for $20,000. This transaction was accounted for as a dividend, with the assets acquired and liabilities assumed recorded at book value.

On July 1, 1999, the Company acquired from a non-affiliated third party, 100% of the issued and outstanding common stock of CIG Securities, Inc. (a broker-dealer domiciled in Florida) for $35,000. On November 12, 1999, the National Association of Securities Dealers, Inc. (NASD) granted the application of CIG Securities, Inc. with regard to its change of ownership, control, and operations. This transaction has been accounted for under the purchase method of accounting and the results of operations of CIG Securities are included in the historical financial statements from the date of acquisition.

The purchase price was allocated to the net assets acquired based on their fair market values. As a result of this allocation, $32,160 of the purchase price was allocated to excess of purchase price over net assets acquired and was capitalized as goodwill.

Cash Price                                                   $ 35,000
Less: Net assets acquired
         Working Capital (Deficit)                             (2,017)
         Other                                                  4,857
                                                             --------
         Total                                                  2,840
                                                             --------

Excess of purchase price over net assets acquired            $ 32,160
                                                             ========

NOTE 4 - INVESTMENTS - STOCK FOR SERVICES

As of December 31, 1999, Investments in stock received for services totalled $6,099,578, all of which were deferred as of that date. Management evaluated each investment as of December 31, 1999 and they believed that there was no impairment of the investments. Accordingly, no realized loss on these investments was recognized for the year.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4 - INVESTMENTS - STOCK FOR SERVICES



                                    No. of         Estimated
Valuation                           Shares           Value             Valuation       Revenue          Deferred
  Date              Entity         Received        at 12/31/99          Method          Earned           Revenue
---------         ----------       ---------      ------------         ---------      ----------      -----------
  4/23/99         Company I         272,000       $   272,000              b          $                $  272,000
   5/7/99         Company II        200,000         1,000,000              a                  0         1,000,000
  5/28/99         Company III        90,000           180,000              a                  0           180,000
  9/15/99         Company IV        160,000           640,000              b                  0           640,000
  9/23/99         Company V         340,000         1,360,000              a                  0         1,360,000
 11/12/99         Company VI        400,000         1,200,000              b                  0         1,200,000
 11/10/99         Company VII       210,526           631,578              b                  0           631,578
        *         Company VII
 12/29/99         Company IX        272,000           816,000              b                  0           816,000
                                                  -----------                         ---------        ----------
                  Total                           $ 6,099,578                         $       0        $6,099,578
                                                  ===========                         =========        ==========

*During the three months ended December 31, 1999 the Company entered into an agreement to provide consulting services to a client in return for stock valued at $1,429,840. At the time that the financial statements were prepared, the Company had sufficient reason to believe that the agreement would be terminated and determined that it should not record the receipt of stock.

NOTE 5 - OTHER INVESTMENTS

In September 1999, the Company invested in an unregistered Series A 8% Cumulative Convertible Preferred Stock (Convertible Preferred Stock) at a price of $10.00 per share. Dividends on the Convertible Preferred Stock accrue cumulatively at the rate of 8% of the stated value of $10.00 per share per annum through the Redemption Date unless converted and are payable quarterly in additional shares of Convertible Preferred Stock. After four months from the date of issuance and prior to redemption each share of Convertible Preferred Stock is convertible into that number of shares of Common Stock of the holder determined by dividing the purchase price per share ($10.00) by 80% of the market price per share of common stock as of the first closing date, subject to a minimum conversion price of $4.00 per share and a maximum conversion price of $6.00 per share. Commencing twelve months from the date of issuance, the Convertible Preferred Stock shall be redeemable by the holder, in whole but not in part, at $12.00 per share plus all accumulated and unpaid dividends on 30 day's prior written notice, provided that the closing bid price of the common stock for the 20 consecutive trading days prior to the date of redemption notice has equalled or exceeded $13.00 per share. In the event of a liquidation, the holders of the Convertible Preferred Stock shall be entitled to a liquidation preference per share equal to the redemption price on the date of such liquidation. There is no public market for the Convertible Preferred Stock. The Common Stock is traded on the OTC Bulletin Board. As of December 31, 1999, these securities had a fair value of $535,714 on a converted basis.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - RESTRICTED CASH

Restricted cash represents the encumbered portion of a certificate of deposit set aside for securing a line of credit (See Note 9).

NOTE 7 - NOTES RECEIVABLE

As of December 31, 1999, CIG Securities, Inc. (CIG) had two notes receivable from its client companies. The first note, in the amount of $5,000, is due upon the client company receiving at least $5,000 in proceeds through CIG in a best efforts private placement on behalf of the client. The note is convertible at the sole option of the Company into equity of the client company at $4 per share. The note bears interest at 8% per annum. There is no public market for the borrowers securities.

The second note, in the amount of $2,000,000, and any accrued but unpaid interest are due upon the earlier of the client receiving $5 million in gross proceeds in a private placement conducted by CIG or April 30, 2000. The loan bears interest at 12% per annum, payable in cash or in shares of the client's common stock. The note is convertible at the sole option of the Company into equity of the client at $4 per share. The note is secured by the client's unencumbered assets and a first mortgage on two real properties located in Michigan. In addition, CIG recognized $160,000 (8% of the note) as a loan origination fee, which is amortized over the life of the loan as an adjustment of the yield. As of December 31, 1999, the balance of the unamortized loan origination fee was $116,364, and an accrual of interest income of $30,000 is recognized. There is no public market for the borrowers securities.

As of December 31, 1999, the allowance for loan losses related to all notes was $1,888,636.

NOTE 8 - NOTE PAYABLE - SHAREHOLDER

As of December 31, 1999, On-Line Bedding had a note payable to the President of On-Line Bedding in the amount of $57,429. No interest is being charged on the loan, and it is due on demand.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - LINE OF CREDIT

The Company has a line of credit with a bank in the amount of $1,000,000. The line carries a variable rate of interest (7.09% at December 31, 1999), matures on June 15, 2000 and requires monthly interest payments. As of December 31, 1999, the Company owes $800,000 against the line. The loan is secured by a certificate of deposit in excess of the line of credit.

NOTE 10 - PROVISION FOR INCOME TAXES

Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses.

At December 31, 1999, net federal operating losses of approximately $5.7 million are available for carryforward against future years' taxable income and expire in 2020. The Company's ability to utilize its federal net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

The deferred net tax assets consist of the following at December 31:

                                                  1999             1998
                                               ---------        ---------
         Net Federal Operating Loss
           Carryforwards                       $ 857,287        $  37,749
         Valuation Allowance                    (857,287)         (37,749)
                                               ---------        ---------

         Net deferred tax assets               $       0        $       0
                                               =========        =========


NOTE 11 - REGULATION A OFFERING

In January 1999, the Company completed a self-underwritten offering of 1,000,000 shares of its common stock at $2.50 per share, pursuant to Regulation A of the Securities Act of 1933 as amended, resulting in gross proceeds of $2,500,000.

NOTE 12 - REGULATION D OFFERING - FIRST

In March 1999, the Company completed a private placement offering of 153,480 shares of its common stock at $2.50 per share or an aggregate of $383,700 pursuant to Rule 506 of Regulation D of the Securities Act of 1933 as amended.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - REGULATION D OFFERING - SECOND

In July 1999, the Company completed a private placement offering of 1,233,200 shares of its common stock at $10 per share or an aggregate of $12,332,000 pursuant to Rule 506 of Regulation D of the Securities Act of 1933 as amended.

Total expenses related to the offerings were $143,518.

NOTE 14 - STOCK SPLITS

On July 22, 1999, the Board of Directors declared a split of the outstanding and issued stock from each one(1) share into two(2) shares, thereby increasing the number of issued and outstanding shares to 9,873,680, and decreasing the par value of each share to $0.00005. According to GAAP, stock splits refer to stock dividends that generally are in excess of 20 to 25% of currently outstanding shares. In a stock split, no part of retained earnings should be transferred to capital stock or additional paid-in capital, other than as required by state law. Instead, the number of shares of stock outstanding is increased and the par value per share is decreased accordingly. All references in the accompanying financial statements to the number of common shares and per share amounts for 1999 and 1998 have been restated to reflect the stock split.

NOTE 15 - STOCK OPTIONS AND WARRANTS

Stock Options Granted to Employees

The Company established the 1999 Stock Option Plan (the Plan) effective January 2, 1999 which provides for the issuance of qualified options to all employees and non-qualified options to consultants and other service providers. The Company has reserved 1,000,000 shares of common stock for issuance under the Plan. The Company granted 312,000 options under the Plan as of December 31, 1999. The range of exercise prices were from $2.50 to $10.00. The options may be exercised no later than three years from the date of issuance. The weighted average fair value of options granted by the Company as of December 31, 1999 was $4.85. None of these options have been exercised to date.

A summary of the status of stock options issued by the Company as of December 31, 1999 is presented in the following table. There were no options issued or outstanding at December 31, 1998.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 15 - STOCK OPTIONS AND WARRANTS (Continued)

                                                                      Weighted Average
                                                      Number of      Exercise Price Per
                                                       Shares              Share
                                                      --------       ------------------
         Outstanding at beginning of period                 --                 --
         Granted                                       312,000            $  6.13
         Exercised                                          --                 --
         Cancelled                                          --                 --
                                                       -------            -------
         Outstanding at end of period                  312,000            $  6.13
                                                       =======            =======

         Exercisable at end of period                  312,000            $  6.13
                                                       =======            =======

The following table sets forth additional information about stock options outstanding at December 31, 1999:

                                     Weighted
                Number                Average             Weighted          Number
Range of     Outstanding             Remaining             Average       Exercisable
Exercise        as of               Contractual           Exercise          as of
Prices       Dec. 31, 1999             Life                Price         Dec 31, 1999
--------     -------------          ----------           ---------       ------------
$   2.50         161,000            2.07 years            $    2.50         161,000
$  10.00         151,000            2.46 years            $   10.00         151,000
                 -------            ----------            ---------         -------
                 312,000            2.26 years            $    6.13         312,000
                 =======            ==========            =========         =======


The Company accounts for equity-based instruments issued or granted to employees using the intrinsic method as prescribed under APB No. 25 Accounting for Stock Issued to Employees.

During 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), which defines a fair value based method of accounting for stock options or similar equity instruments. The Company has elected to adopt the disclosure-only provisions of SFAS 123 in accounting for employee stock options. Accordingly, the Company has elected to account for its stock-based compensation plan under APB Opinion No. 25 an accounting standard under which no related compensation was recognized in 1998, the year of the grant; however the Company has computed for pro forma disclosure purposes, the value of all options granted during the year ended December 31, 1999 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 and the weighted average assumptions as follows.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 15 - STOCK OPTIONS AND WARRANTS (Continued)

                                                         Fiscal year ended
                                                         December 31, 1999
                                                         -----------------
Weighted average fair value per option granted                $4.85
Risk-free interest rate                                       6.00%
Expected dividend yield                                       0.00%
Expected Lives                                                3.00
Expected volatility                                           0.00

For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

Net Income (Loss) as reported and restated                    $(5,715,248)
                                                              ===========
Net Income (Loss) - restated (pro forma)                      $(6,219,648)
                                                              ===========
Basic Earnings per share as reported and restated             $    (0.627)
                                                              ===========
Basic Earnings per share  - restated (pro forma)              $    (0.682)
                                                              ===========

There is no readily available trading market for the common stock of the Company. The options to purchase the common stock have been valued at the price at which the options were granted.

Stock Warrants Granted in Exchange for Services

During 1999, the Company granted warrants to purchase 227,180 shares of common stock at the price of $2.50 per share in exchange for financial and operational consulting services. These services were valued at $1,794,722 and the entire amount was recorded as a general and administrative expense in the accompanying statements of operations. These warrants will expire by March 2002.

NOTE 16 - NET LOSS PER SHARE

Net loss per share is computed based on the weighted average number of shares of common stock outstanding during the period. Basic net loss per share for years ended December 31, 1999 and 1998 is $0.627 and $0.036, respectively. Net loss per share does not include options and warrants as they would be anti-dilutive in 1999 and 1998 due to the net loss in those years.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 17 - SEGMENT REPORTING

The Company organizes its business units into three reportable segments: e-finance, business-to-business and e-tailer. The e-finance segment is a broker-dealer that offers and sells securities in private placements and public offerings. The business-to-business segment develops distinctive websites and provides business-to-business consulting services. The e-tailer segment is a manufacturer and distributor of pillows, blankets, and other bedding products. The Company also has a shell subsidiary, which does not meet the quantitative thresholds for reportable segments.

The Company's management reviews the operating companies income to evaluate segment performance and allocate resources. Operating companies income for the reportable segments excludes income taxes, minority interest and amortization of goodwill. Provision for income taxes is centrally managed at the corporate level and, accordingly, such items are not presented by segment since they are excluded from the measure of segment profitability reviewed by the Company's management. Goodwill and the related amortization are principally attributable to the business-to-business segment. The segments' accounting policies are the same as those described in the summary of significant accounting policies.

A. Reportable Segment Data were as follows:

                                                             December 31,
                                                   --------------------------------
                                                      1999                  1998
                                                   ----------            ----------
Sales to External Customers
   E-finance                                       $  111,684            $        0
   Business-to-Business                               316,570               333,833
   E-tailer                                         1,028,640               873,713
                                                   ----------            ----------
      Total Sales to External Customers            $1,456,894            $1,212,046
                                                   ==========            ==========

Intersegment Revenues
   E-finance                                       $        0            $        0
   Business-to-Business                                     0                     0
   E-tailer                                                 0                     0
                                                   ----------            ----------
      Total Intersegment Revenues                  $        0            $        0
                                                   ==========            ==========

Interest Revenue
   E-finance                                       $        0            $      256
   Business-to-Business                               356,435                 1,443
   E-tailer                                             4,215                 2,716
                                                   ----------            ----------
      Total Interest Revenue                       $  360,650            $    4,415
                                                   ==========            ==========


                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 17 - SEGMENT REPORTING (Continued)

                                                                    December 31,
                                                        -------------------------------------
                                                             1999                     1998
                                                        ------------             ------------
Interest Expense
   E-finance                                            $          0             $          0
   Business-to-Business                                       12,014                        0
   E-tailer                                                        0                        0
                                                        ------------             ------------
      Total Interest Expense                            $     12,014             $          0
                                                        ============             ============
Depreciation and Amortization
   E-finance                                            $        779             $        779
   Business-to-Business                                      141,098                   11,744
   E-tailer                                                        0                    4,386
                                                        ------------             ------------
      Total Depreciation and Amortization               $    141,877             $     16,909
                                                        ============             ============
Segments' Profit and Losses:
   E-finance                                            $ (1,821,358)            $     (5,925)
   Business-to-Business                                   (4,004,265)                 (95,511)
   E-tailer                                                  113,047                 (150,873)
                                                        ------------             ------------
      Total Segments' profit and losses                 $ (5,712,576)            $   (252,309)
                                                        ============             ============
Segments' Assets
   E-finance                                            $    219,727             $     17,962
   Business-to-Business                                   17,745,883                1,067,617
   E-tailer                                                  225,582                  123,910
                                                        ------------             ------------
      Total Segments' assets                            $ 18,191,192             $  1,209,489
                                                        ============             ============
Expeditures for Segment Assets
   E-finance                                            $          0             $          0
   Business-to-Business                                    1,109,281                   13,970
   E-tailer                                                        0                    3,008
                                                        ------------             ------------
      Total Expeditures for Segments' assets            $  1,109,281             $     16,978
                                                        ============             ============


B. Reconciliation of Segment Information:

     REVENUES

         Total revenues for reportable segments            $1,456,894            $1,212,046
         Other Revenue                                              0                     0
         Elimination of intersegment revenues                       0                     0
                                                           ----------            ----------
            Consolidated Total                             $1,456,894            $1,212,046
                                                           ==========            ==========

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 17 - SEGMENT REPORTING (Continued)

                                                                   December 31,
                                                      -------------------------------------
                                                          1999                     1998
                                                      ------------             ------------
PROFIT AND LOSSES
   Total reportable segments' profit and
     losses                                           $ (5,712,576)            $   (252,309)
   Other Profit (Loss) from non-reportable
     Segment                                                (2,000)                  (1,400)
   Unallocated amounts:
    Amortization of Goodwill                                (1,072)                       0
    Minority Interest                                          400                      280
                                                      ------------             ------------
      Consolidated Income before income
         Taxes                                        $ (5,715,248)            $   (253,429)
                                                      ============             ============
ASSETS
   Total assets for reportable segments               $ 18,191,192             $  1,209,489
   Other Assets                                                  0                        0
   Elimination of Intercompany assets                     (141,446)                 (55,000)
   Goodwill not allocated to segments                       31,088                   21,690
   Other unallocated amounts                                     0                    1,856
                                                      ------------             ------------
      Consolidated Assets                             $ 18,080,834             $  1,178,035
                                                      ============             ============


NOTE 18 - LEASE COMMITMENTS

The Company leases its office facilities for $6,030 per month. Rental increases occur every three months for the first year. Thereafter the monthly rental is $11,555. Taxes, insurance and maintenance shall be billed when due.

As of December 31, 1999, the minimum commitments under these leases are as follows:

                   December 31,                 Amount
                   ------------                --------
                   2000                        $117,545
                   2001                         143,410
                   2002                         142,560
                   2003                         142,560
                   2004                          92,440
                                               --------
                   Total                       $638,515
                                               ========

Rent expense for years ended December 31, 1999 and 1998 was $36,778 and $38,635, respectively.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19 - PRIVATE PLACEMENTS SUBJECT TO RESCISSION

The staff of the enforcement division of the Securities and Exchange Commission has notified CGI Capital, Inc. (CGI) that it will be recommending that the Commission institute administrative proceedings against CGI charging violations of Section 5 of the Securities Act of 1933 and Section 15(b)(4) of the Securities Exchange Act of 1934 in connection with two private placement securities offerings from August 1999 through December 1999. In the event that the SEC brings an action, investors who purchased securities in the two offerings could bring actions against the Company and/or CGI for rescission of their purchases. Maximum exposure to the Company could be $1,041,210. In addition, other securities regulators, including the NASD and state securities regulators, could bring actions against CGI Capital making similar allegations and seeking additional sanctions against the firm. There could be collateral lawsuits concerning the consequences of any such rescission. The likelihood of such suits or the potential exposure to the company is unknown at this time.

NOTE 20 - RELATED PARTY TRANSACTIONS

The Company acquired businesses from related parties(See Note 3). The Chairman was a co-founder of On-Line Bedding Corporation, which was acquired by the Company from the parents of the Chairman. This transaction was accounted for as a combination of related parties treated in a manner similar to that of a pooling of interests. The excess cost over the net assets acquired is treated as a dividend to the related party.

The Company acquired PPI Capital Corp. (a shell corporation) from the Chairman of the Board of Directors. This transaction was accounted for as a dividend.

During 1999, the Company loaned the Chairman of the Board the sum of $935,000. The loan is evidenced by a secured promissory note and a first mortgage on a residence. The loan was paid in full in December 1999. Interest received on the loan was $18,700.

The Company drew down $300,000 from the line of credit to purchase a certificate of deposit. The certificate of deposit was pledged to secure a personal line of credit of the Chairman of the Board of Directors. The certificate of deposit pays interest yearly at 8.25% and matures on December 16, 2002. The certificate of deposit is collateralized by 50,000 shares of the common stock of Circle Group Internet, Inc. owned by the

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 20 - RELATED PARTY TRANSACTIONS (Continued)

Chairman of the Board of Directors. The certificate of deposit was closed and the line of credit replenished in the amount of $300,000 on March 7, 2000.

As of December 31, 1999, On-Line Bedding had a note payable to the President of On-Line Bedding in the amount of $57,429. No interest is being charged on the loan, and it is due on demand.

As of December 31, 1999, the Company issued 84,000 shares of its common stock to employees as a signing bonus of $555,000. The compensation was expensed.

All officers' salaries have been expensed as officers' salaries or compensation. Officers' compensation expense was $322,667 and $136,000 for years ended December 31, 1999 and 1998, respectively. In 1999, the total amount was paid in full. In 1998, the Company paid and accrued $31,020; the balance of $104,980 was additional paid-in capital.

In November 1997, On-Line Bedding purchased a new vehicle to be used by Edward Halpern, the President of On-Line Bedding, from an unaffiliated third party for approximately $75,816. In November 1998, prior to our acquisition of On-Line Bedding, Mr. Halpern purchased the vehicle from On-Line Bedding for $41,800. At the time of the purchase, the depreciated value of this vehicle on On-Line Bedding's financial statements was $73,776. The purchase price paid by Mr. Halpern was equal to the then loan value of the vehicle. On-Line Bedding recognized a loss on the sale of this asset of approximately $31,976 during the fiscal year ended December 31, 1998.

NOTE 21 - YEAR 2000

The year 2000 issue affects the company's internal systems, including IT systems. The Company has assessed the readiness of its critical systems for handling the year 2000. Testing and remediation of all systems has been completed. Management believes that all critical systems are year 2000 compliant. The financial impact of making the replacements and modifications to the Company's systems was not material to the Company's financial position or results of operations. Management does not rely on outside vendors for any products or services that would adversely affect the Company's ability to function, should those outside vendor's products or services not be Year 2000 compliant.

NOTE 22 - SUBSEQUENT EVENT

On February 14, 2000, the Board of Directors and sole shareholder of CIG Securities, Inc. elected to change the name of the Company to CGI Capital, Inc.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 22 - SUBSEQUENT EVENT (Continued)

A note receivable in the amount of $2,000,000 and accrued interest of $114,667 was converted into equity of a client at $4 per share on April 30, 2000. (See
Note 7)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

The articles of incorporation of Circle Group Internet, Inc. provide indemnification of directors and officers and other corporate agents to the fullest extent permitted under the laws of Illinois. The articles of incorporation also limit the personal liability of the Circle Group Internet, Inc.'s directors to the fullest extent permitted by the Illinois Business Corporation Act contains provisions entitling our directors and officers to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of Circle Group Internet, provided said officers or directors acted in good faith.

Because indemnification or liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons by these, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and resale of the securities offered by this prospectus. We are responsible for the payment of all expenses set forth below.

         Registration fee                                           $  4,854
         Application fee for the American Stock Exchange              15,000
         Blue Sky filing fees and expenses                                 0
         Printing and engraving expenses                              26,000
         Legal fees and expenses                                     290,000
         Accounting fees and expenses                                145,000
         Miscellaneous                                                 1,146
                                                                    --------
               Total                                                $482,000
                                                                    ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On October 9, 1996 CGI Capital issued 1,000 shares of its common stock to Internet Broadcasting Company, Inc., formerly known as Capital Internet Group, Inc., for par value, as founders shares. The issuance of these shares was exempt from registration in reliance on Section 4(2) of the Securities Act. Internet Broadcasting Company, Inc. was a financially sophisticated investor with knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the prospective investment, and it had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate CGI Capital.

In 1997, Mr. Gregory Halpern received 6,494,000 shares and Mr. Dana Dabney received 500,000 shares of our common stock for the nominal consideration of par value $.0001 per share as founders of Circle Group Internet. These issuances of the shares of common stock were exempt from registration under Section 4(2) of the Securities Act. Messrs. Halpern and Dabney were accredited investors.

During fiscal 1997, we established a note payable in the principal amount of $16,403 to Mr. Gregory J. Halpern, our founder and CEO, to purchase furniture and fixtures, including computer equipment for our offices. The note provided for interest at 18% per annum and was unsecured. We repaid the note in full before December 31, 1998. Mr. Halpern was an accredited investors.

Between June 1998 and January 1999, we sold an aggregate of 1,000,000 shares of our common stock in an offering exempt from registration under the Securities Act which was conducted according to Regulation A. The offering, which was a self- underwritten direct public offering conducted by us via the Internet, resulted in gross proceeds to us of $2,500,000 from approximately 402 investors. We paid no underwriting fees, discounts or commissions in connection therewith. The proceeds from this offering were used to fund the expansion of our operations, to pay costs associated with our acquisitions of On-Line Bedding and PPI Capital, and to provide working capital for the expansion of our infrastructure.

Between January 1999 and October 1999, we issued options to purchase an aggregate of 319,000 shares of our common stock, at exercise prices ranging from $2.50 per share to $10.00 per share, under our 1999 Stock Option Plan to 16 of our executive officers, directors and employees. Subsequent to their issuance, options for an aggregate of 7,000 shares were canceled when the employment of one of the optionees was terminated. In each instance, the exercise price of the options was equal to the fair market value of our common stock on the date of grant. None of the options have been exercised. The issuance of these securities was exempt from the registration requirements of the Securities Act in reliance on the exemption set forth in

Section 4(2) of the Securities Act. All of the optionees, who are our employees, are accredited investors.

In January 1999, we issued 400,000 shares of our common stock to Mr. Edward L. Halpern and his wife, Diane Halpern, in a private transaction exchange for all the issued and outstanding capital stock of On-Line Bedding. Mr. Halpern is an affiliate of ours and Mr. and Mrs. Halpern are accredited investors. The transaction was exempt from registration under the Securities Act in reliance on the exemption provided by Section 4(2) of the Securities Act. We paid no underwriting fees, discounts or commissions in connection therewith.

In March 1999, we issued warrants to purchase an aggregate of 227,110 shares of our common stock, exercisable at $2.50 per share, which are exercisable until March 2002, to consultants who rendered various consulting services to us on a variety of business issues, including general business matters, investments, real estate, business development, acquisitions, marketing and market research, international business, vehicle brokerage, transportation, and banking and financial matters. These consultants are financially sophisticated with knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment, and they had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate Circle Group Internet. There are 11 holders of these warrants which were issued without registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act. We paid no underwriting fees, discounts or commissions in connection therewith.

Between March 1 and March 15, 1999, we sold 151,480 shares of common stock to 47 accredited investors resulting in gross proceeds to us of $376,200. We paid no underwriting fees, discounts or commissions in connection therewith. The proceeds from this offering were used to launch CGI Capital. These shares were sold in a private placement exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506, Regulation D, of the Securities Act. Each of these investors (a) had access to business and financial information concerning Circle Group, (b) represented that they were acquiring the shares for investment purposes only and not with a view towards distribution or resale exempt in compliance with applicable securities laws, and (c) had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in Circle Group. No general solicitation or advertising was used in connection with these issuances and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

Between April 1, 1999 and October 7, 1999 , we have issued an aggregate of 3,500 shares of common stock to EBS Public Relations, Inc. for public relations services rendered to us under an agreement dated March 4, 1999. At the request of EBS' principals, Erica and Brian Swerdlow, these shares have been issued to them individually. EBS is a financially sophisticated investor with knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the prospective investment, and it had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate Circle Group Internet. Accordingly, the issuance of the shares of common stock were exempt from registration under Section 4(2) of the Securities Act.

On April 1, 1999; May 1, 1999; June 1, 1999 and July 1, 1999, we issued 200 shares of common stock to Ms. Mary Lytle for tutoring services rendered in connection with the testing of our management for their broker-dealer licenses. Ms. Lytle is a financially sophisticated investor with knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the prospective investment, and she had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate Circle Group Internet. Accordingly, the issuance of the shares of common stock were exempt from registration under Section 4(2) of the Securities Act.

Between April 1, 1999 and July 22, 1999, we sold 1,213,800 shares of our common stock to 63 accredited investors. We received $12,138,000 in gross proceeds in the private placement and paid no underwriting fees, discounts or commissions in connection therewith. We used a portion of the proceeds from this offering for the development and marketing of our Internet viewing software. The balance of the funds will be used for general working capital. These shares were sold in a private placement exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506, Regulation D, of the Securities Act. Each of these investors (a) had access to business and financial information concerning Circle Group, (b) represented that they were acquiring the shares for investment purposes only and not with a view towards distribution or resale exempt in compliance with applicable securities laws, and (c) had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in Circle Group. No general solicitation or advertising was used in connection with these issuances and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

In April 1999, we issued Mr. and Mrs. Edward Halpern a demand promissory note in the principal amount of $80,018, bearing interest at 8% per annum, which represented shareholder distributions prior to our acquisition of On-Line Bedding. Mr. and Mrs. Halpern are accredited investors.

On August 1, 1999 Mr. Gregory J. Halpern, our president and CEO, borrowed $935,000 from us under a secured promissory note. This note bore interest at 8% per annum. As collateral for the note, Mr. Halpern granted us a first mortgage on his principal residence. This residence had a fair market value which exceeded the principal amount of the note and, with the exception of our mortgage, was unencumbered.

Mr. Halpern is an accredited investor. The note was satisfied in full on December 7, 1999, and we have released our mortgage on the property.

Between July 1999 and March 2000, we issued an aggregate of 54,000 shares of our common stock to 26 of our executive officers, directors and employees. These issuances of shares of common stock were exempt from registration under Section 4(2) of the Securities Act. All of the officers, directors and/or employees were either accredited investors, were financially sophisticated investors with knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment, had a pre-existing relationship with our management and/or had access to all relevant information reasonably necessary to evaluate us.

On March 7, 2000, we issued options to purchase an aggregate of 927,500 shares of our common stock, at an exercise price of $10.00 per share, under our 1999 Stock Option Plan to 33 of our executive officers, directors and employees. In each instance, the exercise price of the options was equal to the fair market value of our common stock on the date of grant. None of the options have been exercised. The issuance of the securities was exempt from the registration requirements of the Securities Act in reliance upon the exemption set forth in
Section 4(2) of the Securities Act.

On March 8, 2000, we sold 5,000 shares of our common stock to Gary Cooper, a former director of the Company. Mr. Cooper is a financially sophisticated investor with knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and he had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate Circle Group Internet, Inc. Accordingly, the issuance of the shares of common stock were exempt from registration under
Section 4(2) of the Securities Act. In June 2000, we repurchased the 5,000 shares of our common stock from Mr. Cooper for total cash consideration of $50,000.

ITEM 27. EXHIBITS.

         Exhibit No.    Description of Exhibits
         -----------    -----------------------

            3.1*        Articles of Incorporation of Circle Group Internet, Inc.

            3.2* Articles of Amendment dated December 8, 1997 to the Articles of Incorporation of Circle Group Internet, Inc.

            3.3* Articles of Amendment dated December 15, 1997 to the Articles of Incorporation of Circle Group Internet, Inc.

            3.4*        By-Laws of Circle Group Internet, Inc.

            3.5* Articles of Amendment dated March 1, 2000 to the Articles of Incorporation of Circle Group Internet, Inc.

            4.1*        Specimen Common Stock Certificate

            5*          Opinion of Atlas, Pearlman, Trop & Borkson, P.A.

            10.1* Employment Agreement dated January 2, 1999 between Circle Group Internet, Inc. and Gregory J. Halpern


            10.2* Employment Agreement dated January 2, 1999 between Circle Group Internet, Inc. and Dana L. Dabney

            10.3* Employment Agreement dated February 1, 1999 between Circle Group Internet, Inc. and Frank K. Menon

            10.4* Employment Agreement dated March 1, 1999 between Circle Group Internet, Inc. and Arthur C. Tanner

            10.5* Employment Agreement dated March 1, 1999 between Circle Group Internet, Inc. and Erik J. Brown

            10.6* Employment Agreement dated June 1, 1999 between Circle Group Internet, Inc. and Michael J. Theriault

            10.7*       1999 Stock Option Plan of Circle Group Internet, Inc.

            10.8* Stock Purchase Agreement dated January 2, 1999 between the shareholders of On-Line Bedding Corporation and Circle Group Internet, Inc.

            10.9* Stock Purchase Agreement dated March 8, 1999 between Circle Group Internet, Inc., Internet Broadcasting Company, Inc. and CGI Capital, Inc.

            10.10* Extension Agreement dated May 25, 1999 between Circle Group Internet, Inc., Internet Broadcasting Company and CGI Capital, Inc.

            10.11* Stock Purchase Agreement dated February 1, 1999 between Gregory Halpern and Circle Group Internet, Inc.

            10.12* Extension Agreement dated August 25, 1999 between Circle Group Internet, Inc., Internet Broadcasting Company and CGI Capital, Inc.

            10.13* Client Agreement dated March 4, 1999 between EBS Public Relations, Inc. and Circle Group Internet, Inc.

            10.14* Industrial lease agreement dated May 20, 1999 between CLO Enterprises and Circle Group Internet, Inc.

            10.15* Industrial lease agreement dated June 18, 1999 between CLO Enterprises and Circle Group Internet, Inc.

            10.16* Amendment No. 1 to the Stock Purchase Agreement between the shareholders of On-Line Bedding Corporation and Circle Group Internet, Inc.

            10.17* Secured Promissory Note dated August 1, 1999 from Gregory J. Halpern

            10.18* Mortgage dated August 6, 1999 between Gregory J. Halpern and Karen S. Halpern and Circle Group Internet, Inc.

            10.19*      Form of Placement Agency Agreement

            10.20*      Form of Business Consulting Agreement

            10.21*      Demand Promissory Note dated April 1, 1999

            10.22* 1999 Stock Option Plan, as amended, of Circle Group Internet, Inc.

            21*         Subsidiaries of the Registrant

            23.1**      Consent of Harold Y. Spector, Certified Public
                        Accountant

            23.2* Consent of Atlas, Pearlman, Trop & Borkson, P.A. is included in Exhibit 5

            27**        Financial Data Schedule

            99* Letter dated July 14, 1999 to the Securities and Exchange Commission requesting no-action regarding CGI Capital, Inc.

 * Previously filed
** Filed herewith.

ITEM 28. UNDERTAKINGS

(a) We undertake:

         (1) To file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any additional or changed material information with respect to the plan of distribution.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Circle Group Internet, Inc., we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Circle Group Internet, Inc. in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Mundelein, State of Illinois, on August 30, 2000.




                                      CIRCLE GROUP INTERNET, INC.



                                      By: /s/ Gregory J. Halpern
                                          --------------------------------------
                                          Gregory J. Halpern, Chief
                                          Executive Officer

In accordance with the requirements of the Securities Act, this Amendment No. 9 to the registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                                   Title                                                     Date
---------                                   -----                                                     ----


/s/Gregory J. Halpern                       Director and Chief Executive Officer                 August 30, 2000
---------------------------------
Gregory J. Halpern



/s/Frank K. Menon                           Director and President                               August 30, 2000
---------------------------------
Frank K. Menon



/s/Dana L. Dabney                           Director, Vice President of                          August 30, 2000
---------------------------------           Human Resources
Dana L. Dabney



/s/ Arthur C. Tanner                        Chief Financial Officer                              August 30, 2000
---------------------------------
Arthur C. Tanner



/s/ Michael J. Theriault                             Chief Operating Officer                     August 30, 2000
---------------------------------
Michael J. Theriault



/s/ Edward J. Halpern                       Director                                             August 30, 2000
---------------------------------
Edward L. Halpern



/s/ Steven H. Salgan                        Director                                             August 30, 2000
---------------------------------
Steven H. Salgan, M.D.



/s/ Stanford Jay Levin                      Director                                             August 30, 2000
---------------------------------
Stanford Jay Levin



The foregoing represents a majority of the Board of Directors

                                INDEX TO EXHIBITS

Exhibit No.                           Description of Exhibits
-----------                           -----------------------

3.1*     Articles of Incorporation of Circle Group Internet, Inc.

3.2* Articles of Amendment dated December 8, 1997 to the Articles of Incorporation of Circle Group Internet, Inc.

3.3* Articles of Amendment dated December 15, 1997 to the Articles of Incorporation of Circle Group Internet, Inc.

3.4*     By-Laws of Circle Group Internet, Inc.

3.5* Articles of Amendment dated March 1, 2000 to the Articles of Incorporation of Circle Group Internet, Inc.

4.1*     Specimen Common Stock Certificate

5*       Opinion of Atlas, Pearlman, Trop & Borkson, P.A.

10.1* Employment Agreement dated January 2, 1999 between Circle Group Internet, Inc. and Gregory J. Halpern

10.2* Employment Agreement dated January 2, 1999 between Circle Group Internet, Inc. and Dana L. Dabney

10.3* Employment Agreement dated February 1, 1999 between Circle Group Internet, Inc. and Frank K. Menon

10.4* Employment Agreement dated March 1, 1999 between Circle Group Internet, Inc. and Arthur C. Tanner

10.5* Employment Agreement dated March 1, 1999 between Circle Group Internet, Inc. and Erik J. Brown

10.6* Employment Agreement dated June 1, 1999 between Circle Group Internet, Inc. and Michael J. Theriault

10.7*    1999 Stock Option Plan of Circle Group Internet, Inc.

10.8* Stock Purchase Agreement dated January 2, 1999 between the shareholders of On-Line Bedding Corporation and Circle Group Internet, Inc.

10.9* Stock Purchase Agreement dated March 8, 1999 between Circle Group Internet, Inc., Internet Broadcasting Company, Inc. and CGI Capital, Inc.

10.10* Extension Agreement dated May 25, 1999 between Circle Group Internet, Inc., Internet Broadcasting Company and CGI Capital, Inc.

10.11* Stock Purchase Agreement dated February 1, 1999 between Gregory Halpern and Circle Group Internet, Inc.

10.12* Extension Agreement dated August 25, 1999 between Circle Group Internet, Inc., Internet Broadcasting Company and CGI Capital, Inc.

10.13* Client Agreement dated March 4, 1999 between EBS Public Relations, Inc. and Circle Group Internet, Inc.

10.14* Industrial lease agreement dated May 20, 1999 between CLO Enterprises and Circle Group Internet, Inc.

10.15* Industrial lease agreement dated June 18, 1999 between CLO Enterprises and Circle Group Internet, Inc.

10.16* Amendment No. 1 to the Stock Purchase Agreement between the shareholders of On-Line Bedding Corporation and Circle Group Internet, Inc.

10.17*   Secured Promissory Note dated August 1, 1999 from Gregory J. Halpern

10.18* Mortgage dated August 6, 1999 between Gregory J. Halpern and Karen S. Halpern and Circle Group Internet, Inc.

10.19*   Form Placement Agency Agreement

10.20*   Form of Business Consulting Agreement

10.21*   Demand Promissory Note dated April 1, 1999

10.22*   1999 Stock Option Plan, as amended, of Circle Group Internet, Inc.

21*      Subsidiaries of the Registrant

23.1**   Consent of Harold Y. Spector, Certified Public Accountant

23.2*    Consent of Atlas, Pearlman, Trop & Borkson, P.A. is included in Exhibit
         5

27**     Financial Data Schedule

99* Letter dated July 14, 1999 to the Securities and Exchange Commission requesting no-action regarding CGI Capital, Inc.

 * Previously filed
** Filed herewith.